As filed with the Securities and Exchange Commission on July 16, 2025

File No. 000-56755

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CNL Strategic Residential CREDIT, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	33-3001463 (I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue, Suite 1400 Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant’s telephone number including area code (407) 650-1000 with copies to

Jason D. Myers, Esq.

Tae Ho Cho, Esq.

Clifford Chance US LLP

Two Manhattan West

375 9th Avenue

New York, New York 10001

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $0.001 par value per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

CNL Strategic Residential Credit, Inc. is filing this Registration Statement on Form 10 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.

We have filed this Registration Statement with the SEC under the Exchange Act on a voluntary basis to provide current information to holders of our shares.

When used in this Registration Statement, the following terms shall have the meanings set forth below, except where the context suggests otherwise:

●	“we,” “us,” “our” and our “company” refer to CNL Strategic Residential Credit, Inc., a Maryland corporation, and its subsidiaries unless the context specifically requires otherwise;

●	“Advisor” refers to CNL Residential Credit Manager, LLC, a Delaware limited liability company;

●	“Advisors” refers to the Advisor and the Sub-Advisor, collectively;

●	“Balbec” refers to Balbec Capital, L.P., a Delaware limited partnership;

●	“CNL” refers to CNL Financial Group, LLC;

●	“founder shares” refer to the Class FA shares;

●	“Managing Dealer” refers to CNL Securities Corp., a Florida corporation;

●	“non-founder shares” refers to, collectively, Class T shares, Class D shares, Class I shares and Class A shares;

●	“Other Balbec Accounts” refers to investment funds, partnerships, joint ventures, real estate investment trusts (“REITs”), vehicles, accounts, products and/or other similar arrangements sponsored, advised and/or managed by Balbec or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Balbec or its affiliates side-by-side or additional general partner investments with respect thereto);

●	“Other CNL Accounts” refers to investment funds, REITs, vehicles, accounts, products and/or other similar arrangements sponsored, advised and/or managed by CNL or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with CNL or its affiliates side-by-side or additional general partner investments with respect thereto);

●	“shares” refers to shares of our common stock, currently classified as Class T common stock, $0.001 par value per share (the “Class T shares”), Class D common stock, $0.001 par value per share (the “Class D shares”), Class I common stock, $0.001 par value per share (the “Class I shares”), Class A common stock, $0.001 par value per share (the “Class A shares”), Class FA common stock, $0.001 par value per share (the “Class FA shares”) and Class E common stock, $0.001 par value per share (the “Class E shares”); and

●	“Sub-Advisor” refers to Balbec Capital Management, L.P., a Delaware limited partnership.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

This Registration Statement does not constitute an offer of securities of our company or any other CNL entity or Balbec entity. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and we, directors, executive officers, and principal stockholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement may include statements as to:

●	our future operating results;

●	our business prospects and the prospects of the assets in which we may invest;

●	the impact of the investments that we expect to make;

●	our ability to raise sufficient capital to execute our investment strategy;

●	our ability to source adequate investment opportunities to efficiently deploy capital;

●	our expected financing arrangements;

●	the effect of global and national economic and market conditions generally upon our operating results, including, but not limited to, changes with respect to inflation, interest rate changes and supply chain disruptions, and changes in government rules, tax policy, government agencies, regulations and fiscal and trade policies;

●	the adequacy of our cash resources, financing sources and working capital;

●	the timing and amount of cash flows, distributions and dividends, if any, from our investments;

●	our contractual arrangements and relationships with third parties;

●	actual and potential conflicts of interest with the Advisor, the Sub-Advisor or any of their respective affiliates;

●	the dependence of our future success on the general economy and its effect on the assets in which we may invest;

●	our use of financial leverage;

●	the ability of the Advisor and the Sub-Advisor to locate suitable investments for us and to manage and administer our investments;

●	the ability of the Advisor, the Sub-Advisor or their respective affiliates to attract and retain highly talented professionals;

●	our ability to structure investments in a tax-efficient manner and the effect of changes to tax legislation and our tax position; and

●	the tax status of the assets in which we may invest.

In addition, words such as “may,” “will,” “should,” “target,” “project,” “estimate,” “continue,” “anticipate,” “believe,” “expect” or “intend” or the negatives thereof or other variations thereon or comparable terminology indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Other factors that could cause actual results to differ materially include:

●	changes in the economy, particularly those affecting the real estate industry;

●	risks associated with possible disruption in our operations or the economy generally due to terrorism, war and military conflicts, natural disasters and climate-related risks, epidemics, pandemics, other public health crises or other events having a broad impact on the economy;

●	adverse conditions in the areas where our investments or the properties underlying such investments are located and local real estate conditions;

●	our portfolio may be concentrated in real estate credit assets and certain geographies, and, as a consequence, our aggregate return may be substantially affected by adverse economic or business conditions affecting that particular type of asset or geography;

●	limitations on our business and our ability to satisfy requirements to maintain our exclusion from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to maintain our qualification as a REIT for U.S. federal income tax purposes;

●	since there is no public trading market for our shares, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan provides stockholders with the opportunity to request that we repurchase their shares on a quarterly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of our shares that have been requested to be repurchased in any particular calendar quarter in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may make exceptions to, modify and suspend our share repurchase plan if, in its reasonable determination, it deems such action to be in our best interest. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid;

●	distributions are not guaranteed and may be funded from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds, the sale of our assets, cash resulting from expense support from the Advisor and the Sub-Advisor and repayments of our real estate debt investments, and we have no limits on the amounts we may fund from such sources;

●	the purchase and repurchase prices for our shares are generally based on our prior month’s net asset value (“NAV”) and are not based on any public trading market;

●	our ability to raise additional funds to enable us to make additional investments and diversify the risk profile of our portfolio;

●	our ability to capitalize on potential investment opportunities on attractive terms;

●	adverse changes in the real estate and real estate capital markets could negatively impact our performance by making it more difficult for borrowers of our mortgage loans to satisfy their debt payment obligations, which could result in losses on our loan investments and/or make it more difficult for us to generate consistent or attractive risk-adjusted returns;

●	our ability to accurately identify or adequately evaluate potential risks in volatile investing environments with limited market liquidity or price transparency;

●	increased competition from entities engaged in mortgage lending and/or investing in assets similar to ours may limit our ability to acquire desirable loans and investments or dispose of investments, and could also affect the yields of these investments and have a material adverse effect on our business, financial condition and results of operations;

●	future changes in laws or regulations and conditions in our operating areas;

●	the incurrence of contingent liabilities as a result of our investments, including our assumption of default risk or other third-party risks;

●	our ability to profitably execute securitization transactions;

●	our use of financing arrangements, seller financing, secured and unsecured leveraged and other one-off financing solutions, could subject us to financial covenants and other covenants that could restrict our operations;

●	our ability to forecast correlations between the value of our portfolio and the direction of exchange rates, interest rates and the price of securities in order to effectively or appropriately mitigate risks associated with our investments;

●	risks associated with our hedging program, including our use of options and forward trading;

●	defaults by borrowers in paying debt service on outstanding indebtedness;

●	certain risks associated with limitations on our remedies under bankruptcy laws;

●	system failures and cybersecurity breaches;

●	substantial compliance costs that may be required to meet the constantly evolving legal and regulatory landscape for data protection and privacy;

●	potential misconduct and unauthorized conduct from third-party providers;

●	our ability to maintain our qualification as a REIT requires us to annually distribute at least 90% of our taxable income, and therefore, we may not be able to fund future capital needs, including financing for acquisitions, from our operating cash flow, and may need to rely on third-party sources for capital;

●	compliance with state and local laws, statutes, regulations and ordinances relating to pollution, the protection of the environment and human health and safety;

●	risks associated with joint ventures;

●	risks associated with our relationship with the Advisor and the Sub-Advisor and their respective affiliates; and

●	changes to U.S. federal income tax laws.

Although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements.

SUMMARY RISK FACTORS

The following is only a summary of the principal risks that may adversely affect our business, financial conditions and results of operations and cash flows. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “Item 1A. Risk Factors.”

Some of the more significant risks relating to our business, our private offering and investment in shares of our common stock include:

●	We have no prior operating history or experience operating as a REIT and there is no assurance that we will achieve our investment objectives.

●	Since there is no public trading market for our shares, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan will provide stockholders with the opportunity to request that we repurchase their shares on a quarterly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular quarter in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interests and the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

●	While we intend to comply with the REIT distribution requirement, we cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including, without limitation, from borrowings, the sale of or repayment under our assets or expense support from the Advisor and the Sub-Advisor, and we have no limits on the amounts we may pay from such sources.

●	Beginning in the first full calendar month following the initial closing of Class FA shares, the purchase and repurchase price for Class FA shares, Class A shares, Class T shares, Class D shares, Class I shares and Class E shares will generally be based on our prior month’s NAV and will not be based on any public trading market. While there will be independent valuations of our residential mortgage loans and other assets by our independent valuation advisor, the overall valuation of our investments is inherently subjective, and our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

●	We have no employees and are dependent on the Advisor and the Sub-Advisor (subject to the oversight of our board of directors and the Advisor) to conduct our operations.

●	The Advisors will face conflicts of interest as a result of, among other things, the allocation of investment opportunities, the allocation of time of their investment professionals and the substantial fees that we will pay to the Advisors and their affiliates.

●	Our shares will not be listed on an exchange or quoted through a national quotation system for the foreseeable future, if ever. Therefore, if you purchase our shares, you will have limited liquidity and may not receive a full return of your invested capital if you sell your shares.

●	Our private offering is a “blind pool” offering and thus investors will not have the opportunity to evaluate our investments before we make them.

●	Our private offering is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

●	There are limits on the ownership and transferability of our shares. See “Item 11. Description of Registrant’s Securities to be Registered—Restrictions on Ownership and Transfer.”

●	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

ITEM 1. BUSINESS.

Our Company

We are a newly formed real estate finance company. Our investment strategy is to acquire, finance and manage a diversified portfolio of primarily U.S. performing and re-performing whole mortgage loans, mortgage servicing rights (“MSRs”) and residential mortgage-backed securities (“RMBS”). Our overall objective is to generate attractive risk-adjusted returns with high current income for our stockholders, through cash distributions and capital appreciation, across interest rate and credit cycles.

We were formed as a Maryland corporation on January 21, 2025. We intend to conduct a continuous private offering of our shares in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to investors who are accredited investors (as defined in Regulation D under the Securities Act) (our “private offering”).

We intend to elect and qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) for U.S. federal income tax purposes and generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute our net taxable income to our stockholders and maintain our qualification as a REIT. We also operate our business in a manner intended to allow us to remain excluded from registration as an investment company under the Investment Company Act. Our principal office is located at 450 South Orange Avenue, Suite 1400, Orlando, Florida, 32801.

The Advisor and the Sub-Advisor

We are externally managed by the Advisor under an advisory agreement (as amended or restated from time to time, the “Advisory Agreement”), pursuant to which the Advisor is responsible for the overall management of our activities. The Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisor is controlled by CNL, a private investment management firm specializing in alternative investment products. Anchored by over 50 years of investing in relationships, CNL or its affiliates have formed or acquired companies with more than $36 billion in assets. Performance-driven, CNL strives to achieve investment returns by identifying emerging trends, accessing capital through its national distribution channels, and investing shareholder capital in a variety of real estate, credit and private capital investment products. Over its history, CNL has invested through various market cycles in a broad range of industries, asset classes and geographies. Its sponsorship and management of a wide range of investment programs have fostered experience investing in and lending to companies operating in the retail, restaurant, health care, hotel, leisure, recreation, financial services and insurance industries. CNL’s disciplined investment approach concentrates on underserved, undercapitalized markets. By championing a long-term perspective that concentrates on building partnerships that extend beyond one transaction or one idea, CNL has developed a broad network of business relationships, which we will have access to and from which we will benefit. CNL partners with prominent investment organizations to provide shareholders access to a distinctive platform of products.

The Advisor has engaged the Sub-Advisor under a sub-advisory agreement (as amended or restated from time to time, the “Sub-Advisory Agreement”), pursuant to which the Sub-Advisor is responsible for the day-to-day management of our assets. The Sub-Advisor is registered as an investment adviser under the Advisers Act. The Sub-Advisor is an affiliate of Balbec, a global private investment firm with deep experience in sourcing, acquiring and managing credit investments. Since its founding in 2010, Balbec has deployed over $23 billion globally through its funds and investment vehicles, seeking to deliver consistent, risk-adjusted returns to investors and long-term partners across asset-based credit strategies. Balbec is a direct investor in residential and commercial mortgage loans at all stages of performance, MSRs, and select consumer and alternative credit assets. Leveraging its proprietary technology and transaction management platform, Balbec efficiently executes highly granular transactions, enabling the firm to serve a broader range of counterparties and generate returns for investors by applying institutional execution standards to inefficient, underserved or fragmented markets. The Sub-Advisor is managed by Charles Rusbasan, Philip Daniels, Jeff Padden, Peter J. Troisi and Christina Houghton (collectively, the “Balbec Management Team”).

We believe we will benefit from the Advisor’s and the Sub-Advisor’s combined business and industry-specific knowledge and the Sub-Advisor’s transaction expertise and acquisition capabilities. The Sub-Advisor is responsible for implementing our investment strategy, including the day-to-day monitoring and management of our assets, identifying potential opportunities for investments and exercising investment discretion with respect to the origination, acquisition and disposition of our investments or arranging for any issuance of mortgage-backed securities from pools of mortgage loans or mortgage-backed securities owned by us or any of our subsidiaries consistent with our business objectives and policies and in connection with any borrowings proposed to be undertaken by us. The Sub-Advisor is also responsible for analyzing and conducting due diligence on prospective assets and selecting investments for acquisition and disposition consistent with our investment guidelines. To facilitate communication and coordination, the Advisor and the Sub-Advisor intend to hold regular meetings to plan and discuss our business strategy, current market developments and strategic goals. Our board of directors, including a majority of our independent directors, oversees and monitors the performance of our business. See “—The Advisory Agreement” and “—The Sub-Advisor and Sub-Advisory Agreement” and “—The Administrative Services Agreement” for additional information relating to the Advisory Agreement, the Sub-Advisory Agreement and the Administrative Services Agreement, respectively.

Investment Objectives

Our investment objectives are to construct a diversified residential credit portfolio that will enable us to:

●	provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield;

●	preserve and protect invested capital by focusing on residential credit assets that are primarily amortizing and thus provide current cash-flow; and

●	mitigate downside risk through conservative loan-to-value (“LTV”) ratios and effectively manage any interest rate and credit sensitivities.

We cannot assure you that we will achieve our investment objectives. See “Item 1A. Risk Factors.”

Investment Strategy

Our specific investment strategy focuses on residential credit assets, which include residential whole mortgage loans, MSRs and RMBS. We intend to acquire, finance and manage a diversified portfolio consisting primarily of residential credit assets, including single-family whole mortgage loans that are considered non-qualifying mortgages (“Non-QM”), “scratch and dent,” re-performing mortgage loans, debt service coverage ratio (“DSCR”) mortgage loans, and other residential whole mortgage loans, as well as MSRs, RMBS, and other ancillary residential credit products. Our residential credit assets are expected to be located across the United States. Our investments may be in the form of whole mortgage loan purchases, joint ventures or co-investments, including co-investments with affiliates of Balbec or third parties, purchases of securities, trust certificates, financing and/or participation agreements, forward contracts, securitization vehicles, or loan originations and/or refinancings.

Subject to maintaining our qualification as a REIT under the Internal Revenue Code and maintaining our exclusion from regulation as an investment company under the Investment Company Act, we also expect to utilize various derivative instruments and other hedging instruments to mitigate interest rate risk. For example, we may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, index swap contracts, interest rate cap or floor contracts, futures or forward contracts.

We believe that our structure as a perpetual-life REIT will allow us to originate, acquire, finance and manage our portfolio of assets in an active and flexible manner. We believe the structure is advantageous to our stockholders, as we are not limited by a pre-determined operational period and the need to liquidate assets, potentially in an unfavorable market, to satisfy a liquidity event at the end of that period.

We believe that pursuing residential credit assets that have collateral backing each asset comprised of income generating single asset or pools of diversified credit assets, often residential mortgages, provides us a potential advantage over other alternative credit vehicles with more speculative or overleveraged collateral. Furthermore, we believe our ability to regularly acquire assets at a discount to their intrinsic value due to an extracted illiquidity premium by aggregating small positions provides us a potential competitive advantage over other alternative credit vehicles who invest without an identified discount. We also believe that residential mortgages, as self-liquidating and amortizing assets, provide an attractive path for an eventual exit of an asset. Finally, we believe the intensive diligence processes required for our investment strategy (such as the processes performed by the Sub-Advisor to underwrite assets as discussed below) creates a barrier to entry for competitors who do not have sufficient experience or expertise.

Target Assets

We intend to invest in, purchase, lend against, or otherwise gain economic exposure to the types of assets described below that are presently cash flowing or expected to achieve cash flow levels that the Sub-Advisor believes will meet our investment return targets and time horizons. These assets will likely be purchased or contracted with banks, non-bank mortgage originators and other financial institutions, investment funds and government-sponsored entities (“GSEs”).

Our target assets will include, but not limited to, the following types of residential credit assets:

●	Residential whole mortgage loans that are considered:

○	Non-QM. A Non-QM loan is a mortgage loan that does not meet the standards set by the U.S. Consumer Financial Protection Bureau (the “CFPB”) for “qualified mortgages” (“QM”) that comply with the Ability-to-Repay rules under the Truth-in-Lending Act (the “ATR rules”) and related guidelines of the CFPB. These Non-QM loans are designed to offer flexibility for borrowers who may not meet traditional mortgage criteria, such as those with self-employment income, variable incomes, or past credit challenges. We expect our focus on Non-QM loans to be on first lien residential mortgage loans with average FICO scores above 700 and average LTV less than 80%.

○	“Scratch and dent.” A “scratch and dent” loan is a mortgage loan that was originally underwritten with the intent of being delivered to a GSE, such as the Federal Home Loan Mortgage Corporation (“Freddie Mac”) or the Federal National Mortgage Association (“Fannie Mae”) but is deemed non-conforming or otherwise undeliverable to the GSE due to an underwriting exception or other factor. We expect our focus on “scratch and dent” loans to be on first lien residential mortgage loans with average FICO scores above 700 and average LTV less than 80%.

○	Re-performing mortgage loans. A re-performing mortgage loan is a mortgage loan that experienced a delinquency in the past but has resumed payments either organically or through a loan modification.

○	DSCR mortgage loans. A DSCR mortgage loan is a form of Non-QM loan that is typically utilized by investment property investors whereby the underwriting is primarily based on the property’s rental income and resulting debt service coverage ratio to afford their mortgage payments.

○	We may invest opportunistically in select other residential whole mortgage loans.

●	MSRs. MSRs represent rights to service mortgage loans, which involves activities such as collecting mortgage payments, escrowing, and paying taxes and insurance premiums and forwarding principal and interest payments to the mortgage lender. In return for providing these services, the holder of an MSR is entitled to receive a servicing fee, typically specified as a percentage (expressed in basis points) of the serviced loan’s unpaid principal balance. An MSR is comprised of two components: a base fee and an “excess MSR.” The base fee is the amount of compensation for the performance of servicing duties (including advance obligations), and the excess MSR is the amount that exceeds the base fee. We anticipate investing in both base fee and excess MSR components. Such investments can also serve as a hedge against rising interest rates.

●	RMBS. RMBS means mortgage-backed securities that are secured by interests in a pool of mortgage loans secured by residential properties. RMBS may be senior, subordinate, interest-only, principal-only, investment-grade, non-investment grade, or unrated. We expect our focus in RMBS to be on “non-Agency RMBS,” or RMBS issued by private issuers rather than a GSE.

The allocation among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to changing market conditions, including with respect to interest rates and general economic and credit market conditions. We may, but do not presently intend to, make investments other than as described in this Registration Statement, but all within the real estate credit asset class. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Internal Revenue Code and maintaining our exclusion from registration under the Investment Company Act.

Market Opportunity

There are various key drivers that the Sub-Advisor believes create a compelling opportunity for its residential credit business and our investment strategy over the next several years, including:

●	The Sub-Advisor has a substantial recurring pipeline of investment opportunities which it believes to be highly actionable for us;

●	We believe that elevated interest rates provide an attractive entry point to source portfolios of below-par mortgage loans that will provide upside optionality should interest rates decrease;

●	The Sub-Advisor is a highly seasoned and regular investor in the U.S. residential credit market and it believes it is one of the largest and most frequent issuers of RMBS affording significant investment opportunities and stature in the U.S. residential credit market;

●	The U.S. residential mortgage market is substantial, with over $12.5 trillion in outstanding debt as of December 31, 2024 according to the Federal Reserve Bank of New York, which we believe provides substantial investment opportunities for us;

●	While developed, the U.S. residential mortgage market is highly fragmented and dominated by non-bank lenders, which comprise a substantial portion of the Sub-Advisor’s trading counterparties; and

●	There are substantial barriers to entry to investing in our target assets. We believe the Sub-Advisor’s internal capabilities will generate competitive advantages in the sourcing, due diligence, financing, and asset management of our target assets.

Potential Competitive Strengths

We believe that one of our primary potential competitive strength is our engagement of the Sub-Advisor and its affiliation with Balbec. As described below, we believe we will benefit from the Sub-Advisor’s industry-specific knowledge and transaction expertise and acquisition capabilities:

●	Balbec’s Seasoned Investment Team. The Balbec Management Team is a group of seasoned investment professionals, who have worked together for many years, with most of them working together for over 16 years.

●	Captive Infrastructure. Our target assets are considered to have high-barrier to entry and are due diligence intensive and asset management intensive. The Sub-Advisor has a captive master servicing team to aid in effecting our investment strategy, along with a Freddie-Mac approved MSR investment platform that is licensed to do business in all fifty states. The Sub-Advisor’s MSR investment platform also has a pending application with Fannie Mae; however, there can be no assurance such application will be granted. We believe this captive infrastructure provides significant captive competitive advantages for us.

●	Flexible Investment Mandate. We intend to pursue an opportunistic investment strategy which allows the Sub-Advisor to allocate capital in a manner that seeks to generate attractive risk-adjusted returns. Further, we expect to benefit from the Sub-Advisor’s focus on smaller investment opportunities that are typically too small for many institutional investors.

●	Significant Experience with our Target Assets. By virtue of its members’ long-term position, reputation and relationships in the U.S. residential credit market (including with asset sellers and servicers), the Balbec Management Team’s sourcing, acquisition, operating experience, and proprietary analytics represent important core competencies that are very difficult to replicate and can set the Balbec Management Team apart from other purchasers of our target assets.

●	Strong Relationship with Servicers and Counterparties. The Sub-Advisor is expected to benefit from the Balbec Management Team’s long-standing relationships and broad experience, in overseeing the sourcing, acquisition and servicing of our target assets while working with a wide variety of third-party servicers and partners, including work that can be leveraged to implement procedures and customized approaches that will optimize the efficiency of the servicing process for our benefit. We believe these activities can produce significant economies of scale and administrative efficiencies.

●	Complex and Creative Situations. The Sub-Advisor believes that, because of its experience in the U.S. residential credit market, the Balbec Management Team has or can obtain the market data and knowledge needed to develop creative solutions for sellers and to incorporate various safeguards into purchase contracts.

●	Proprietary Technology and Analytics. The Sub-Advisor has developed proprietary applications, databases, and valuation models which have been refined through years of experience investing in our target assets. As such, the Sub-Advisor intends to use a variety of internally developed due diligence applications and valuation and underwriting models depending on the asset type. These applications and valuation models use a combination of information provided by the seller of the asset, data licensed from third-party data providers and the Sub-Advisor’s own empirical data sets, and these models are updated frequently.

Balbec’s Investment Approach and Investment Process

Investment Sourcing

Balbec has invested in the residential mortgage market since 2013, has traded with over 500 counterparties and maintains strong relationships with non-bank mortgage originators and servicers, the GSEs, money center banks, regional and smaller banks, other investment managers, and portfolio sale advisors. The breadth of Balbec’s strategies (e.g., various types of residential whole mortgage loans, MSRs and RMBS) and ability to do both small and large transactions make Balbec a valued counterparty across seller-types. Balbec values its reputation as a dependable liquidity provider in the non-agency mortgage market and is proud to have completed multiple trades with 93% of its trading relationships as of March 31, 2025. We believe the Sub-Advisor will benefit from Balbec’s overall experience and capabilities in sourcing, underwriting, and monitoring investments on our behalf.

Investment Underwriting

When evaluating a potential investment, Balbec models future cash flows using a proprietary loan-level model driven by expectations of borrower prepayments, delinquencies, defaults, and recoveries on defaults. Those expectations stem from loan-level attributes and Balbec’s empirical data and analytics as well as third-party market data. On whole mortgage loan pools, Balbec also runs internally developed software that gathers third-party alternative data to identify further asset-level risks beyond seller-provided underwriting data, including property-specific data, to assess property condition. This microdata is used to avoid perceived portfolio risks and to adjust assumptions around default and default recovery.

As both the macroeconomy and borrower performance is not deterministic, Balbec runs multiple scenarios through its unlevered model by stress-testing several key variables, primarily borrower defaults, housing prices, interest rates, and credit spreads. Balbec seeks to minimize portfolio interest rate risk through investing in MSRs or taking negative duration positions in interest rate derivatives such as interest rate swaps or U.S. Treasury futures. In situations where it expects to partially monetize its investment through a future sale, Balbec undertakes a discounted cash flow analysis where forward cash flows are discounted by forward U.S. Treasury or swap rates plus a credit spread.

These sets of loan-level unlevered cash flows are then run through any applicable financing structures, including securitizations or repurchase agreements, to calculate levered cash flows and returns. As the sale of securitization bonds is subject to market pricing, Balbec will review historical RMBS pricing on its securitization shelf as well as others to make a best judgement on what the expected cost of debt will be and then add a credit spread cushion as protection against any market volatility between purchase of loans and their eventual securitization.

Balbec will then review the set of projected returns against the estimated probability of their occurrence and evaluate the investment’s projected impact on the existing portfolio and whether its risk, return, and liquidity profiles are appropriate for us. Return streams that are more robust under a range of economic and borrower outcomes will be favored over less resilient alternatives.

Pre-Close Due Diligence

After initially underwriting a whole mortgage loan investment or MSR, the Sub-Advisor will seek to perform extensive due diligence prior to closing.

Whole Mortgage Loans. The Sub-Advisor intends to perform loan-level due diligence on all mortgages acquired on our behalf. Loan-level due diligence could include one or more of the following actions:

●	Tax and title searches are run to confirm the mortgage lien position and the absence of any delinquent taxes or municipal items;

●	Compliance with local and federal lending laws, loan file pay history, and servicing comments are reviewed by third-party diligence firms that are typically approved by the relevant rating agencies for our target assets;

●	Unless the loan was originated with a recent appraisal, broker price opinions and supplemental property inspections will be obtained to confirm the value and condition of the underlying collateral;

●	Loan collateral files are checked by a document custodian to ensure the mortgage is enforceable; and

●	Balbec’s asset management team will review all third-party findings and will order additional diligence vendor services as necessary.

MSRs. The Sub-Advisor intends to perform MSR due diligence across the entire portfolio prior to acquisition. MSR due diligence could include one or more of the following actions:

●	Key servicing metrics such as delinquency rates, roll rates, loss mitigation activity, and call center performance are reviewed to assess historical servicing quality and borrower engagement;

●	Third-party MSR valuation firms are engaged to provide independent cash flow modeling and stratified performance analysis, with inputs benchmarked against prevailing market assumptions;

●	Servicing agreements and sub-servicer oversight protocols are examined for compliance with GSE guidelines and investor requirements;

●	Data tapes are reconciled with servicing system extracts to validate loan-level accuracy, while escrow administration, remittance history, and default resolution timelines are reviewed to identify operational risk; and

●	Balbec’s asset management team will assess all diligence findings and coordinate additional reviews, including onsite servicing audits if material concerns arise.

Post-Close Asset Management & Monitoring

Balbec also has a captive asset management team of over 20 professionals that monitors investment performance, and, in the case of whole mortgage loan investments and MSRs, will perform servicing oversight and employ loss mitigation strategies to achieve better outcomes on non-performing loans. Balbec’s asset management team reviews daily data from the portfolio’s subservicers through proprietary asset management software, which is used to triage loans that pose the greatest risk of loss. The asset management team has extensive experience with underwriting modifications, deferral agreements, repayment plans, and short sales to achieve better outcomes for both borrowers and investors.

Diligence

In sourcing potential assets for us, the Sub-Advisor expects to utilize various methodologies for valuing and otherwise evaluating the different types of assets it recommends to us, including the following:

●	Asset-level underwriting of mortgage loans or hard assets. When purchasing mortgage loans secured by real estate, the Sub-Advisor will typically underwrite each mortgage and evaluate the expected cash flow to be derived from such mortgage loan as well as underwrite the value of the property and the borrower’s ability to make timely payments on the mortgage loan. The Balbec Management Team will typically seek to purchase such mortgage loans at a discount to its projected recovery or a discount to its intrinsic value and use various methods and analytics in determining pricing and valuing the mortgage loans. Balbec will use its proprietary models to value collateral and identify attractive assets. Balbec will seek to capitalize on opportunistic transactions arising from its relationships in the U.S. residential credit market in order to leverage its execution and experience, which may include select opportunities in recently originated mortgage loans, re-performing mortgage loans, and “scratch and dent” mortgage loans. Upon an accepted bid, Balbec will generally engage third-party diligence providers to provide full reviews of the mortgage loans’ origination, servicing compliance, tax and title review, review of loan collateral and mortgage loan, and property valuation.

●	Underwriting of asset-backed securities and MSRs. The underwriting of MSR portfolios and other asset-backed securities entails levels of statistical analysis along with constructing constant pre-payment rate and constant default rate analysis which relies on Balbec’s empirical data as well as inferred third-party data sources. Balbec expects to evaluate the seller’s asset valuation and collateral and undertake an independent valuation of the asset through reputable third parties.

Leverage

We intend to regularly employ direct or indirect leverage in a variety of forms through borrowings, derivatives and other financial instruments. The greater our total leverage relative to our equity capital base, the greater the magnitude of loss and gain due to market fluctuations in the values of our investments. Leverage can result in the total loss of capital. After we have raised substantial proceeds in our private offering and acquired a diversified portfolio of investments (the “Ramp-Up Period”), we expect our target leverage ratio to range between 75% and 85%, which will be dependent on the mix of assets in the portfolio.

If we conduct a public offering of our shares, our charter will preclude us from borrowing in excess of 300% of the value of our net assets, which is generally expected to approximate 75% of the aggregate cost of our investments before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may exceed this limit if our board of directors, including a majority of our independent directors, approves each borrowing in excess of the limit and we disclose the justification for doing so to our stockholders. Our board of directors reviews our aggregate borrowings at least quarterly to ensure the amount remains reasonable in relation to our net assets and may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate.

We expect the majority of our borrowings to be through repurchase facilities on a non-recourse and non-daily mark to market basis to facilitate the purchase of residential mortgage loans, with the ultimate objective of programmatically converting such borrowings into term financings through securitization. We believe that Balbec’s PRPM securitization issuance shelf is one of the largest and most frequent issuers of RMBS in the United States, with over 70 securitizations issued since 2015. The securitizations provide off-balance sheet term funding on a fixed rate, non-recourse, and non-mark to market basis.

We may in the future obtain a credit facility in order to finance investments or pay expenses with borrowings. Financings may take various forms and may be entered into with lenders retained by us. In addition, we may directly or indirectly utilize seller financing when making investments and may be assigned existing indebtedness that is not prepayable.

Temporary Investment Strategies

During the Ramp-Up Period and/or during periods in which the Advisors determine that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy. During these periods, subject to compliance with the Investment Company Act and our intended qualification as a REIT, we may expand or change our investment strategy and target assets, including by investing all or any portion of our assets in money market instruments; cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest- bearing time deposits and credit rated corporate debt securities); U.S. government or government agency securities; and investment grade-rated corporate debt or asset-backed securities of U.S. or foreign entities, or investment grade rated debt securities of foreign governments or multi-national organizations. During these periods, we may also determine to pay down certain of our borrowings and have indebtedness below our target leverage ratio or we may borrow more to provide for additional liquidity causing us to exceed our target leverage ratio. It is impossible to predict when, or for how long, the Advisors will use these alternative strategies and such strategies may not be successful.

Operating and Regulatory Structure

Our REIT Qualification

To qualify for REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our REIT taxable income, determined without regard for any deduction for dividends paid and excluding any net capital gain, to our stockholders. If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the REIT taxable income we distribute to our stockholders. Even if we qualify as a REIT, we may still be subject to some federal, state and local taxes on a certain portion of our income or property. If we fail to qualify as a REIT in any taxable year, including the current year, we will be subject to U.S. federal income tax at regular corporate rates and will not be eligible to elect to be treated as a REIT for the subsequent four years unless we qualify for certain relief provisions.

Investment Company Act Considerations

We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

●	under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

●	under Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to conduct our operations so that we and most of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in non-investment company businesses related to real estate. We and our subsidiaries expect to be able to conduct our and their respective operations such that none will be required to register as an investment company under the Investment Company Act.

We will determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

If we or any of our wholly or majority-owned subsidiaries would fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).

We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on the no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets, as qualifying assets only if we have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from regulation under the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more affiliates of the Advisor and the Sub-Advisor.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate, however, we and our subsidiaries may invest in such securities to a certain extent.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provide more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Operating and Ownership Structure

A privately placed, non-listed, perpetual-life REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share. The NAV of a perpetual-life REIT may be subject to volatility related to the value of its underlying assets.

In our perpetual-life structure, investors may request that we repurchase their shares on a quarterly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular quarter in our discretion. While we may consider a liquidity event at any time in the future, we are not obligated by our charter or otherwise to effect a liquidity event at any time.

The following chart shows our current ownership structure and our relationship with the Advisor, Sub-Advisor and the Managing Dealer for our private offering as of the date of this Registration Statement.

Our Board of Directors

We operate under the direction of our board of directors. Our board of directors is currently comprised of five directors, three of whom are independent directors (as defined in our charter). Our board of directors has retained the Advisor and the Sub-Advisor to manage the origination, acquisition and dispositions of our investments, subject to our board of directors’ supervision.

As provided in our bylaws, for so long as the Advisor and the Sub-Advisor act as investment advisors to us, CNL has the right to designate one director for election to our board of directors and Balbec has the right to designate one director for election to our board of directors. Our board of directors will also consult with CNL and Balbec in connection with filling any vacancies created by the removal, resignation, retirement or death of any director (other than in connection with a removal by stockholders in accordance with our charter); however, in the event of a vacancy among the independent directors, the remaining independent directors shall nominate replacements for such position.

Each director will serve until his or her resignation, removal, death, or adjudication of legal incompetence or the election and qualification of his or her successor. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. Unless there are no directors, in which case a vacancy on our board of directors may be filled by the stockholders, a vacancy on our board of directors resulting from any reason other than an increase in the number of directors may be filled by a vote of a majority of the remaining directors, even if such majority is less than a quorum. A vacancy on our board of directors resulting from an increase in the number of directors may be filled by a vote of a majority of the entire board of directors. A vacancy on our board of directors resulting from the removal of a director by the stockholders may be filled by a vote of a majority of the remaining directors.

Our board of directors will generally meet quarterly or more frequently if necessary. Our directors are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as directors, our directors will rely heavily on the Advisor and the Sub-Advisor and on information provided by the Advisor and the Sub-Advisor. As part of our directors’ duties, our board of directors will supervise the relationship between us, on the one hand, and the Advisor and the Sub-Advisor, on the other hand. Our board of directors is empowered to approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written guidelines on investments and borrowings, the general terms of which are set forth in this Registration Statement. Our board of directors may revise these guidelines or establish further written guidelines on investments and borrowings and will monitor our administrative procedures, investment operations and performance. Our board of directors will periodically review our investment guidelines to determine that they are in our best interest.

The Advisory Agreement

Our board of directors at all times has oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company. Pursuant to the Advisory Agreement, our board of directors has delegated to the Advisor the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, strategy and guidelines, policies and limitations, subject to oversight by our board of directors. We believe that the Advisor has sufficient staff and resources as of the date of this Registration Statement so as to be capable of fulfilling the duties set forth in the Advisory Agreement.

Services

Pursuant to the terms of the Advisory Agreement, the Advisor is responsible for, among other things:

●	serving as an advisor to us with respect to the establishment and periodic review of our investment guidelines and our investments, financing activities and operations;

●	investigating, selecting and engaging such persons as the Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement, including but not limited to consultants, accountants, correspondents, lenders, technical advisers, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, securities investment advisors, mortgagors, mortgage servicing companies, any and all agents for any of the foregoing, or other persons (including affiliates of the Advisor) acting in any capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of us with any of the foregoing;

●	consulting with our officers and our board of directors and assisting our board of directors in the formulation and implementation of our financial policies, and, as necessary, furnishing our board of directors with advice and recommendations with respect to the origination, acquisition and disposition of investments or arranging for any issuance of mortgage-backed securities from pools of mortgage loans or mortgage-backed securities owned by us or any of our subsidiaries consistent with our business objectives and policies and in connection with any borrowings proposed to be undertaken by us;

●	participating in the fair valuation process for investments pursuant to our valuation policy, including making supportable recommendations of fair values to us for all investments for which publicly observable prices are not available; and

●	subject to the Advisory Agreement, on our behalf, identifying potential opportunities for investments consistent with our investment objectives and policies, including but not limited to: (i) locating, analyzing, performing due diligence on and selecting potential investments; (ii) structuring and negotiating the terms and conditions of transactions pursuant to which originations, acquisitions and dispositions of investments will be made including, without limitation, the formation and qualification of wholly owned subsidiaries, securitizations of investments, joint ventures, and special purpose vehicles; (iii) arranging for financing and refinancing and making other changes in the investments or capital structure of, and disposing of, reinvesting the proceeds from the sale of, or otherwise dealing with originations, acquisitions or securitizations of investments; (iv) coordinating and managing operations of any co-investment interests held by us and conducting matters with co-investment partners; and (v) determining the composition of the investments, the nature and timing of the changes therein and the manner of implementing such changes.

The above summary is provided to illustrate the material functions which the Advisor will perform for us and it is not intended to include all of the services which may be provided to us by the Advisor or third parties.

Term and Termination Rights

The Advisory Agreement has a one-year term expiring March 10, 2026, subject to renewals by our board of directors for an unlimited number of successive one-year periods upon approval of a majority of our board of directors. The Advisory Agreement may be terminated:

●	at the option of the Advisor immediately upon a Change of Control of our company;

●	immediately by us for cause or upon the bankruptcy of the Advisor;

●	upon 60 days’ written notice without cause or penalty by a majority vote of our directors;

●	in the event that we become regulated as an “investment company” under the Investment Company Act, with such termination deemed to have occurred immediately prior to such event; or

●	upon 60 days’ written notice by the Advisor.

“Change of Control” is defined in the Advisory Agreement and the Sub-Advisory Agreement to mean any event (including, without limitation, issue, transfer or other disposition of shares of our capital stock, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities representing greater than 50% or more of the combined voting power of our then-outstanding securities; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of our shares. “Cause” is defined in the Advisory Agreement to mean, if the termination or non-renewal of the Advisory Agreement is the result of (a) a member of the senior management team of the Advisor being convicted in a final, non-appealable determination by a court of competent jurisdiction or a government body or entering a plea of guilt or nolo contendere of any felony or a material violation of any federal or state securities laws, (b) willful breach of fiduciary duty by the Advisor as determined by a final, non-appealable decision by a court of competent jurisdiction, (c) a material breach of the Advisory Agreement which breach is not cured within 90 days of written notice given to the Advisor specifying in reasonable detail the nature of the alleged breach, or (d) an assignment of the Advisory Agreement (or deemed assignment under the Advisers Act) by the Advisor occurring and a majority of our independent directors not providing their consent to the assignment.

In the event the Advisory Agreement is terminated or its term expires without renewal, the Advisor will be entitled to receive each of its prorated management fee and total return incentive fee (the “total return incentive fee”) through the date of termination. Such pro ration will take into account the number of days of any partial calendar month or calendar year for which the Advisory Agreement was in effect. In addition, upon the termination or expiration of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function.

Management Fee, Total Return Incentive Fee and Expense Reimbursements

Management Fee. As compensation for its services provided pursuant to the Advisory Agreement, we will pay the Advisor a management fee that shall be calculated for each share class at an annual rate of (i) 1.25% of NAV for Class A shares, Class I shares, Class D shares and Class T shares (collectively, the “non-founder shares”), and (ii) 1.0% of NAV for the Class FA shares (the “founder shares”) in each case, per annum and payable monthly in arrears and before giving effect to any accruals for the management fee, distribution and stockholder servicing fees and total return incentive fee. No management fee will be payable with respect to Class E shares. The management fee for a certain month shall be calculated on a class-by-class basis based on the NAV for each applicable Share class at the end of that month and shall be due and payable no later than 30 calendar days following the end of the applicable month.

Total Return Incentive Fee. We will pay the Advisor the total return incentive fee that will be based on the Total Return to Stockholders for each share class of our company in any calendar year, payable annually in arrears. The total return incentive fee will be calculated and will accrue on a quarterly basis, to the extent that it is earned. We will perform a final reconciliation of the total return incentive fee calculation at the completion of each calendar year and the total return incentive fee will be due and payable to the Advisor no later than 90 calendar days following the end of the applicable calendar year. The total return incentive fee for each Share class is calculated as follows:

Annual Preferred Return. No total return incentive fee will be payable with respect to a particular share class for any calendar year in which the Total Return to Stockholders of such share class for such calendar year does not exceed 6%, which is referred to as the “Annual Preferred Return.” No total return incentive fee will be payable with respect to Class E shares.

Non-Founder Shares.

(A) 100% of the Total Return to Stockholders payable with respect to the non-founder shares, calculated for each share class based on the Total Return to Stockholders on non-founder shares, if any, that exceeds the Annual Preferred Return, but is less than or equal to 7.06% (the “non-founder breakpoint”) in any calendar year. This portion of the total return incentive fee is referred to as the “non-founder catch up.”

(B) 15% of the Total Return to Stockholders with respect to each particular share class of non-founder shares, calculated for each share class based on the Total Return to Stockholders on non-founder shares, if any, that exceeds the non-founder breakpoint.

Founder Shares

(A) 100% of the Total Return to Stockholders payable with respect to the founder shares, calculated for each share class based on the Total Return to Stockholders on founder shares, if any, that exceeds the Annual Preferred Return, but is less than or equal to 6.86% (the “founder breakpoint”) in any calendar year. This portion of the total return incentive fee is referred to as the “founder catch up.”

(B) 12.5% of the Total Return to Stockholders with respect to the founder shares, calculated for each share class based on the Total Return to Stockholders on founder shares, if any, that exceeds the founder breakpoint.

Total Return to Stockholders. For purposes of calculating the total return incentive fee, the Total Return to Stockholders means the investment return provided to stockholders, which will be calculated independently for each share class, and equals to, for all such shares outstanding during such applicable period, the sum of (i) the declared distributions per share over such applicable period plus (ii) change in NAV per share over the calendar year (or such other applicable period).

High Water Mark. For the purposes of calculating each Total Return to Stockholders, the change in NAV is subject to a High Water Mark. For purposes of this Agreement, the “High Water Mark” is equal to the highest asset value, for each share class of our company since inception, adjusted to account for any stock dividend, stock split, recapitalization or any other similar change in our capital structure or for any special distributions, provided such adjustment is approved by our board of directors. If, as of each calendar year end, the NAV for the applicable share class is (A) above the High Water Mark, then, for such calendar year, the Total Return to Stockholders calculation will include the increase in NAV for such share class in excess of the High Water Mark, and (B) below the High Water Mark, for such calendar year, (i) any increase in the per share NAV will be disregarded in the calculation of Total Return to Stockholders for such share class while (ii) any decrease in the per share NAV will be included in the calculation of Total Return to Stockholders for such share class. For the year ending December 31, 2025, the High Water Marks which will apply to the incentive fee calculation will be $24.75 for Class FA shares, $24.75 for Class A shares, $24.75 for Class T shares, $24.75 for Class D shares, and $24.75 for Class I shares.

Expense Reimbursement. Under the Advisory Agreement, subject to any reduction or deferral of such amounts required to be reimbursed pursuant to an Expense Support and Conditional Reimbursement Agreement (the “Expense Support and Conditional Reimbursement Agreement”) with the Advisor and the Sub-Advisor, the Advisor is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel, provided that the Advisor is responsible for the expenses related to any and all personnel of the Advisor who provide investment advisory services to us pursuant to the Advisory Agreement. We do not reimburse the Advisor for compensation it pays to our executive officers or other “Advisor Expenses” as defined in the Advisory Agreement. Without limiting the generality of the foregoing, costs eligible for reimbursement include for out-of-pocket costs and expenses the Advisor incurs in connection with the services it provides to us related to (1) legal, tax (including expenses related to tax advice), accounting, printing, mailing, distributing and subscription processing fees and other expenses attributable to our organization and preparation of this Registration Statement incurred by the Advisor (as described further below), (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the origination, acquisition and/or sale of investments and securities, (3) expenses of acquiring, originating, managing and operating our investments, whether payable to an affiliate of the Advisor or a non-affiliated person, and (4) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of any assets, whether or not such investments are acquired. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of reports to be filed with the U.S. Commodity Futures Trading Commission (the “CFTC”) (if applicable), reports, disclosures, and/or other regulatory filings of the Advisor and its affiliates relating to our activities) and any expenses incurred outside of the ordinary course of business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding and indemnification expenses as provided for in our organizational documents. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties.

We reimburse the Advisor and the Sub-Advisor, or their respective affiliates, for any organization and offering expenses associated with the offering of our shares that they incur on our behalf (including legal, accounting, printing, engraving, mailing and distribution costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including design and website expenses and the costs related to investor and broker-dealer sales meetings), reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, expense reimbursements for actual costs incurred by employees of a dealer manager in the performance of wholesaling activities, technology or financial technology services charges, charges of transfer agents, registrars, trustees, subscription processing, escrow holders, depositories and experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the shares under federal and state laws but excluding upfront selling commissions, Managing Dealer fees and the distribution and stockholder servicing fee) as and when incurred.

Notwithstanding the foregoing, our reimbursement of any organization and offering expenses of the Advisor and the Sub-Advisor, or their respective affiliates, will be limited to 1.5% of the cumulative gross offering proceeds from our offerings. The Advisor and the Sub-Advisor will jointly and equally be responsible for the payment of the organization and offering expenses without recourse against or reimbursement by us unless and until, over time, the total organization and offering expenses paid to the Advisor and the Sub-Advisor and their respective affiliates do not exceed the 1.5% limit.

In addition to the management fees, the total return incentive fees and expense reimbursements, we have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations.

The Sub-Advisor and Sub-Advisory Agreement

We and the Advisor have engaged the Sub-Advisor under the Sub-Advisory Agreement, pursuant to which the Sub-Advisor, subject to the Advisor’s oversight, will be responsible for fulfilling certain of the services the Advisor is obligated to provide us under the Advisory Agreement. Specifically, the Sub-Advisor is responsible for implementing our investment strategy, including the day-to-day monitoring and management of our assets, identifying potential opportunities for investments and exercising investment discretion with respect to the origination, acquisition and disposition of our investments or arranging for any issuance of mortgage-backed securities from pools of mortgage loans or mortgage-backed securities owned by us or any of our subsidiaries consistent with our business objectives and policies and in connection with any borrowings proposed to be undertaken by us. The Sub-Advisor is also responsible for investigating, selecting and engaging such persons as the Sub-Advisor deems necessary to the proper performance of its obligations under the Sub-Advisory Agreement. The Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the Advisory Agreement. Pursuant to the Sub-Advisory Agreement, we will pay the Sub-Advisor 50% of the management fees and total return incentive fees earned under the Advisory Agreement. The Sub-Advisor can instruct us to pay its portion of the management fees or the total return incentive fees to the Sub-Advisor or to one of its designated affiliates. The term of the Sub-Advisory Agreement will continue so long as the Advisor remains our advisor pursuant to the Advisory Agreement and it may automatically be extended concurrently with the Advisory Agreement and upon approval of our board of directors. The Sub-Advisory Agreement may be terminated immediately (i) at the option of the Sub-Advisor upon a Change of Control of our company or termination of the Advisory Agreement; (ii) by the Advisor for “cause” on 60 days’ written notice; or (iii) by the Sub-Advisor for a material breach of the agreement which remains uncured after 15 days’ written notice, the bankruptcy of the Advisor, or upon 60 days’ written notice by the Sub-Advisor. In the event the Sub-Advisory Agreement is terminated, the Sub-Advisor will be paid all accrued and unpaid fees and expense reimbursements payable to the Sub-Advisor prior to termination of the Sub-Advisory Agreement.

Under the Sub-Advisory Agreement, we are required to reimburse the Sub-Advisor for expenses reasonably incurred by the Sub-Advisor at the request of or on behalf of us or the Advisor, to the same extent as such expenses would be reimbursable to the Advisor under the Advisory Agreement had such expenses been incurred by the Advisor.

The Administrative Services Agreement

We have entered into an administrative services agreement (the “Administrative Services Agreement”) with the Advisor, as the administrator (the “Administrator”). Under the terms of the Administrative Services Agreement, the Administrator performs or oversees on our behalf the performance of various administrative services that we require. The Administrator will be subject to review and oversight of our board of directors. Without limiting the generality of the foregoing, the Administrator will:

●	provide administrative services to us, including but not limited to all services provided for in the Approved Budget (as defined in the Administrative Services Agreement);

●	provide us with office facilities and equipment, and provide clerical, bookkeeping, general ledger accounting, fund accounting and recordkeeping services, legal services, investor services and shall provide all such other services, except investment advisory services, as the Administrator, subject to review by our board of directors, shall from time to time determine to be necessary or useful to perform its obligations under the Administrative Services Agreement;

●	on our behalf, enter into agreements and/or conduct relations with custodians, depositories, transfer agents, sub-transfer agent services, distribution disbursing agents, the dividend reinvestment plan administrator, stockholder servicing agents, accountants, auditors, tax consultants, advisers and experts, investment advisers, compliance officers, escrow agents, attorneys, underwriters, managing dealer, brokers and dealers, investor custody and share transaction clearing platforms, financial technology platforms and service providers, marketing, sales and advertising materials contractors, public relations firms, investor account services, investor communication agents, printers, insurers, banks, independent valuers, and such other persons in any such other capacity deemed to be necessary or desirable by the Administrator and us, including engagement of CNL Capital Markets, LLC, an affiliate of the Administrator, to provide investor and capital markets operational services on our behalf;

●	furnish advice and recommendations with respect to such other aspects of our business and affairs as the Administrator reasonably shall determine to be desirable; provided that nothing in the Administrative Services Agreement shall be construed to require the Administrator to, and the Administrator shall not pursuant to the Administrative Services Agreement, provide any advice or recommendation relating to the assets that we should acquire or dispose of or any other investment advisory services to us;

●	assist us in the preparation of the financial and other records that we will maintain and the preparation, printing and dissemination of reports that we will furnish to stockholders, and, if any, reports and other materials filed with the SEC, and states and jurisdictions where any offering of the shares is registered and there is a duty to file information with one or more states on an ongoing basis;

●	assist us in maintaining the registration of the shares under federal and state securities laws, as applicable, with respect to any offering and complying with all federal, state and local regulatory requirements applicable to us with respect to any offering and to our business activities (including the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)), including with respect to any offering, preparing or causing to be prepared all supplements to any offering memorandum and financial statements and all reports and documents, if any, required under the Securities Act and the Exchange Act;

●	advise and assist us, if applicable, with respect to the Sarbanes-Oxley Act compliance for us and our subsidiaries;

●	assist us in calculating and publishing our NAV, oversee and administer programs for investor relations and communications, the preparation and filing of our tax forms and any necessary regulatory filings, and generally oversee and monitor the payment of our expenses and ensure that costs and expenses are within any applicable limitations set forth in our charter;

●	from time to time, or at any time reasonably requested by our board of directors, make reports to our board of directors regarding the Administrator’s performance of services to us under the terms of the Administrative Services Agreement;

●	manage stockholder and/or marketing communications and meetings; and

●	oversee the performance of sub-administrative and other professional services rendered to us by others.

For providing these services, facilities and personnel, we may pay third parties directly or reimburse the Administrator the costs and expenses of third parties for services provided to us. The Administrator will not be reimbursed for administrative services performed by it for our benefit. The Administrator has a fiduciary responsibility to us pursuant to the Administrative Services Agreement.

The Administrative Services Agreement shall remain in effect for one year, and thereafter shall continue automatically for successive annual periods; provided that such continuance is specifically approved at least annually by the vote of a majority of our independent directors. The Administrative Services Agreement shall automatically terminate upon termination of the Advisory Agreement. The Administrative Services Agreement may be terminated without the payment of any penalty, by either party upon 60 days’ written notice. The decision to terminate or not renew the Administrative Services Agreement by us must be made by our board of directors. If the Administrative Services Agreement is terminated, we will pay the Administrator unpaid expense reimbursements, incurred prior to termination or non-renewal of the Administrative Services Agreement within 90 days after the effective date of such termination or non-renewal.

We will pay the Administrator an administrative services fee that shall be calculated at an annual rate of 0.25% per annum of the NAV for each share class. The administrative services fee is calculated and payable monthly in arrears and is calculated before giving effect to any accruals for the applicable management fees, distribution and stockholder servicing fees and/or total return incentive fees for such month.

We have agreed to indemnify and hold harmless the Administrator, any sub-administrator and their affiliates from and against all damages, liabilities, costs and expenses incurred by such parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of the performance of their obligations under the Administrative Services Agreement, subject to certain limitations.

The Expense Support and Conditional Reimbursement Agreement

We have entered into the Expense Support and Conditional Reimbursement Agreement with the Advisor and the Sub-Advisor, pursuant to which each of the Advisor and the Sub-Advisor agrees to reduce the payment of management fees, total return incentive fees and the reimbursements of reimbursable expenses due to the Advisor and the Sub-Advisor under the Advisory Agreement and the Sub-Advisory Agreement, as applicable, to the extent that our annual regular cash distributions exceed our annual net operating income (with certain adjustments). The waiver of such fees and expenses that would otherwise be due to the Advisor and the Sub-Advisor reduces our related third-party expenses and allows us to use the income available to fund distributions from investment income or cash flow from operations from future periods.

The amount of such expense support is equal to the annual (calendar year) excess, if any, of (a) the distributions (as defined in the Expense Support and Conditional Reimbursement Agreement) declared and paid (net of our distribution reinvestment plan) to stockholders minus (b) the available operating funds (the “Expense Support Amount”). “Available operating funds” means net operating income, as determined under GAAP, including realized capital gains and realized capital losses, but excluding all Conditional Waiver Amounts, Expense Support Amounts, any non-cash income items or expenses and any distribution and stockholder servicing fees. The Expense Support Amount will be borne equally by the Advisor and the Sub-Advisor and will be calculated as of the last business day of the calendar year. The Expense Support Amount with respect to a period will in no event exceed the total of management fees and total return incentive fees and reimbursable expenses incurred for such period. Beginning on the date on which we commence operations and continuing until the Expense Support and Conditional Reimbursement Agreement is terminated, within 15 business days from the last business day of each full calendar month (and not any partial months) (each, an “Applicable Calendar Month”), we will deliver to the Advisor and the Sub-Advisor a notice specifying, on a per share class basis for each share class, the Conditional Waiver Amount (as defined below) for such Applicable Calendar Month.

Unless the Advisor or the Sub-Advisor, as applicable, within five business days from receipt of the notice, objects to the Conditional Waiver Amount included in such notice, the Advisor and the Sub-Advisor shall equally conditionally reduce the payment of fees and reimbursements of reimbursable expenses in an amount equal to the Conditional Waiver Amount; provided, however, that the Advisor and the Sub-Advisor shall not reduce management fees, total return incentive fees and reimbursements of reimbursable expenses to the extent that such reductions are estimated to cause the annualized (based on a 365-day year) aggregate amount of Conditional Waiver Amounts to exceed the Expense Support Amount for the calendar year in which the Applicable Calendar Month occurs. For purposes of the Expense Support and Conditional Reimbursement Agreement, the “Conditional Waiver Amount” means the aggregate estimated amount of per share class expense support required by us for the Applicable Calendar Month, but in no event will exceed the excess of (a) the sum of the distributions (as defined in the Expense Support and Conditional Reimbursement Agreement) declared and payable to stockholders of each share class over (b) the sum of the available operating funds attributable to each share class, in each case, for such Applicable Calendar Month. The initial term of the agreement is three years and automatically renews for successive one year terms, subject to the right of the Advisor and the Sub-Advisor, acting jointly, to terminate it upon written notice, except that once effective, the Advisor and the Sub-Advisor may not terminate their expense support obligations unless any party provides 120 days prior written notice to the other parties.

If, on the last business day of the calendar year, the annual (calendar year) year-to-date available operating funds exceeds the sum of the annual (calendar year) year-to-date distributions paid per share class (the “Excess Operating Funds”), we will pay to the Advisors an amount equal to the lesser of (a) such Excess Operating Funds and (b) the outstanding unreimbursed Expense Support Amounts, subject to certain conditions (the “Conditional Reimbursements”). We are obligated to make Conditional Reimbursements to the Advisor and the Sub-Advisor only when we have additional investment income or cash flow from operations after paying distributions, thus the Expense Support and Conditional Reimbursement Agreement serves as a mechanism for us to fund distributions with cash flow from operations from future periods. Our obligation to make Conditional Reimbursements is subject to the following conditions and limitations: (a) we are required to make Conditional Reimbursements attributable to a particular share class only to the extent that such Conditional Reimbursements do not cause such share class’s other operating expenses (which means operating expenses we incur excluding management fees, master servicing fees, total return incentive fees, administrative services fee, interest costs, financing fees and financing costs, any distribution and stockholder servicing fees, any organizational and offering expenses, Expense Support Amounts, investment-related costs to diligence, invest, monitor or finance investments and brokerage commissions) (on an annualized basis (based on a 365-day year), and net of any Conditional Waiver Amounts reduced by the Advisor and the Sub-Advisor for our benefit during the calendar year) to exceed 1.75% of the NAV attributable to such shares (on an annualized basis (based on a 365-day year)) after taking the Expense Support Amount attributable to such shares into account; (b) notwithstanding anything to the contrary in the Expense Support and Conditional Reimbursement Agreement, no Conditional Reimbursements shall be made if the per share class operating expense ratio (which is calculated by dividing the per share class operating expenses, less organizational and offering expenses, management and total return incentive fees owed to the Advisor and the Sub-Advisor, and interest expense, by the per share class net assets) at the time of such reimbursement payment is less than or equal to the per share class operating expense ratio at the time the Expense Support Amount was reduced by the Advisor and the Sub-Advisor, and to which such Conditional Reimbursement relates; (c) notwithstanding anything to the contrary in the Expense Support and Conditional Reimbursement Agreement, no Conditional Reimbursements of the Expense Support Amount allocable to a share class shall be made with respect to such share class if the effective distributions per share declared by us allocable to such share class at the time of such Conditional Reimbursements is less than the effective distributions per share allocable to such share class at the time the Expense Support Amount was made to which such Conditional Reimbursement relates; and (d) our obligation to make Conditional Reimbursements shall automatically terminate and be of no further effect three (3) years following the date which the Expense Support Amount was provided and to which such Conditional Reimbursement relates. Any such Conditional Reimbursements will be applied to the earlier Expense Support Amount provided by us, provided, however, that Conditional Reimbursements shall be applied first to unreimbursed Expense Support Amounts attributable to reimbursable expenses and next to unreimbursed Expense Support Amounts attributable to management fee and total return incentive fee. We will make such payments to the Advisor and the Sub-Advisor in cash (or, if sufficient cash is not available, other immediately available funds) as promptly as possible after the last business day of the calendar year, but in any event no later than 90 calendar days after the last day of such calendar year.

Allocation of Investment Opportunities

Generally, the Sub-Advisor allocates U.S. residential mortgage loan investment opportunities on a pro rata basis to us and Other Balbec Accounts for whom the investment is suitable to the extent of the desired commitments or, if the investment opportunity is constrained, according to the available capital of us and such Other Balbec Accounts. If the available capital of an allocation party is less than $5 million, then the Sub-Advisor has the discretion not to allocate opportunities to such party, regardless of suitability. With respect to Other Balbec Accounts with investment objectives or guidelines that overlap with ours, we have adopted an allocation policy to ensure that investment opportunities are allocated among us and one or more Other Balbec Accounts in accordance with the Sub-Advisor’s prevailing policies and procedures on a basis that we believe to be fair and equitable over time. Balbec seeks to allocate RMBS opportunities on a pro rata or pre-agreed upon basis between us and Other Balbec Accounts that have mandates to acquire RMBS and where the projected returns are consistent with our or such Other Balbec Account’s mandate, capacity, target returns, and timelines; however, we or Other Balbec Accounts that have issued a securitization have a right of first refusal to acquire any RMBS issued by affiliates or subsidiaries of such vehicle. Balbec seeks to allocate MSR opportunities equitably between us and Other Balbec Accounts that have mandates to acquire MSRs where the projected returns are consistent with our or such Other Balbec Account’s mandate, capacity, hedging needs, target returns, and timelines. During times of material market dislocation, the Sub-Advisor’s allocation process may be adjusted to consider, among other factors, the risk and projected returns of the investment opportunity and the mandate, target returns, capacity and timeline of us or such Other Balbec Accounts. The Sub-Advisor can depart from the allocation processes described herein and establish alternative allocations for valid business reasons, provided that we and Other Balbec Accounts receive, in the Sub-Advisor’s reasonable judgment, fair and equitable treatment and the alternative allocation is documented, approved in advance by Balbec’s Chief Investment Officer and Chief Compliance Officer or his designees, in line with the Sub-Advisor’s fiduciary duty. In such instances, the Sub-Advisor will provide documentation and rationale of any such instances to the Advisor and to our board of directors.

The Sub-Advisor considers a number of factors when determining whether a U.S. residential mortgage loan opportunity is suitable for us or Other Balbec Account, including the following: (i) our or Other Balbec Account’s investment objectives and guidelines (including any strategies; restrictions and limitations); (ii) the expected gross underwritten internal rate of return applicable to an investment; (iii) the type and performance characteristics of the investment; (iv) the state of the market; (v) the risk profile of the investment; (vi) the availability of financing and the terms of such financing; (vii) the holding period for an investment and the investment cycle of us or Other Balbec Account; (viii) the size of the investment; (ix) our or Other Balbec Account’s available commitment; (x) our or Other Balbec Account’s appetite or willingness to accommodate structural, timing and other aspects of investing in the investment; (xi) portfolio diversification and risk management strategies and parameters; (xii) tax consequences; (xiii) cash flow considerations; (xiv) portfolio liquidity; (xv) whether we or Other Balbec Account wishes to utilize financing; (xvi) the Sub-Advisor’s discretionary authority; (xvii) legal, contractual, regulatory and other considerations deemed relevant by the Sub-Advisor; (xviii) target securitization composition; and (xix) tax structuring, including whether an alternative investment vehicle is used. The relevance of each factor will vary among us and Other Balbec Accounts and the available U.S. residential mortgage loan opportunities, will be highly fact-intensive, and no single factor will consistently outweigh the others.

The Sub-Advisor advises Other Balbec Accounts which are focused on the acquisition of U.S. performing and re-performing whole mortgage loans, MSRs and RMBS. These existing Other Balbec Accounts may in the future be subject to upsizes, recycling of investment proceeds, restructures and/or refinances which could increase the amount of capital available for investment from time to time. Additionally, the Sub-Advisor sponsors Other Balbec Accounts focused on investing in debt strategies through lending on (as opposed to the acquisition of) residential mortgage loans.

While the Advisor and the Sub-Advisor will seek to manage potential conflicts of interest in a fair and reasonable manner, the portfolio strategies employed by the Sub-Advisor in managing the Other Balbec Accounts could conflict with the strategies employed by the Sub-Advisor in managing our business and may adversely affect the marketability, exit strategy, prices and availability of the properties, securities and instruments in which we invest. The Sub-Advisor or their affiliates may also give advice to the Other Balbec Accounts that may differ from advice given to us by the Sub-Advisor even though their investment objectives or guidelines may be the same or similar to ours.

For additional information, see “Item 7 Certain Relationships And Related Transactions And Director Independence—Potential Conflicts of Interest—Allocation of Investment Opportunities.”

Term

We have been established, and are expected to continue, for an indefinite period of time. As part of our indefinite term structure, investors may request the repurchase of their shares of common stock on a quarterly basis (as further discussed below). See “—Share Repurchase Plan” below for more information regarding repurchases.

Government Regulations

Our operations are subject, in certain instances, to supervision and regulation by U.S. and other governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things: (i) regulate credit-granting activities; (ii) establish maximum interest rates, finance charges and other charges; (iii) require disclosures to customers; (iv) govern secured transactions; and (v) set collection, foreclosure, repossession and claims-handling procedures and other trade practices. We are also required to comply with certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans. We intend to conduct our business so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act.

In our judgment, existing statutes and regulations have not had a material adverse effect on our business. In recent years, legislators in the United States and in other countries have said that greater regulation of financial services firms is needed, particularly in areas such as risk management, leverage, and disclosure. While we expect that additional new regulations in these areas will be adopted and existing ones may change in the future, it is not possible at this time to forecast the exact nature of any future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon our future business, financial condition, or results of operations or prospects.

Competition

We face competition from various entities for investment opportunities, including other REITs, insurance companies, investment funds, broker-dealers, companies, and, partnerships. In addition to third-party competitors, other programs sponsored by the Advisor, the Sub-Advisor and their affiliates, particularly those with investment strategies that overlap with ours, will seek investment opportunities under the applicable prevailing policies and procedures.

In the face of this competition, we have access to the Advisor’s and the Sub-Advisor’s professionals and their industry expertise and relationships, which we believe provide us with a competitive advantage and help us source, evaluate and compete for potential investments. We believe these relationships will enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to take advantage of this extended transition period. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates for such new or revised standards. We may elect to comply with public company effective dates at any time, and such election would be irrevocable pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” until the earliest of (1) the end of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (2) the last day of the fiscal year in which our annual gross revenues exceed $1.235 billion, (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (4) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act, and may elect to take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an “emerging growth company.”

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan whereby stockholders will have their cash distributions automatically reinvested in additional shares unless they opt-out or terminate their participation; provided that, stockholders who are clients of certain participating broker-dealers that do not permit automatic enrollment must opt-in to participate. If you participate in our distribution reinvestment plan, the cash distributions attributable to the share class that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable, which will generally be the most recently determined and published net asset value per share of the applicable class of shares, and not based on the price at which you initially purchased your shares. Stockholders will not pay upfront selling commissions or Managing Dealer fees when purchasing shares under our distribution reinvestment plan; however, all outstanding Class T shares and Class D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing distribution and stockholder servicing fees. Participants may terminate their participation in our distribution reinvestment plan at any time by written instructions to that effect to the reinvestment agent. To be effective on a distribution payment date, the notice of termination must be received by the reinvestment agent at least 15 days before the record date fixed by our board of directors for that distribution payment date; otherwise, such termination will be effective with respect to any subsequent distribution payment date. See “Item 11. Description of Registrant’s Securities to be Registered—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions investors may receive from us.

Share Repurchase Plan

Beginning in the first full calendar quarter following the initial closing of Class FA shares, we intend to conduct quarterly share repurchases pursuant to our share repurchase plan to allow our stockholders to sell all or a portion of their shares back to us at a price equal to the NAV per share as of the last date of the month immediately prior to the repurchase date. The repurchase date is generally the last business day of the month of a calendar quarter end. We are not obligated to repurchase shares under our share repurchase plan. If we determine to repurchase shares, our share repurchase plan also limits the total amount of aggregate repurchases of Class FA shares, Class A shares, Class T shares, Class D shares, Class I shares and Class E shares to up to 2.5% of our aggregate NAV per calendar quarter (based on the aggregate NAV as of the last date of the month immediately prior to the repurchase date) and up to 10.0% of our aggregate NAV per year (based on the average aggregate NAV as of the end of each of our trailing four quarters). Our share repurchase plan also includes certain restrictions on the timing, amount and terms of our repurchases intended to ensure our ability to qualify as a REIT for U.S. federal income tax purposes.

Our board of directors has the right to amend, suspend, or terminate our share repurchase plan or waive any of its specific conditions to the extent it determines that it is in our best interest to do so, such as when repurchase requests would place an undue burden on our liquidity, adversely affect our operations, risk having an adverse impact on us that would outweigh the benefit of repurchasing our shares or risk our ability to qualify as a REIT for U.S. federal income tax purposes, upon 30 days’ prior notice to our stockholders. Continued suspension of our share repurchase plan would only be permitted under the plan if our board of directors determines that the continued suspension of our share repurchase plan is in our best interest and the best interest of our stockholders. Our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again. We may provide notice by including such information in a current report on Form 8-K or in our annual or quarterly reports. Moreover, our share repurchase plan will terminate, and we no longer will accept shares for repurchase, if and when our shares are listed on a national securities exchange, are included for quotation in a national securities market or, in the sole determination of our board of directors, a secondary trading market for the shares otherwise develops. All shares to be repurchased under our share repurchase plan must be (i) fully transferable and not be subject to any liens or other encumbrances and (ii) free from any restrictions on transfer. We will not repurchase shares that are subject to liens or other encumbrances until the lienholder or stockholder presents evidence that the liens or encumbrances have been removed. If any shares subject to a lien are inadvertently repurchased or we are otherwise required to pay to any other party all or any amount in respect of the value of the repurchased shares, then the recipient of such amounts will repay us the amount paid for such repurchase up to the amount it is required to pay to such other party.

The aggregate amount of funds under our share repurchase plan is determined on a quarterly basis at the sole discretion of our board of directors. At the sole discretion of our board of directors, we may use sources, including, but not limited to, offering proceeds and borrowings to repurchase shares.

To the extent that the number of shares submitted to us for repurchase exceeds the number of shares that we are able to purchase, we will repurchase shares on a pro rata basis, from among the requests for repurchase received by us based upon the total number of shares for which repurchase was requested and the order of priority described in our share repurchase plan. Shares that have not been outstanding for at least one year, as further described in our share repurchase plan, will not be repurchased, provided that such minimum holding requirement and the pro rata repurchase requirement may be waived by us in the case of documented death, qualifying disability, or bankruptcy of a stockholder or other exigent circumstances, as further described in our share repurchase plan. If we determine to permit any such repurchase for exigent circumstances, we in our sole discretion may repurchase such shares prior to the repurchase of any other shares. We may repurchase shares including fractional shares, computed to three decimal places.

Our Private Offering

We intend to conduct our private offering on a “best efforts” basis. In our private offering, we intend to initially offer our Class FA shares. Upon satisfaction of a minimum offering requirement (the “minimum offering requirement”), we can choose to have an initial closing of our Class FA shares. If we do not obtain subscriptions for at least the minimum offering requirement by a specified date, our private offering will terminate.

Once we have met the minimum offering requirement and completed the initial closing of our Class FA shares, we will continue to offer up to the remaining amount from a maximum offering amount of our Class FA shares in our private offering and, in our sole discretion, may begin to offer any combination of the Class A shares, Class I shares, Class T shares, and Class D shares up to the remaining maximum offering amount of our private offering, through monthly closings on share subscriptions received and accepted by us where the entire purchase price of shares subscribed for by an investor will be payable upon subscription. The monthly closing date on which we will accept subscriptions is expected to be the last business day of each month.

The shares in our private offering will be offered for sale only to persons that are “accredited investors,” as that term is defined under the Securities Act and Regulation D promulgated thereunder. We intend to conduct our private offering until the earlier of: (i) the date we have sold the maximum offering amount of our private offering and (ii) two years from the start of our private offering; provided, however, that we, in our sole discretion, may extend our private offering on a perpetual basis. At any time, we reserve the right to terminate our private offering altogether or with respect to one or more of our share classes. We may, in our sole discretion, decrease the initial minimum purchase amount, increase the maximum offering amount of our private offering, conduct contemporaneous or additional offerings, and/or extend the outside date of our private offering, in our sole discretion.

The offering prices of our shares will generally be based on our prior month’s NAV. Beginning in the first full calendar month following the initial closing of our Class FA shares, our board of directors will determine the NAV for each class of our shares on a monthly basis, which will generally be the transaction price for the then-current month for such share class. The transaction price will be the price at which we repurchase shares and the price, together with applicable upfront selling commissions and Managing Dealer fees, at which we offer shares. We expect that this determination will ordinarily be made within 15 business days after each month. Once determined, we will file a current report on Form 8-K with the SEC disclosing the prior month’s NAV per share and the current offering price for each class of our shares. Investors will be able to obtain the current NAV and offering price for each class by reviewing our current reports on Form 8-K, which will be available on the website of the SEC at www.sec.gov or by calling us by telephone at (866) 650-0650. An investor will have at least five business days after the adjusted offering price becomes available and prior to a monthly closing to consider whether to withdraw their subscription request before they are committed to purchase shares upon our acceptance. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be withdrawn at any time before the time it has been accepted by us. Our NAV may vary significantly from one month to the next. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may elect not to hold a monthly closing, or we may update the offering prices per share to a price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share. In the event we adjust the offering price one or more times after an investor submits their subscription agreement and before the date we accept such subscription, such investor will not be provided with direct notice by us of the adjusted offering price but will need to check our filings with the SEC or call us by telephone at (866) 650-0650 prior to the closing date of their subscription. If the offering price is adjusted after an investor submits their subscription agreement and before the date we accept such subscription, the number of shares that an investor ultimately receives may vary.

As of the date of this Registration Statement, we had not issued or sold any shares to investors in our private offering. See “Item 10. Recent Sales of Unregistered Securities” for additional information regarding the sale of securities in connection with our private offering.

Reporting Obligations

We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.

We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.

Certain U.S. Tax Considerations

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only CNL Strategic Residential Capital, Inc., and not our subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged to review the following discussion and to consult with your tax advisor to determine the effects of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury regulations”), current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our common stock;

●	subchapter S corporations;

●	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	regulated investment companies (“RICs”);

●	trusts and estates;

●	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

●	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

●	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	persons holding their interest through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in us; and

●	except to the extent discussed below, tax-exempt organizations and non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF US AS A REIT AND HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING AND DISPOSING OF OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of Our Company—General

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ending December 31, 2025. We believe that we have been organized and operated in a manner that will enable us to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to be organized and to operate in a manner that will allow us to continue to qualify for taxation as a REIT under the Internal Revenue Code

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. In addition, to the extent we make certain investments, such as investments in residential mortgage loan securitizations, our ability to qualify as a REIT will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “—Requirements for Qualification as a REIT.” While we believe that we have operated and intend to continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay to our stockholders and, therefore, will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

Individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs are not eligible for the reduced qualified dividend rate. However, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “—Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

●	We will be taxed at regular U.S. federal corporate rates (currently 21%) on any undistributed income, including undistributed net capital gains.

●	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

●	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

●	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (the “required distribution”), we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

●	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us, our tenants (if any) and/or any taxable REIT subsidiaries (“TRSs”), we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

●	If we acquire appreciated assets from a subchapter C corporation (generally, a corporation that is not a REIT, a RIC, or an S corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax on any gain from the disposition of such assets to the extent of the excess of the fair market value of the assets on the date they were acquired by us over the basis of such assets on such date at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation. The results described in this paragraph assume that the subchapter C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Internal Revenue Code is excluded from the application of this built-in gains tax.

●	We will be subject to a 100% tax on any “redetermined rents,” “redetermined TRS service income,” “redetermined deductions” or “excess interest” that are directly or constructively paid between us, our tenants and/or any TRS of our company if and to the extent that the IRS successfully adjusts the reported amounts of these items. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a TRS of our company to any of our tenants. Redetermined TRS service income is the gross income of our TRS attributable to services rendered to us or on our behalf (less deductions properly allocable thereto) to the extent such income (less such deduction) is increased by the IRS to an amount that would reflect the amount of such income based on an arm’s-length negotiation with an unrelated party. Redetermined deductions and excess interest represent amounts that are deducted by our TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations.

●	We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit (“REMIC”)) to the extent that our common stock is held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. See “—Effect of Subsidiary Entities—Taxable Mortgage Pools” and “—Excess Inclusion Income.”

●	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.

●	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

(10)	which meets other tests, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year, and that conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that we will issue common stock with sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of shares of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of shares of our stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

For purposes of condition (8), we have adopted December 31 as our year end, and thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership (references herein to “partnership” include limited liability companies that are classified as partnerships for U.S. federal income tax purposes), Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including equity interests in any lower tier partnerships) will be treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Partnership Audits

Under the Bipartisan Budget Act of 2015, Congress revised the rules applicable to U.S. federal income tax audits of partnerships and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under these rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of the partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. These rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed for the affected partners, subject to a higher rate of interest than otherwise would apply. These changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal tax audit of a subsidiary partnership.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, as described below under “—Taxable REIT Subsidiaries,” that is wholly-owned by a REIT, by other disregarded subsidiaries of the REIT or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT that have not elected to be taxed as corporations for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a TRS would generally be subject to U.S. federal corporate income tax and any applicable state and local taxes on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). We may hold a significant number of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of our total assets (25% for taxable years beginning after December 31, 2025). To the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” such loans will be acquired by a TRS. If dividends are paid to us by one or more domestic TRSs we own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Stockholders” and “—Annual Distribution Requirements.”

In order to satisfy the restriction that TRS securities must constitute no more than 20% of the value of our gross assets (25% for taxable years beginning after December 31, 2025), we may cause dividends to be distributed by one or more TRSs to us at times when it may not be beneficial to do so. We may, in turn, distribute all or a portion of such dividends to our stockholders at times when we might not otherwise wish to declare and pay such dividends. See “—Annual Distribution Requirements” below. These dividends when received by non-corporate U.S. stockholders generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Stockholders” and “—Annual Distribution Requirements.” TRS distributions classified as dividends, however, will generally constitute qualifying income for purposes of the 95% gross income test but not qualifying income for purposes of the 75% gross income test. It is possible that we may wish to distribute a dividend from a TRS to us in order to reduce the value of our TRS securities below 20% of our assets (25% for taxable years beginning after December 31, 2025) but be unable to do so without violating the requirement that 75% of our gross income in the taxable year be derived from real estate assets. Although there are other measures we can take in such circumstances in order to remain in compliance, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

Finally, we may use a TRS to the extent that it conducts servicing or other activities that give rise to fees or other similar income, the receipt of which, beyond certain limits, would be inconsistent with our continued qualification as a REIT. In that event, such income less the expenses associated with the business that produced it would be subject to U.S. federal income tax at the regular corporate rate.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. If amounts are paid to a REIT or a TRS or deducted by a TRS due to transactions between a REIT, its tenants, and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to monitor our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax. We may make loans to certain of our TRSs. Deductions for interest paid on any such loan by a TRS may be limited to the sum of (i) the interest income of the TRS for the taxable year, and (ii) 30% of the adjusted taxable income of the TRS for the taxable year.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”), under the Internal Revenue Code if:

●	substantially all of its assets consist of debt obligations or interests in debt obligations;

●	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

●	the entity has issued debt obligations that have two or more maturities; and

●	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs.

A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a TMP. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s stockholders. See “—Excess Inclusion Income.” If we form in the future any subsidiary REIT that owns less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to corporate income tax. In addition, this characterization would alter the REIT income and asset test calculations of such a subsidiary REIT and could adversely affect such REIT’s compliance with those requirements, which, in turn, could affect our compliance with the REIT requirements. We do not expect that we, or any subsidiary REIT that we form in the future, would form any subsidiary that would become a taxable mortgage pool, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT. However, no assurance can be provided that the IRS could not successfully challenge our ownership of 100% of the equity in such taxable mortgage pool, which would adversely impact the ability of our subsidiary REIT to qualify as a REIT and would adversely impact our REIT qualification.

Subsidiary REITs

We may hold certain assets through a subsidiary REIT, and may establish one or more additional subsidiary REITs to hold certain assets and conduct certain activities. Each such subsidiary REIT would be treated as a separate entity for U.S. federal income tax purposes, and we would not be treated as owning the assets of such subsidiary REIT or recognizing the income recognized by such subsidiary REIT. Each such subsidiary REIT generally would be subject to U.S. federal income tax in the same manner as us and would be subject to the same gross income tests, asset tests and other REIT qualification requirements and considerations as are applicable to us.

The stock of any subsidiary REIT we may form is a qualifying asset to us for the purpose of the 75% asset test so long as the subsidiary REIT continues to qualify as a REIT for U.S. federal income tax purposes. See “—Asset Tests.” Dividends we receive from a subsidiary REIT are qualifying income to us for purposes of both the 75% and 95% gross income tests. See “—Gross Income Tests—Dividend Income.” We may capitalize a subsidiary REIT with debt in addition to equity. Such debt (which is issued by non-publicly offered REITs) will generally not be a qualifying asset for purposes of the 75% asset test. See “—Asset Tests.” Interest paid to us on such debt will generally be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “—Gross Income Tests—Interest Income.”

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets (other than income or gains with respect to debt instruments issued by public REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, gain from the sale or disposition of stock or securities, and other income that the IRS determines to be qualified income for this purpose, which need not have any relation to real property. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests, but we cannot assure you that we will be successful in this effort.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any entity or arrangement treated as a partnership for U.S. federal income tax purposes in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our binding commitment to make or purchase the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by the real property for purposes of these rules. Even if a loan is not secured by real property or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

In the event that we invest in a mortgage loan that is not fully secured by real property, that is secured by personal property and if the fair market value of the personal property securing the loan exceeds 15% of the fair market value of the real and personal property securing the loan, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. The IRS has issued Revenue Procedure 2014-51 addressing a REIT’s investment in distressed debt (the “Distressed Debt Revenue Procedure”). The Distressed Debt Revenue Procedure interprets the “principal amount” of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat gain attributable to any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest. Any mortgage loan that we invest in that is not fully secured by real property, is secured in part by personal property and is secured by personal property the fair market value of which exceeds 15% of the fair market value of all real and personal property securing the mortgage loan will therefore be subject to the interest apportionment rules and the position taken in the Distressed Debt Revenue Procedure, as described above. If a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by real property for purposes of these rules.

In addition, if we modify a distressed debt investment by an agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to reapportion the interest income to the real property security based on the value of the real property at the time of the modification, which may have reduced considerably. In Revenue Procedure 2014-51, the IRS provided a safe harbor under which a REIT is not required to reapportion the interest income on a mortgage loan upon a modification of the loan if the modification was occasioned by a default or would present a substantially reduced risk of default, and certain other requirements are met. Revenue Procedure 2014-51 may therefore allow us to modify certain of our distressed debt investments without adversely affecting the qualification of interest income from such debt investments for purposes of the 75% gross income test. However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2014-51, which could adversely affect our ability to satisfy the 75% gross income test.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or if held by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

We believe that the interest income that we receive from our mortgage-related investments and securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In the case of a mortgage loan that is not fully secured, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We expect any RMBS that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from such RMBS will be qualifying income for the 95% gross income test. In the case of RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our income derived from the REMIC interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from RMBS will be qualifying income for purposes of the REIT gross income tests.

We may also hold excess MSRs, which means the portion of an MSR that exceeds the arm’s-length fee for services performed by the mortgage servicer. In certain private letter rulings, the IRS ruled that interest received by a REIT from excess MSRs meeting certain requirements will be considered interest on obligations secured by mortgages on real property for purposes of the 75% REIT gross income test. A private letter ruling may be relied upon only by the taxpayer to whom it is issued, and the IRS may revoke a private letter ruling. Consistent with the analysis adopted by the IRS in that private letter ruling and based on advice of counsel, we intend to treat income from any excess MSRs that meet the requirements provided in the private letter ruling as qualifying income for purposes of the 75% and 95% gross income tests. Notwithstanding the IRS’s determination in the private letter ruling described above, it is possible that the IRS could successfully assert that such income does not qualify for purposes of the 75% and/or 95% gross income tests, which, if such income together with other income we earn that does not qualify for the 75% or 95% gross income test, as applicable, exceeded 25% or 5% of our gross income, could cause us to be subject to a penalty tax and could impact our ability to qualify as a REIT. See “—Gross Income Tests—Failure to Satisfy the Gross Income Tests” and “—Failure to Qualify as a REIT.” We may hold MSRs other than excess MSRs in a TRS in order to avoid recognizing non-qualifying income for purposes of the REIT gross income tests.

Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, which we refer to as “phantom income,” and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments, including mortgage loans and RMBS, in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on a constant yield to maturity of the debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is received, unless we elect to include accrued market discount in incomes as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument would ultimately be collected in full. If we collect less on the debt instrument than our purchase price plus any market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in subsequent years. In certain cases, we may be able to cease accruing interest income with respect to a debt instrument, to the extent there is reasonable doubt as to our ability to collect such interest income. However, if we recognize insufficient interest income, and the IRS were to successfully assert that we did not accrue the appropriate amount of income with respect to such a debt instrument in a given taxable year, we may be required to increase our taxable income with respect to such year, which could cause us to be required to pay a deficiency dividend or a tax on undistributed income, or fail to qualify as a REIT.

Some of the MBS and other debt instruments that we purchase will likely have been issued with OID. We will be required to accrue OID based on a constant yield method and income will accrue on the debt instruments based on the assumption that all future payments on such debt instruments will be made. If such debt instruments turn out not to be fully collectible, an offsetting loss will only become available in a later year when uncollectibility is provable. Moreover, such loss will likely be treated as a capital loss in our hands, and the utility of that deduction would therefore depend on our having capital gain in that later year or thereafter. In addition, we may also acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification. To the extent that such modifications are made with respect to a debt instrument held by a TRS treated as a dealer for U.S. federal income tax purposes, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt obligation to its fair market value as if the debt obligation were sold. In that case, such TRS would recognize a loss at the end of the taxable year in which the modification were made to the extent the fair market value of such debt obligation were less than its principal amount after the modification. We may also be required under the terms of the indebtedness that we incur to use cash received from interest payments to make principal payment on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

We also may hold excess MSRs directly or indirectly. Based on IRS guidance concerning the classification of MSRs, we intend to treat such excess MSRs as ownership interests in the interest payments made on the underlying mortgage loans, akin to an “interest only” strip. Under this treatment, for purposes of determining the amount and timing of taxable income, each excess MSR is treated as a bond that was issued with OID on the date we acquired such excess MSR. In general, we are required to accrue OID based on the constant yield to maturity of each excess MSR, and to treat such OID as taxable income in accordance with the applicable U.S. federal income tax rules. The constant yield of an excess MSR is determined, and is taxed, based on a prepayment assumption regarding future payments due on the mortgage loans underlying the excess MSR. If the mortgage loans underlying an excess MSR prepay at a rate different than that under the prepayment assumption, our recognition of OID will be either increased or decreased depending on the circumstances. Thus, in a particular taxable year, we may be required to accrue an amount of income in respect of an excess MSR that exceeds the amount of cash collected in respect of that excess MSR. Furthermore, it is possible that, over the life of the investment in an excess MSR, the total amount we pay for, and accrue with respect to, the excess MSR may exceed the total amount we collect on such excess MSR. No assurance can be given that we will be entitled to a deduction for such excess, meaning that we may be required to recognize phantom income over the life of an excess MSR.

In addition to the rules described above, we are generally required to include certain amounts in income no later than the time that the amounts are reflected on our financial statements, subject to an exception for MSRs and certain other exceptions. This rule could cause us to be required to take income into account earlier than under the general tax principles otherwise discussed herein.

Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Fee Income

We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either the 75% or 95% gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Income inclusions from equity investments in certain foreign corporations, are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes. However, under IRS guidance, such income inclusions generally will constitute qualifying income for purposes of the REIT 95% gross income test.

Income inclusions under the Internal Revenue Code rules relating to “controlled foreign corporations” and “passive foreign investment companies” with respect to certain equity investments in a foreign TRS or other non-U.S. corporation in which we may hold an equity interest are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes. In Revenue Procedure 2018-48, the IRS stated that such income inclusions will be treated as qualifying income for purposes of the 95% gross income test and that certain foreign currency gains related thereto would be disregarded in applying the 95% gross income test.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, interest only strips, options, futures contracts, forward rate agreements, swaptions, similar financial instruments or other financial instruments that we deem appropriate. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, and (3) primarily to manage risk with respect to a hedging transaction described in clause (1) or (2) after the extinguishment of such borrowings or disposal of the asset producing such income that is hedged by the hedging transaction, provided, in each case, that the hedging transaction is clearly identified as such before the close of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurances we will be successful in this regard.

Rents from Real Property

To the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations. We intend to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance we will be successful in this regard.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the greater of 150% of our direct cost in furnishing or rendering the services or the payment for such services does not exceed 1% of the total gross income from the property for the relevant taxable year. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not otherwise disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving our failure to satisfy the gross income tests, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be a significant amount.

Asset Tests

At the close of each calendar quarter we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, interests in mortgages secured by real property or interests in real property, and certain kinds of RMBS and mortgage loans, and debt instruments issued by publicly offered REITs, interests in obligations secured by both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value securing such mortgage, and personal property to the extent income from such personal property is treated as “rents from real property” because the personal property is rented in connection with a rental of real property and constitutes less than 15% of the aggregate property rented. Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either (A) voting power or (B) value (the “10% value test”). Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our total assets (25% for taxable years beginning after December 31, 2025). Fifth, the aggregate value of debt instruments issued by publicly offered REITs held by us that are not otherwise secured by real property may not exceed 25% of the value of our total assets.

The 5% and 10% asset tests described above do not apply to securities of TRSs, qualified REIT subsidiaries, or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain “straight debt” and other excluded securities described in the Internal Revenue Code including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, for purposes of the 10% value test (a) a REIT’s interest as a partner in a partnership is not considered a security; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for purposes of a partnership issuer, our interest as a partner in the partnership).

In addition, we may have to enter into repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan (which includes for these purposes personal property securing the loan if such personal property does not exceed 15% of the total fair market value of all of the property securing such loan) is equal to or greater than the principal amount of the loan or the loan either is secured only by real property or in the case of a loan secured by real and personal property, the value of the personal property securing the loan does not exceed 15% of the value of all property securing the loan. In the event that we invest in a mortgage loan that is secured by both real property and personal property the value of which is more than 15% of the value of all property securing the loan (and the fair market value of the other property securing the loan exceeds 15% of the total fair market value of all of the property securing such loan), Revenue Procedure 2014-51, may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. Pursuant to Revenue Procedure 2014-51, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset if the REIT treats the loan as a real estate asset in an amount equal to the lesser of (1) the value of the loan or (2) the greater of (i) the current value of the real property securing the loan or (ii) the value of the real property securing the loan at the relevant testing date (generally, the date the REIT commits to make the loan or to purchase the loan, as the case may be). This safe harbor, if it applied to us, would help us comply with the REIT asset tests following the acquisition of distressed debt if the value of the real property securing the loan were to subsequently decline.

In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to redetermine the portion of the loan that is treated as a real estate asset for purposes of the REIT asset tests. In Revenue Procedure 2014-51, the IRS has provided a safe harbor under which a REIT is not required to redetermine the value of real property securing a mortgage loan for purposes of the REIT asset tests in the event of a significant modification of the loan if the modification meets certain requirements. See “—Income Tests—Interest Income.” However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2014-51, which could adversely affect our ability to satisfy the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in mortgage loans cause a violation of the REIT asset tests. The Internal Revenue Code provides that a regular or a residual interest in a REMIC is generally treated as a real estate asset for the purposes of the REIT asset tests, and any amount includible in our gross income with respect to such an interest is generally treated as interest on an obligation secured by a mortgage on real property for the purposes of the REIT gross income tests. If, however, less than 95% of the assets of a REMIC in which we hold an interest consist of real estate assets (determined as if we held such assets), we will be treated as holding our proportionate share of the assets of the REMIC for the purpose of the REIT asset tests and receiving directly our proportionate share of the income of the REMIC for the purpose of determining the amount of income from the REMIC that is treated as interest on an obligation secured by a mortgage on real property.

Failure to Satisfy the Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We expect that the assets comprising our mortgage-related investments and securities that we will own generally will be qualifying assets for purposes of the 75% asset test, and we intend to monitor our compliance on an ongoing basis. There can be no assurance, however, that we will continue to be successful in this effort. We do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets including our interests in our TRSs or other non-publicly traded investments may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

●	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

●	90% of the net income (after tax), if any, from foreclosure property (as described below) and recognized built-in gain (as discussed above); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted toward our distribution requirement, and to give rise to a tax deduction to us, they cannot be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among our different classes of stock as set forth in our organizational documents. These preferential dividend limitations will not apply to us during any period that we are treated as a publicly offered REIT, which generally includes a REIT required to file annual and periodic reports with the SEC.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid U.S. federal corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes, resulting in original issue discount, such that we will be required to include in our income a portion of the original issue discount each year that the instrument is held before we receive any corresponding cash. Furthermore, we may invest in assets that accrue market discount, which may require us to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. In addition, we generally are required to include certain amounts in income no later than the time that the amounts are reflected on our financial statements, which could cause us to be required to take income into account earlier than under general tax principals, resulting in “phantom income.” In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, to use cash reserves, to liquidate non cash assets at rates or times we regard as unfavorable, or to pay dividends in the form of taxable in-kind distributions of property including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income that we or a TRS generates will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a customer of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s-length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

This determination of whether any amount is arm’s-length is inherently factual, and the IRS may assert that any such amounts paid or received by a TRS of ours do not represent arm’s-length amounts. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Excess Inclusion Income

A portion of our income may come from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” While we generally intend to structure any securitizations we enter into in a manner that is intended to avoid generating excess inclusion income, there can be no assurance that we will be able to do so. A REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. We are required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

●	cannot be offset by any net operating losses otherwise available to the stockholder;

●	in the case of a stockholder that is a REIT, a RIC, or a common trust fund or other pass-through entity, is considered excess inclusion income of such entity;

●	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax;

●	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders; and

●	is taxable (at the highest U.S. federal corporate tax rate, currently 21%) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, if we were required to recognize excess inclusion income, we intend to make such determinations using a reasonable method.

Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in our securities.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we will have an interest to ensure that they will not adversely affect our qualification as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates (currently 21%).

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions that will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to non-corporate U.S. stockholders who receive dividends from taxable subchapter C corporations. However, pursuant to Section 199A of the Internal Revenue Code, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Pursuant to Treasury regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the U.S. stockholder must meet two holding period-related requirements. First, the U.S. stockholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. stockholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. In addition, Treasury regulations provide that shareholders of RICs are also entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such RICs, provided that the applicable stockholder satisfies the holding period requirements discussed above with respect to the stockholder’s RIC stock. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on our securities.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal tax rates of 20% in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. non-corporate stockholders, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares of our common stock, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held our common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)	the qualified dividend income received by us during such taxable year from subchapter C corporations (including any domestic TRS in which we may own an interest);

(b)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a subchapter C corporation over the U.S. federal income tax paid by us with respect to such built-in gain;

provided that, in no case may the amount we designate as qualified dividend income exceed the amount we distribute to our stockholders as dividends with respect to the taxable year.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any domestic TRS we may form, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. Any net operating losses generated will be able to offset 80% of our net taxable income (determined without regard to the dividends paid deduction). Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Effect of Subsidiary Entities—Taxable Mortgage Pools” and “—Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in our common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20%, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates of up to 37% if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

U.S. federal income tax information reporting rules may apply to certain transactions in our stock. Where such rules apply, the “cost basis” calculated for the stock involved will be reported to the IRS and to a holder of such stock. Generally these rules apply to all shares purchased including those purchased through our distribution reinvestment plan. For “cost basis” reporting purposes, a holder may identify by lot the shares that the holder transfers or that are redeemed, but if the holder does not timely notify us of the holder’s election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. The shares in our distribution reinvestment plan are also eligible for the “average cost” basis method, should a holder so elect. Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between “brokers” and are not issued to the IRS or to a holder of stock directly.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. The 20% deduction allowed by Section 199A of the Internal Revenue Code, with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for Chapter 1 of the Internal Revenue Code and this is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Section 2A of the Internal Revenue Code. U.S. stockholders should consult their tax advisors regarding this tax on net investment income.

Foreign Accounts

Dividends to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these withholding rules on their ownership and disposition of our securities. See “—Foreign Accounts” below.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this Registration Statement as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) we do not hold an asset that gives rise to “excess inclusion income” (see “—Effect of Subsidiary Entities” and “—Excess Inclusion Income”), distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, it is possible that a portion of our dividends received by a tax-exempt stockholder will be treated as UBTI.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) and (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI, unless they are able to properly exclude certain amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) that is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Although we do not anticipate that we will be treated as a pension-held REIT, there can be no assurance that this will be the case. Prospective stockholders who are tax-exempt organizations should consult with their tax advisors regarding the tax consequences of investing in our securities. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Non-U.S. stockholders should consult their tax advisors concerning the U.S. federal, state, local and foreign tax, and any estate tax consequences of ownership of our common stock.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that would result in a portion of our dividends being considered excess inclusion income, and accordingly, it is possible that a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (unless reduced or eliminated by a treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (A) our common stock constitutes a U.S. real property interest (“USRPI”), or (B) either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and, in the case of a non-U.S. stockholder that is a corporation, may also be subject to the 30% branch profits tax on such gain after the application of the income tax) or (2) the non-U.S. stockholder is a non-resident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

If our common stock constitutes a USRPI, as described below under “—Dispositions of our Common Stock,” distributions by us in excess of the sum of (1) a non-U.S. stockholder’s proportionate share of our earnings and profits plus (2) the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. As described below, we do not expect shares of our common stock to constitute USRPIs.

Capital Gain Dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (“USRPI capital gains”) will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 21% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (unless reduced or eliminated by a treaty) in the hands of a non-U.S. stockholder that is a corporation. However, the 21% withholding tax will not apply to any capital gain dividend (i) with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (ii) received by certain non-U.S. publicly traded investment vehicles meeting certain requirements. Instead, any capital gain dividend received by such a stockholder will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. Furthermore, distributions to “qualified foreign pension funds” or an entity all of the interests of which are held by a “qualified foreign pension fund” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and, in the case of a non-U.S. stockholder that is a corporation, may also be subject to the 30% branch profits tax on such gain after the application of the income tax) or (2) the non-U.S. stockholder is a non-resident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year). We do not anticipate that a material portion of our assets will constitute USRPIs.

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular stockholder, our common stock will constitute a USRPI only if each of the following three statements is true:

(a)	we are not a “United Sates real property holding corporation” during a specified testing period and certain procedural requirements are satisfied. A “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned U.S. real property interests that exceeded in value 50% of the value of the corporation’s U.S. real property interests, interests in real property located outside the United States and other assets used in the corporation’s trade or business. We do not expect that 50% or more of our assets will consist of U.S. real property interests and therefore we do not expect that we will be a United States real property holding corporation, although no assurance can be provided in this regard;

(b)	we are not a “domestically-controlled REIT.” A domestically-controlled REIT includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. persons at all times during a specified testing period. Certain look-through and presumption rules will apply to any of our securities held by a RIC or another REIT. Although we believe that we are a domestically-controlled REIT, we cannot make any assurance that we will remain a domestically-controlled REIT; and

(c)	either (i) our common stock is not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (ii) our common stock is “regularly traded” on an established securities market and the selling non-U.S. stockholder has actually or constructively held over 10% of our outstanding common stock any time during the shorter of the five-year period ending on the date of the sale or the period such selling non-U.S. stockholder held our common stock. We do not expect our stock to be treated as regularly traded for this purpose.

Furthermore, dispositions of our common stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

Specific wash sales rules applicable to sales of stock in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock even if we are a domestically-controlled REIT. These rules would apply if a non-U.S. stockholder (a) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, and (b) acquires, or enters into a contract or option to acquire, other shares of our common stock during the 61-day period that begins 30 days prior to such ex-dividend date.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, and, in the case of a non-U.S. stockholder that is a corporation, may also be subject to the 30% branch profits tax on such gain after the application of the income tax, or (b) if the non-U.S. stockholder is a non-resident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the non-resident alien individual will be subject to a 30% tax on the individual’s net capital gain.

Backup Withholding and Information Reporting

We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within an exempt category and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts

Federal legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. Under Treasury regulations, a 30% withholding tax is imposed on payments made with respect to dividends on our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement this legislation comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and may be changed at any time, possibly with retroactive effect. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of our common stock.

Prospective investors are urged to consult with their tax advisors regarding the potential effects of legislative, regulatory, or administrative developments on an investment in our securities.

ITEM 1A. RISK FACTORS.

An investment in our shares involves risks. You should specifically consider the following material risks in addition to the other information contained in this Registration Statement. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements.

Risks Related to Our Organizational Structure

We have no operating history or experience operating as a REIT and there is no assurance that we will be able to successfully achieve our investment objectives.

We are a newly formed entity with no operating history and may not be able to achieve our investment objectives. As of the date of this Registration Statement, we have not made any investments in real estate debt or otherwise or have any operations or financing from sources other than from the Advisor, the Sub-Advisor or their affiliates. We cannot assure you that the past experiences of affiliates of the Advisor or the Sub-Advisor will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares may entail more risk than the shares of common stock of a REIT with a substantial operating history.

The Sub-Advisor, subject to the oversight of the Advisor, manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our board of directors for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.

The Advisor is responsible for the overall management of our activities and the Sub-Advisor is responsible for the day-to-day management of our investments. The Sub-Advisor is primarily responsible for analyzing, conducting due diligence on, and selecting prospective investments. Our board of directors approved very broad investment guidelines that delegate to the Sub-Advisor, subject to the oversight of the Advisor, the authority to execute acquisitions and dispositions of real estate debt on our behalf, in each case so long as such investments are consistent with the investment guidelines or our charter. The Sub-Advisor will implement on our behalf the strategies and discretionary approaches it believes from time to time may be best suited to prevailing market conditions in furtherance of that purpose, subject to the limitations under our investment guidelines or our charter. There can be no assurance that the Sub-Advisor will be successful in implementing any particular strategy or discretionary approach to our investment activities. Our board of directors reviews our investment guidelines on an annual basis (or more often as it deems appropriate) and reviews our investment portfolio periodically. The prior approval of our board of directors will be required only for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors rely primarily on information provided to them by the Advisor and the Sub-Advisor. Furthermore, transactions entered into on our behalf by the Sub-Advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

There is no public trading market for our shares; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for our shares, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares. We expect to repurchase shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share) and not based on the price at which you initially purchased your shares. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan.

Your ability to have your shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the number of shares we may repurchase is subject to caps. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders.

We may choose to repurchase fewer shares than have been requested in any particular quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real estate debt or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the aggregate NAV of total repurchases (including repurchases at any investor access funds that may be created primarily to hold our shares) is limited, in any calendar quarter, to no more than 2.5% of our aggregate NAV (based on the aggregate NAV as of the last date of the month immediately prior to the repurchase date) and, in any calendar year, to shares whose aggregate value is no more than 10.0% of our aggregate NAV (based on the average aggregate NAV as of the end of each of our trailing four quarters). Additionally, shares that have not been outstanding for at least one year, as further described in our share repurchase plan, will not be repurchased, provided that such minimum holding requirement and the pro rata repurchase requirement may be waived by us in the case of documented death, qualifying disability, or bankruptcy of a stockholder or other exigent circumstances, as further described in our share repurchase plan. Further, our board of directors may amend, suspend or terminate our share repurchase plan or waive any of its specific conditions if it deems such action to be in our best interests. If the total amount of all shares requested to be repurchased in any given quarter is not repurchased, funds will be allocated pro rata based on the total number of shares being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of our share repurchase plan, as applicable.

Our assets will primarily consist of real estate debt that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in real estate debt or other illiquid investments rather than repurchasing our shares is in our best interests as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Because we are not required to authorize the recommencement of our share repurchase plan within any specified period of time, we may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Item 1. Business—Share Repurchase Plan.”

The shares will not be listed on an exchange or quoted through a national quotation system for the foreseeable future, if ever. Therefore, you will have limited liquidity and may not receive a full return of your invested capital if you sell your shares.

The shares are illiquid assets for which there is not expected to be any secondary market, nor is it expected that any will develop in the future. Your ability to transfer your shares is limited. See “Item 11. Description of Registrant’s Securities to be Registered—Restrictions on Ownership and Transfer.” In an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a share repurchase plan whereby, subject to certain limitations, stockholders may request on a quarterly basis that we repurchase all or any portion of their shares. However, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular quarter in our discretion. If you are able to sell your shares, you may only be able to sell them at a substantial discount for the price you paid. Investor suitability standards imposed by certain states may also make it more difficult to sell your shares to someone in those states. The shares should be purchased as a long-term investment only.

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.

Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector, could cause our stockholders to seek to sell their shares to us pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous private offering in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and purchasing suitable assets on attractive terms, there could be a delay between the time we receive net proceeds from the sale of our shares in our private offering and the time we invest the net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our stockholders that may be invested in money market accounts or other similar temporary investments, each of which are subject to management fees.

In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the net proceeds of sales of our common stock or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.

The amount and source of distributions we may make to our stockholders are uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

Our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this Registration Statement. Because we have no assets and have not identified any assets to acquire with the proceeds of our private offering as of the date of this Registration Statement, we may not generate sufficient income to make distributions to our stockholders. Our board of directors (or a committee of our board of directors) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:

●	the limited size of our portfolio in the early stages of our development;

●	our inability to invest the proceeds from sales of our shares on a timely basis in income-producing assets;

●	high levels of repurchase requests under our share repurchase plan for a prolonged period of time, which could lead to the disposition of investments to generate liquidity to satisfy repurchase requests.

●	our inability to realize attractive risk-adjusted returns on our investments;

●	high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

●	defaults in our investment portfolio or decreases in the value of our investments.

As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

We may pay distributions from sources other than our cash flow from operations, including, without limitation, from borrowings or the sale of or repayment under our assets, expense support from the Advisor and the Sub-Advisor, or proceeds from our private offering, and we have no limits on the amounts we may pay from such sources.

We may not generate sufficient cash flow from operations to fully fund distributions to stockholders, particularly during the early stages of our operation. Therefore, particularly in the earlier part of our private offering, we may fund distributions to our stockholders from sources other than cash flow from operations, including, without limitation, from borrowings, expense support from the Advisor and the Sub-Advisor, or the sale of or repayment under our assets. We may also fund our distributions with proceeds from our private offering. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from our private offering and the performance of our investments, including our real estate debt portfolio. Funding distributions from borrowings or the sale of or repayment under our assets will result in us having less funds available to acquire real estate debt or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities may impact the NAV of shares and the value of your investment. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.

To the extent we borrow funds to pay distributions, we would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.

We may also defer operating expenses or pay expenses (including the fees of the Advisor and the Sub-Advisor) with our shares in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. We may repurchase shares from the Advisor or the Sub-Advisor shortly after issuing such shares as compensation. The payment of expenses in our shares will dilute your ownership interest in our portfolio of assets. There is no guarantee any of our operating expenses will be deferred and neither the Advisor nor the Sub-Advisor is under any obligation to receive future fees or distributions in our shares and may elect to receive such amounts in cash.

Purchases and repurchases of our shares are not made based on the current NAV per share.

Generally, our offering price per share with respect to our Class T shares, Class I shares, Class D shares, Class A shares, Class FA shares and Class E shares and the price at which we make repurchases of our shares will equal the NAV per share of the applicable class as of the last calendar day of the month immediately prior to the purchase date or the repurchase date, respectively, plus, in the case of our offering price, applicable upfront selling commissions and Managing Dealer fees. The NAV per share, if calculated as of the date on which you make your subscription request or repurchase request, may be significantly different than the transaction price you pay or the repurchase price you receive. Certain of our investments or liabilities are subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire or we repurchase our shares; however, the prior month’s NAV per share will generally continue to be used as the transaction price per share and repurchase price per share. In exceptional circumstances, we may in our sole discretion, but are not obligated to, offer and repurchase shares at a different price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month and we believe an updated price is appropriate. In such exceptional cases, the transaction price and the repurchase price will not equal our NAV per share as of any time.

Valuations of our assets are estimates of fair value and may not necessarily correspond to realizable value.

Our board of directors, including a majority of our independent directors, has adopted a valuation policy that contains a comprehensive set of guidelines to be used in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. The Advisor will initially determine the fair value of our assets in accordance with our valuation policy based on the recommendation of the Sub-Advisor and with the assistance of the independent valuation advisor. The ultimate determination of the fair value of our assets for which market quotations are not readily available will be made by our board of directors. Our board of directors has also delegated the calculation of our NAV to the Administrator; however, our board of directors is ultimately responsible for the determination of our NAV. Because these fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value.

Residential whole mortgage loans acquired by us will initially be valued at cost (plus capitalized costs and fees in accordance with generally accepted accounting principles in the United States (“GAAP”)). Investments in other securities with readily available market quotations will be valued monthly at fair market value. We will also report our derivative assets and liabilities at fair value based on price quotes from at least one independent pricing service. Additionally, the Advisor and Sub-Advisor may, in their discretion, consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. When the Advisor and Sub-Advisor deem it necessary or advisable, investments may be valued based on proprietary pricing models used by the Advisor, the Sub-Advisor or independent service providers. Investments that are listed on a national securities exchange (including such investments when traded in the after-hours market) will be valued at their last sales prices on the date of determination on the largest securities exchange (by trading volume in such investment) on which such investments will have traded on such date. If no such sales of such investments occurred on the date of determination, such investments will be valued at the midpoint between the “bid” and the “asked” price for long positions and at the “asked” price for short positions on the largest securities exchange (by trading volume in such investment) on which such investments are traded, on the date of determination. Investments that are not listed on an exchange but are traded over-the-counter will be valued at the representative “bid” quotations if held long and at representative “asked” quotations if held short. Investments that are not listed on an exchange and are not traded over-the-counter but for which external pricing or valuation sources are available will be valued in accordance with such external pricing or valuation sources; provided, however, that such valuations may be adjusted by the Advisor to account for recent trading activity or other information that may not have been reflected in pricing obtained from external sources. For more information regarding our valuation process, see “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Calculation and Valuation of Net Asset Value.”

Within the parameters of our valuation policy, the valuation methodologies used to value our investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations of our investments will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Advisor and our independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the valuation. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares, the price we paid to repurchase our shares or NAV-based fees we paid to the Advisor, the Sub-Advisor and the Managing Dealer to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for our shares in our private offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan are generally based on our prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

Our NAV per share amounts may change materially if the valuations of our assets materially change from prior valuations or the actual operating results for a particular month differ from what we originally budgeted for that month.

In connection with the monthly NAV process, the valuations of our assets will be conducted monthly. When these valuations are considered by the Advisor for purposes of valuing the relevant asset, there may be a material change in our NAV per share amounts for each class of our shares from those previously reported. These changes in an asset’s value may be as a result of asset-specific events or as a result of more general changes to real estate values resulting from local, national or global economic changes. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new monthly valuation may differ materially from the prior valuation or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to take into consideration the new valuation or actual operating results may cause the NAV per share for each class of our shares to increase or decrease, and such increase or decrease will occur in the month the adjustment is made.

It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.

The Advisor’s determination of our monthly NAV per share will be based in part on monthly valuations of our real estate debt and other securities for which market prices are not readily available reviewed by our independent valuation advisor, each in accordance with valuation policy approved by our board of directors. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent valuation. The Advisor and Sub-Advisor will review valuation reports and monitor our real estate debt, and are responsible for notifying the independent valuation advisor of the occurrence of any market-driven event they believe may cause a material valuation change in the real estate debt valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our real estate debt or liabilities between valuations, or to obtain complete information regarding any such events in a timely manner. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation policy. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor or to the detriment of either stockholders who repurchase their shares, or stockholders whose shares are repurchased, or existing stockholders.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The method for calculating our NAV, including the components used in calculating our NAV, will not be prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We will calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase our shares, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, will not be prepared in accordance with GAAP. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.

Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase our shares and the amount of the Advisor’s and the Sub-Advisor’s management fee and total return incentive fee. You should carefully review the disclosure of our valuation policy and how NAV will be calculated under “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Calculation and Valuation of Net Asset Value.”

If we are unable to raise substantial funds, we will be limited in the number and type of investments we make, and the value of your investment in us will be more dependent on the performance of any of the specific assets we acquire.

Our private offering is being made on a “best efforts” basis, which means that the Managing Dealer is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any shares. As a result, the amount of proceeds we raise in our private offering or otherwise may be substantially less than the amount we would need to achieve a broader portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments, resulting in less breadth in terms of the type, number, geography and size of investments that we make. In that case, the likelihood that any single asset’s or market’s performance would adversely affect our profitability will increase. There is a greater risk that you will lose money in your investment if we have less breadth in our portfolio. Further, we will have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

In the event we are able to quickly raise a substantial amount of capital, we may have difficulty investing it in assets.

If we are able to quickly raise capital during our private offering, we may have difficulty identifying and purchasing suitable investments on attractive terms. Therefore, there could be a delay between the time we receive net proceeds from the sale of our shares in our private offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of our private offering, our results of operations and financial condition may be adversely affected.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a “control premium” for his, her or its shares.

Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to elect to be subject, by a charter or bylaw provision or a board of directors resolution and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

●	staggering the board of directors into three classes;

●	requiring a two-thirds vote of stockholders to remove directors;

●	providing that only the board of directors can fix the size of the board;

●	providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	providing for a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares. In our charter, at such time as we become eligible to make a Subtitle 8 election, we have elected pursuant to Subtitle 8 that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through other provisions in our charter and bylaws, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions described above, but our charter does not prohibit our board of directors from opting into any of these provisions in the future.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” (which is defined as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock and (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock) or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. A person is not an interested stockholder if our board of directors approved in advance the transaction by which such person would otherwise have become an interested stockholder. In approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by our board of directors. After the five-year period ends, any merger or other business combination with the interested stockholder or any affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

●	80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

●	two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combination involving us and any person, including CNL, Balbec, the Managing Dealer, the Advisor and the Sub-Advisor, from the provisions of this law, provided that such business combination is first approved by our board of directors.

Our charter permits our board of directors to issue preferred stock on terms that may be senior to the rights of the holders of our shares or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our charter, to authorize the issuance of shares of preferred stock without stockholder approval. Further, our board of directors may classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could be senior to the rights of the holders of our shares or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our shares.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply: (1) to shares acquired in a merger, consolidation or share exchange if the Maryland corporation is a party to the transaction; or (2) to acquisitions approved or exempted by the charter or bylaws of the Maryland corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see “Item 11. Description of Registrant’s Securities to be Registered—Control Share Acquisitions.”

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our charter requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Further, we intend to enter into separate indemnification agreements with each of our officers and directors. Notwithstanding the above, our charter provides that we may not indemnify a director, the Advisors or any of our or the Advisors’ affiliates for any liability or loss suffered by any of them, or hold any of them harmless for any loss or liability suffered by us, unless such person has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, such person was acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by any of our non-independent directors, the Advisors or any of our or the Advisors’ affiliates or gross negligence or willful misconduct by any of our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders. Nevertheless, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. See “Item 12. Indemnification of Directors and Officers.”

Our charter contains stock ownership limits, which may delay or prevent a change of control.

In order for us to qualify as a REIT for each taxable year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year, and at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year of 12 months, or during a proportionate portion of a shorter taxable year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts and some charitable trusts. To assist us in complying with these limitations, among other purposes, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. These ownership limitations could also have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our charter’s constructive ownership rules are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding shares, determined as described in the preceding paragraph, by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of the outstanding shares and thus violate the share ownership limits. Our charter also provides that any attempt to own or transfer shares of our common stock or preferred stock (if and when issued) in excess of the stock ownership limits without the consent of our board of directors or in a manner that would cause us to be “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the shares are held during the last half of a taxable year) will result in the shares being deemed to be transferred to a trustee for a charitable trust or, if the transfer to the charitable trust is not automatically effective to prevent a violation of the share ownership limits or the restrictions on ownership and transfer of our stock, any such transfer of such shares being null and void. These constructive ownership rules may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest.

Your percentage ownership interest in us will be diluted if we issue additional shares.

Holders of our shares will not have pre-emptive rights to any shares we issue in the future. Our charter authorizes us to issue a total of 1,100,000,000 shares of capital stock, of which 1,000,000,000 shares are classified as common stock, of which 200,000,000 shares are classified as Class T shares, 200,000,000 shares are classified as Class D shares, 250,000,000 shares are classified as Class I shares, 200,000,000 shares are classified as Class A shares, 100,000,000 are classified as Class FA shares, and 50,000,000 shares are classified as Class E shares and 100,000,000 shares are classified as preferred stock. In addition, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase our shares in our private offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in our private or future private or public offerings; (2) issue shares upon the exercise of the options we may grant to our directors or future employees; (3) issue shares to the Advisor, the Sub-Advisor or their respective successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us; or (4) issue equity incentive compensation to certain employees of affiliated service providers or to third parties as satisfaction of obligations under incentive compensation arrangements. To the extent we issue additional shares after your purchase in our private offering, your percentage ownership interest in us will be diluted.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to continue to conduct our operations so that we are not an investment company under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company. See “Item 1. Business—Investment Company Act Considerations.”

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the applicable exemption under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders.

We depend on the Advisors to develop appropriate systems and procedures to control operational risk.

Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in our operations may cause us to suffer financial losses, the disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. We will depend on the Advisors and their respective affiliates to develop the appropriate systems and procedures to control operational risk. We rely heavily on our financial, accounting and other data processing systems. The ability of our systems to accommodate transactions could also constrain our ability to properly manage our portfolio. The liability of the Advisors for losses incurred due to the occurrence of any such errors may be limited.

We are subject to the risk that our intended investment transactions may not be effected in a timely and efficient manner due to various circumstances, including, without limitation, systems failure or human error. As a result, we could be unable to achieve the market position selected by the Advisors or might incur a loss in liquidating our positions. Since some of the markets in which we may effect transactions are over-the-counter or interdealer markets, the participants in such markets are typically not subject to credit evaluation or regulatory oversight comparable to that which members of exchange-based markets are subject. We are also exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions, thereby causing us to suffer a loss.

Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in our private offering, which could harm our ability to achieve our investment objectives.

Broker-dealers are required to comply with Regulation Best Interest, which, among other requirements, establishes a new standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The full impact of Regulation Best Interest on participating broker-dealers cannot be determined at this time, and it may negatively impact whether participating broker-dealers and their associated persons recommend our private offering to certain retail customers. In particular, under SEC guidance concerning Regulation Best Interest, a broker-dealer recommending an investment in our shares should consider a number of factors, including but not limited to cost and complexity of the investment and reasonably available alternatives in determining whether there is a reasonable basis for the recommendation. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe is in the best interest of a particular retail customer. However, if broker-dealers instead choose alternatives to our shares, many of which likely exist, our ability to raise capital will be adversely affected. If Regulation Best Interest reduces our ability to raise capital in our private offering, it may harm our ability to achieve our objectives.

We could be negatively impacted by cybersecurity attacks.

We, and our businesses, as well as the Advisor and the Sub-Advisor, may use a variety of information technology systems in the ordinary course of business, which are potentially vulnerable to unauthorized access, computer viruses and cyber-attacks, including cyber-attacks to our information technology infrastructure and attempts by others to gain access to our propriety or sensitive information, and ranging from individual attempts to advanced persistent threats. The risk of such a security breach or disruption has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased and will likely continue to increase in the future. The procedures and controls we use to monitor these threats and mitigate our exposure may not be sufficient to prevent cybersecurity incidents. The results of these incidents could include disrupted operations, misstated or unreliable financial data, theft of trade secrets or other intellectual property, liability for disclosure of confidential customer, supplier or employee information, increased costs arising from the implementation of additional security protective measures, regulatory enforcement litigation and reputational damage, which could materially adversely affect our financial condition, business and results of operations. These risks require continuous and likely increasing attention and other resources from us to, among other actions, identify and quantify these risks, upgrade and expand our technologies, systems and processes to adequately address them and provide periodic training for the Advisor’s employees to assist them in detecting phishing, malware and other schemes. Such attention diverts time and other resources from other activities and there is no assurance that our efforts will be effective. Additionally, the cost of maintaining and improving such systems and processes, procedures and internal controls may increase from its current level. Potential sources for disruption, damage or failure of our information technology systems include, without limitation, computer viruses, security breaches, human error, cyber-attacks, natural disasters and defects in design. Additionally, due to the size and nature of our company, we rely on third-party service providers for many aspects of our business. We can provide no assurance that the networks and systems that our third-party vendors have established or use will be effective. Even if we, the Advisor or the Sub-Advisor are not targeted directly, cyber-attacks on the U.S. and foreign governments, financial markets, financial institutions, or other businesses, including vendors, software creators, cybersecurity service providers, and other third parties with whom we, the Advisor or the Sub-Advisor do business, may occur, and such events could disrupt our normal business operations and networks in the future.

We may change our investment and operational policies without stockholder consent.

We may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this Registration Statement. Our board of directors also approved very broad investment policy guidelines with which we must comply, but these guidelines provide the Advisor and the Sub-Advisor with broad discretion and can be changed by our board of directors. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.

General Risks Related to Our Investments

Investments in real estate debt are subject to risks including various creditor risks and early redemption features which may materially adversely affect our results of operations and financial condition.

The real estate debt in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Real estate debt is also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligation and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.

Prepayment rates may adversely affect the value of our portfolio.

Prepayment rates may adversely affect the value of our portfolio. Prepayment rates on our investments, where contractually permitted, are influenced by changes in current interest rates, significant improvement in the performance of underlying real estate assets and a variety of economic, geographic and other factors beyond our control. Consequently, prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from increases in such rates. The conditional prepayment rate (“CPR”) is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. An increase in prepayment rates, as measured by the CPR, will typically accelerate the amortization of our securitized portfolio of loans, thereby reducing the yield or interest income earned on such assets.

In periods of declining interest rates, prepayments on investments generally increase and the proceeds of prepayments received during these periods may be reinvested by us in comparable assets at reduced yields. In addition, the market value of investments subject to prepayment may, because of the risk of prepayment, benefit less than other fixed-income securities from declining interest rates. Conversely, in periods of rising interest rates, prepayments on investments, where contractually permitted, generally decrease, in which case we would not have the prepayment proceeds available to invest in comparable assets at higher yields. Under certain interest rate and prepayment scenarios, we may fail to recoup fully our cost of certain investments.

Our investments in RMBS may result in losses stemming from prepayments on the underlying asset and changes in interest rates.

We intend to purchase mortgage loans and bundle such assets and issue securities backed by such assets, including re-performing and performing mortgage loans. RMBS have structural characteristics that distinguish them from other asset backed securities. For example, the rate of interest payable on RMBS may be set or effectively capped at the weighted average net coupon of the underlying mortgage loans themselves. Generally, the return to investors is dependent on the relative timing and rate of delinquencies, defaults and prepayments of mortgage loans, including mortgage loans bearing a higher rate of interest. In general, early prepayments will have a greater impact on the yield to investors. U.S. federal and state law may also affect the return to investors by capping the interest rates payable by certain mortgagors.

Although we may invest in Agency RMBS, a substantial portion of any RMBS in which we invest will not be guaranteed or insured by any governmental agency or instrumentality or by any other person. To the extent the RMBS are not guaranteed or insured by the United States or certain instrumentalities thereof, distributions on RMBS will depend solely upon the amount and timing of payments and other collections on the related underlying mortgage loans, and no other transaction party will be obligated to make payment on the RMBS. Investing in, issuing or holding structured finance securities backed by mortgage loans may entail a variety of unique risks. Among other risks, structured finance securities backed by mortgage loans may be subject to prepayment risks, credit risks, liquidity risks, interest rate risks, operations risks, structural risks and legal risks.

RMBS in general are subject to particular risks because they have yield and maturity characteristics corresponding to their underlying assets. Unlike traditional debt securities, which may pay a fixed rate of interest until maturity when the entire principal amount comes due, payments on certain RMBS include both interest and a partial payment of principal. This partial payment of principal may be comprised of a scheduled principal payment, as well as an unscheduled payment from the voluntary prepayment, refinancing, or foreclosure of the underlying assets. As a result of these unscheduled payments of principal, or prepayments on the underlying assets, the price and yield of RMBS can be adversely affected. For example, during periods of declining interest rates, prepayments can be expected to accelerate, and we may reinvest proceeds at the lower interest rates then available. Prepayments of mortgages that underlie securities purchased at a premium could result in capital losses because the premium may not have been fully amortized at the time the obligation is prepaid. In addition, like other interest-bearing securities, the values of RMBS generally fall when interest rates rise, but when interest rates fall, their potential for capital appreciation may be limited due to the existence of the prepayment feature.

The performance of any RMBS, and the results of hedging arrangements entered into with respect thereto, will be affected by: (1) the rate and timing of principal payments on the underlying assets; and (2) the extent to which such principal payments are applied to reduce, or otherwise result in the reduction of, the principal or notional amount of such RMBS. The rate of principal payments on a pool of RMBS will in turn be affected by the amortization schedules of the assets (which, in the case of assets with an adjustable-rate feature, may change periodically to accommodate adjustments to the mortgage rates thereon) and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and prepayments resulting from liquidations of RMBS due to defaults, casualties, or condemnations affecting the related properties).

The extent of prepayments of principal of the assets underlying RMBS may be affected by a number of factors, including the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the underlying assets, possible changes in tax laws, other opportunities for investment, homeowner mobility, and other economic, social, geographic, demographic, and legal factors. In general, any factors that increase the attractiveness of selling a mortgaged property or refinancing such property, enhance a borrower’s ability to sell or refinance or increase the likelihood of default under an RMBS which would be expected to cause the rate of prepayment in respect of a pool of RMBS to accelerate. In contrast, any factors having an opposite effect would be expected to cause the rate of prepayment of a pool of RMBS to slow.

The rate of prepayment on a pool of RMBS is likely to be affected by prevailing market interest rates for mortgages of a comparable type, term, and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower generally has an increased incentive to refinance. Even in the case of assets with an adjustable-rate component, as prevailing market interest rates decline, and without regard to whether the mortgage rates on such assets decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either: (1) converting to a fixed-rate security; or (2) taking advantage of a different index, margin, or rate cap or floor on another adjustable-rate note. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Increases in monthly payments on adjustable-rate mortgages due to higher interest rates may result in greater future delinquency rates. Borrowers with adjustable payments may be exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers subject to adjustable rates.

Borrowers seeking to avoid these increased monthly payments by refinancing may no longer be able to find alternatives at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed-rate periods may find that they cannot sell their properties for an amount equal to or greater than their unpaid principal balances. These events, alone or in combination, may contribute to higher delinquency rates and therefore potentially higher losses on RMBS.

Our investments in RMBS may involve structural and legal risks.

RMBS have structural characteristics that distinguish them from other asset backed securities. For example, the rate of interest payable on RMBS may be set or effectively capped at the weighted average net coupon of the underlying mortgage loans themselves. Generally, our return on these investments is dependent on the relative timing and rate of delinquencies, defaults and prepayments of mortgage loans, including mortgage loans bearing a higher rate of interest. In general, early prepayments will have a greater impact on the yield to investors. U.S. federal and state law may also affect the return to investors by capping the interest rates payable by certain mortgagors.

In addition, structural and legal risks of RMBS include the possibility that, in a bankruptcy or similar proceeding involving the originator or the servicer (often the same entity or affiliates), the assets of the issuer could be treated as never having been truly sold by the originator or other seller to the related issuing entity and could be substantively consolidated with those of such originator or seller, or the transfer of such assets to the issuing entity could be voided as a fraudulent transfer. Challenges based on such doctrines could result also in cash flow delays and losses on the related issue of RMBS. Our target assets for investment include re-performing loans. Given that such loans have a history of non-performance, they are inherently risky, and when compared to loans with no history of non-performance, there is a higher risk that such loans will become non-performing loans again.

It is expected that a substantial portion of the RMBS in which we invest will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, although we are permitted to invest in direct obligations of, or that are fully guaranteed as to principal and interest by, the United States or certain instrumentalities thereof. To the extent the RMBS are not guaranteed or insured by the United States or certain instrumentalities thereof, distributions on RMBS will depend solely upon the amount and timing of payments and other collections on the related underlying mortgage loans, and no other transaction party will be obligated to make payment on the RMBS.

The market for the U.S. performing and re-performing whole mortgage loans and other residential mortgage loans in which we invest is subject to various layers of regulation and oversight.

Numerous federal, state and local consumer protection laws in the United States impose substantive requirements upon mortgage lenders and holders of mortgage loans in connection with the origination, servicing and enforcement of the mortgage loans. Applicable federal, state and local laws regulate, among other things, interest rates and other charges, closing practices, compensation and licensing of brokers, lenders, holders and individual loan originators and may require certain disclosures. In addition, other federal, state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair, deceptive and abusive practices, and debt collection practices may be applied to the origination, ownership, servicing and collection of the mortgage loans.

State and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development (“HUD”) and state and local governmental authorities continue to monitor lending practices by some originators, including practices sometimes referred to as “predatory lending” practices, as well as fair lending requirements. Federal, state and local governmental agencies have imposed sanctions on originators for practices including, but not limited to, charging borrowers excessive fees, steering borrowers to loans with higher costs or more onerous terms, imposing higher interest rates than the borrower’s credit risk warrants, and failing to adequately disclose the material terms of residential loans to the borrowers.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans” or “higher-priced mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, balloon payments or late fees, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest, and may require counselling of borrowers before a loan is originated. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as us.

U.S. state and local governments may require originators, servicers and holders of residential mortgage loans to obtain certain licenses and permits. We have not obtained any licenses or permits in connection with holding the residential mortgage loans and no assurance can be given that a state or local government will not assert that we must obtain a particular license or permit.

In addition to those addressed above, numerous federal laws in the United States apply to the origination, servicing, collection and enforcement of residential mortgage loans. Violations of certain provisions of these federal, state and local laws may limit the ability of the applicable servicer to collect all or part of the principal of, or interest on, the related mortgage loans and in addition could subject us to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator’s failure to comply with certain requirements of federal and state laws could subject us (and other assignees of residential mortgage loans) to monetary penalties, and result in the obligors’ rescinding the residential mortgage loans against either us or subsequent holders of such residential mortgage loans. It is possible in the future that governmental authorities or attorneys general may take actions against us that could prohibit servicers of such mortgage loans from pursuing foreclosure actions, provide new defenses to foreclosure, or otherwise limit the ability of any servicer, to take actions (such as pursuing foreclosures) that may be essential to preserve the value of such mortgage loan. Any such limitations would adversely affect our ability to realize on residential mortgage loans.

Reinvestment risk could affect the price for our shares or their overall returns.

Reinvestment risk is the risk that income from our portfolio will decline if we invest the proceeds from matured, traded or called securities at market interest rates that are below our real estate debt portfolio’s current earnings rate. A decline in income could affect the NAV of our shares or their overall returns.

Debt-oriented real estate investments face a number of general market-related risks that can affect the creditworthiness of borrowers, and modifications to certain loan structures and market terms make it more difficult to monitor and evaluate investments.

We will invest in real estate-related debt investments. Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact our performance by making it more difficult for borrowers to satisfy their debt payment obligations, increasing the default risk applicable to borrowers, and/or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of borrowers and/or real estate collateral relating to our investments and may include economic and/or market fluctuations, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area (as a result, for instance, of overbuilding), fluctuations in real estate fundamentals, changes in the financial resources of tenants, changes in the availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, political events, trade barriers, currency exchange controls, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, outbreaks of an infectious disease, epidemics/pandemics or other serious public health concerns, negative developments in the economy or political climate that depress travel activity (including restrictions on travel or quarantines imposed), environmental liabilities, contingent liabilities on the disposition of assets, acts of God, terrorist attacks, war, demand and/or real estate values generally and other factors that are beyond the control of the Advisor and Sub-Advisor. Such changes may develop rapidly and it may be difficult to determine the comprehensive impact of such changes on our investments, particularly for investments that may have inherently limited liquidity. These changes may also create significant volatility in the markets for our investments which could cause rapid and large fluctuations in the values of such investments. There can be no assurance that there will be a ready market for the resale of our debt investments because such investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us.

The Advisor and Sub-Advisor cannot predict whether economic conditions generally, and the conditions for real estate debt investing in particular, will deteriorate in the future. Declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our investment activities. In addition, market conditions relating to real estate debt investments have evolved since the financial crisis, which has resulted in a modification to certain loan structures and market terms. For example, it has become increasingly difficult for real estate debt investors in certain circumstances to receive full transparency with respect to underlying investments because transactions are often effectuated on an indirect basis through pools or conduit vehicles rather than directly with the borrower. These and other similar changes in loan structures or market terms may make it more difficult for us to monitor and evaluate investments.

Difficult conditions in the residential mortgage and residential real estate markets as well as general market concerns, including macroeconomic events, may adversely affect the value of residential mortgage loans, including U.S. performing and re-performing whole mortgage loans and other target assets in which we invest.

Our business is materially affected by conditions in the residential credit market, the residential real estate market, the financial markets, and the economy, including increasing inflation, energy costs, unemployment, geopolitical issues, pandemics, concerns over the creditworthiness of governments worldwide and the stability of the global banking system. In particular, the residential credit market in the United States has experienced, in the past, a variety of difficulties and challenging economic conditions, including defaults, credit losses, and liquidity concerns. Certain commercial banks, investment banks, insurance companies, and mortgage-related investment vehicles (including publicly traded mortgage REITs) incurred extensive losses from exposure to the residential credit market as a result of these difficulties and conditions. Continuing concerns over these factors have contributed to increased volatility and unclear expectations for the economy and markets going forward and continue to impact investor perception of the risks associated with the residential real estate market, residential mortgage loans and various other target assets in which we may invest. As a result, values for residential mortgage loans, including U.S. performing and re-performing whole mortgage loans, and various other target assets in which we invest, have also experienced, and may continue to experience, significant volatility. Any deterioration of the residential credit market and investor perception of the risks associated with residential mortgage loans, including U.S. performing and re-performing whole mortgage loans, and various other of our target assets could have a material adverse effect on us.

Although obtaining collateral from counterparties is intended to help mitigate our potential exposure to a default by or the insolvency of a counterparty, such risks cannot be completely removed.

Although obtaining collateral from counterparties and any collateral management system implemented is intended to help mitigate our potential exposure to a default by or the insolvency of a counterparty, such risks cannot be completely removed. The collateral provided may not be sufficient to meet the counterparty’s obligations for a number of reasons. In addition, the value of the underlying real estate provided as collateral may not have a live quoted price.

There is no guarantee that the collateral will be correctly and accurately valued. To the extent that the collateral is not correctly valued, we may suffer a loss. Even if the collateral is correctly valued, the collateral may decrease in value between the time of default or insolvency of the counterparty and the time at which title to the collateral is obtained. The risk of a decrease in the value of collateral may be greater for illiquid assets (specifically real estate), due to the length of time it may take to obtain title to such assets, and such assets may comprise all or a significant portion of the collateral provided. While the collateral management process will be monitored by the Sub-Advisor, to the extent that the management process is not correctly adhered to and implemented, we may suffer a loss in the event of default or insolvency of the counterparty.

Our operating results are dependent upon the Sub-Advisor’s ability to source a large volume of U.S. performing and re-performing whole mortgage loans and other target assets for our investments on attractive terms.

Our operating results are dependent upon the Sub-Advisor’s ability to source a large volume of desirable U.S. performing and re-performing whole mortgage loans and other target assets for our investment on attractive terms, and the Sub-Advisor may be unable to do so for many reasons. The Sub-Advisor may be unable to identify originators that are able or willing to originate U.S. performing and re-performing whole mortgage loans and other target assets that meet our standards on favorable terms or at all. General economic factors, such as recession, declining home values, unemployment, and high interest rates, may limit the supply of available U.S. performing and re-performing whole mortgage loans and other target assets. Moreover, competition for U.S. performing and re-performing whole mortgage loans and other target assets may drive down supply or drive up prices, making it uneconomical to purchase such loans or other target assets. For instance, in acquiring U.S. performing and re-performing whole mortgage loans and other target assets from unaffiliated parties, we compete with a broad spectrum of institutional investors. Increased competition for, or a reduction in the available supply of, qualifying investments could result in higher prices for (and thus lower yields on) such investments, which could narrow the yield spread over borrowing costs. Competition may also reduce the number of investment opportunities available to us and may adversely affect the terms upon which investments can be made. We may incur due diligence or other costs on investments which may not be successful or may not be completed at all (otherwise referred to as “broken deal” costs.) As a result, we may incur additional costs to acquire a sufficient volume of U.S. performing and re-performing whole mortgage loans and other target assets or be unable to acquire such loans and other target assets at reasonable prices or at all. There can be no assurance that attractive investments will be available for us or that available investments will meet our strategies. If we cannot source an adequate volume of desirable U.S. performing and re-performing whole mortgage loans and other target assets on attractive terms or at all, we may be materially and adversely affected.

Although we do not intend to invest in non-performing residential mortgage loans, if we do acquire non-performing loans, this could increase our risk of loss.

We do not presently intend to invest in non-performing residential mortgage loans and commercial mortgage loans where the borrower has failed to make timely payments of principal and/or interest or where the loan was performing but subsequently could or did become non-performing. These mortgage loans could be considered to be “distressed.” However, it is possible we may acquire non-performing loans. Further, the borrowers on non-performing residential mortgage loans may be in economic distress and/or may have become unemployed, bankrupt, or otherwise unable or unwilling to make payments when due. Borrowers of non-performing commercial mortgage loans may be in economic distress due to changes in the general economic climate or local conditions (such as an oversupply of space or a reduction in demand for space), competition based on rental rates, attractiveness and location of the properties, changes in the financial condition of tenants, and changes in operating costs. Distressed assets may entail characteristics that make disposition or liquidation more challenging, including, among other things, severe document deficiencies or underlying real estate located in states with extended foreclosure timelines. Additionally, many of these loans may have LTVs in excess of 100%, meaning the amount owed on the loan exceeds the value of the underlying real estate. Any loss we may incur on such investments may be significant and could materially and adversely affect us.

Non-QM loans that are underwritten pursuant to less stringent underwriting guidelines, and to the extent we invest in Non-QM loans, we could experience higher rates of delinquencies, defaults and foreclosures than those experienced by loans underwritten to more stringent underwriting guidelines and be subject to increased risks.

Non-QM loans have flexibility in underwriting guidelines and are subject to credit risk. The underwriting guidelines for Non-QM loans may be permissive as to the borrower’s debt-to-income, credit history, and/or income documentation. Loans that are underwritten pursuant to less stringent underwriting guidelines could experience substantially higher rates of delinquencies, defaults and foreclosures than those experienced by loans underwritten to more stringent underwriting guidelines. If our Non-QM loans are underwritten to more flexible guidelines which have increased risk and may cause higher delinquency, default, or foreclosure rates given economic stress, the performance of our investments in our Non-QM loan portfolio could be correspondingly adversely affected, which could materially and adversely affect us. A Non-QM loan is directly exposed to losses resulting from default. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower, and the priority and enforceability of the lien will significantly impact the value of any such Non-QM loan. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon the sale of such real estate may not be sufficient to recover our cost basis in the Non-QM loan, and any costs or delays involved in the foreclosure or liquidation process may increase losses. The value of Non-QM loans is also subject to property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies and to a reduction in a borrower’s mortgage debt by a bankruptcy court. In addition, claims may be assessed against us because of our position as a mortgage holder or property owner, including assignee liability, environmental hazards and other liabilities. In some cases, these claims may lead to losses exceeding the purchase price of the related Non-QM loan or property. Unlike Agency RMBS, Non-QM loans are not guaranteed by the U.S. Government or any GSE.

The U.S. performing and re-performing whole mortgage loans and other residential mortgage loans in which we invest are subject to a risk of default, among other risks.

Our strategy is to make credit-sensitive investments primarily in U.S. performing and re-performing whole mortgage loans. We also may invest in other target assets. Further, we may identify and acquire our target assets through the secondary market when market conditions and asset prices are conducive to making attractive purchases. Such acquisitions and investments will subject us to risks which include, among others:

●	declines in the value of real estate, and in particular the value of residential real estate;

●	risks related to benchmark rates such as the SOFR as reference rates for loans, borrowings and securities;

●	risks related to general and local economic conditions, including unemployment rates;

●	lack of available mortgage funding for borrowers to refinance or sell their homes or other properties;

●	overbuilding and/or housing availability;

●	increases in property taxes;

●	changes in U.S. federal and state lending laws;

●	changes in zoning laws;

●	costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems, such as indoor mold;

●	casualty or condemnation losses;

●	acts of God, terrorism, social unrest, and civil disturbances;

●	uninsured damages from floods, earthquakes, or other natural disasters, including those resulting from global climate change;

●	limitations on and variations in rents;

●	fluctuations in interest rates;

●	undetected or unknown fraudulent activity by borrowers, originators, sellers of mortgage loans and/or other third-party service providers;

●	undetected deficiencies and/or inaccuracies in underlying mortgage loan documentation and calculations which cause a material diminution in the value of such loan from underwriting; and

●	failure of the borrower to adequately maintain the property.

To the extent that assets underlying our investments are concentrated geographically, by property type or in certain other respects, we may be subject to certain of the foregoing risks to a greater extent. Additionally, we may be required to foreclose on a mortgage loan and such actions would subject us to greater concentration of the risks of the real estate markets and risks related to the ownership and management of real property.

We may face material risks around security arrangements.

The security arrangements under a loan in which we have invested may not have been properly created or perfected, or may be subject to other legal or regulatory restrictions. While we will invest in secured loans, the security arrangements in relation to such loans will be subject to such security having been correctly created and perfected and any applicable legal or regulatory requirements which may restrict the giving of security by a borrower under a loan, such as, for example, thin capitalization, over-indebtedness, financial assistance and corporate benefit requirements. If the loans in which we invest do not benefit from the expected security arrangements, this may affect the value of such investments. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of the mortgaged property and could make impracticable foreclosure on the mortgaged property in the event of a default by the related debtor.

The operating and financial risks of borrowers may adversely affect our results of operations and financial condition.

Our investments involve credit or default risk, which is the risk that a borrower will be unable to make principal and interest payments on its outstanding debt when due. We may acquire interests in loans which thereafter may become nonperforming for a variety of reasons. The risk of default and losses on real estate debt instruments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general and the financial circumstances of the issuer, as well as general economic conditions. Furthermore, the financial performance of one or more borrowers could deteriorate as a result of, among other things, adverse developments in their businesses, changes in the competitive environment or an economic downturn. As a result, underlying properties or borrowers that we expected to be stable may operate, or expect to operate, at a loss or have significant fluctuations in ongoing operating results, may otherwise have a weak financial condition or be experiencing financial distress and subject our investments to additional risk of loss and default.

We will face risks associated with hedging transactions.

Subject to maintaining our qualification as a REIT, we may utilize a wide variety of derivative and other hedging instruments for risk management purposes, the use of which is a highly specialized activity that may entail greater than ordinary investment risks. Any such derivatives and other hedging transactions may not be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks), thereby resulting in losses to us. Engaging in derivatives and other hedging transactions may result in a poorer overall performance for us than if we had not engaged in any such transaction, and the Sub-Advisor may not be able to effectively hedge against, or accurately anticipate, certain risks that may adversely affect our investment portfolio. In addition, our investment portfolio will always be exposed to certain risks that cannot be fully or effectively hedged, such as credit risk relating both to particular securities and counterparties as well as interest rate risks. See “—We may invest in derivatives, which involve numerous risks” below.

We may invest in derivatives, which involve numerous risks.

Subject to maintaining our status as a REIT and in connection with any financing arrangements we put in place, we may, from time to time, engage in a variety of hedging transactions that seek to mitigate effects of fluctuations in interest rates and their effects on our cash flows. These hedging transactions could take a variety of forms, including interest rate swaps, total return swaps, credit default swaps and indices thereon, short sales (typically related to treasuries), futures, options and similar financial instruments.

Derivative instruments, especially when purchased in large amounts, may not be liquid in all circumstances, so that in volatile markets we may not be able to close out a position without incurring a loss. Our use of derivative instruments may be particularly speculative and involves investment risks and transaction costs to which we would not be subject absent the use of these instruments, and use of derivatives generally involves leverage in the sense that the investment exposure created by the derivatives may be significantly greater than our initial investment in the derivative. Leverage magnifies investment, market and certain other risks. Thus, the use of derivatives may result in losses in excess of principal and greater than if they had not been used. The value of such derivatives also depends upon the price of the underlying instrument or commodity. Such derivatives and other customized instruments also are subject to the risk of non-performance by the relevant counterparty. In addition, actual or implied daily limits on price fluctuations and speculative position limits on the exchanges or over the counter markets in which we may conduct our transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses. Derivative instruments that may be purchased or sold by us may include instruments not traded over the counter or on an exchange. The risk of nonperformance by the obligor on such an instrument may be greater, and the ease with which we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are traded over the counter and not on an exchange. Such over-the-counter derivatives are also subject to types and levels of investor protections or governmental regulation that may differ from exchange traded instruments.

The ability to successfully use derivative investments depends on the ability of the Advisor and Sub-Advisor. The skills needed to employ derivatives strategies are different from those needed to select portfolio investments and, in connection with such strategies, the Advisor and Sub-Advisor must make predictions with respect to market conditions, liquidity, market values, interest rates or other applicable factors, which may be inaccurate. The use of derivative investments may require us to sell or purchase portfolio investments at inopportune times or for prices below or above the current market values, may limit the amount of appreciation we can realize on an investment or may cause us to hold a security that we might otherwise want to sell. We will also be subject to credit risk with respect to the counterparties to our derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or another third party in the case of over-the-counter instruments). In addition, the use of derivatives will be subject to additional unique risks associated with such instruments including a lack of sufficient asset correlation, heightened volatility in reference to interest rates or prices of reference instruments and duration/term mismatch, each of which may create additional risk of loss.

Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements that could materially adversely affect our business, results of operations and financial condition.

Registration with the CFTC as a “commodity pool operator” or any change in our operations necessary to maintain our ability to rely upon the exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations and/or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit investing in interests which may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.

Political changes may affect the real estate debt markets.

The current regulatory environment in the United States may be impacted by future legislative developments, such as amendments to key provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The U.S. Department of the Treasury has issued a series of recommendations in several reports for streamlining banking regulation and changing key features of the Dodd-Frank Act and other measures taken by regulators following the 2008 financial crisis.

Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the investment management industry, tax law, immigration policy and/or government entitlement programs of the new presidential administration could have a material adverse impact on us and our investments.

We may need to foreclose on certain of the residential mortgage loans we acquire, which could result in losses that materially and adversely affect us.

We may find it necessary or desirable to foreclose on certain of the residential mortgage loans we acquire, and the foreclosure process may be lengthy and expensive. There are a variety of factors that may inhibit the ability to foreclose upon a residential mortgage loan and liquidate real property. These factors include, without limitation: (1) extended foreclosure timelines in states that require judicial foreclosure, including states where we may hold high concentrations of residential mortgage loans; (2) significant collateral documentation deficiencies; (3) U.S. federal, state or local laws that are borrower friendly, including legislative action or initiatives designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures and that serve to delay the foreclosure process; (4) programs that require specific procedures to be followed to explore the refinancing of a residential mortgage loan prior to the commencement of a foreclosure proceeding; and (5) declines in real estate values and sustained high levels of unemployment that increase the number of foreclosures and place additional pressure on the judicial and administrative systems. In periods following home price declines, “strategic defaults” (decisions by borrowers to default on their mortgage loans despite having the ability to pay) also may become more prevalent. Even if we are successful in foreclosing on a residential mortgage loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. We will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the residential mortgage loan. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net proceeds and, thus, increase the loss. The incurrence of any such losses could materially and adversely affect us.

Additionally, in the event of the bankruptcy of a residential mortgage loan borrower, the residential mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the residential mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. If borrowers default on their residential mortgage loans and we are unable to recover any resulting loss through the foreclosure process, we could be materially and adversely affected.

We may be affected by deficiencies in foreclosure practices of third parties, as well as related delays in the foreclosure process.

There continues to be uncertainty regarding the timing and ability of servicers to remove delinquent borrowers from their homes, so that they can liquidate the underlying properties and ultimately pass the liquidation proceeds through to owners of the residential mortgage loans or other assets. Since the 2008 housing crisis, and in response to the well-publicized failures of many servicers to follow proper foreclosure procedures (such as those involving “robo-signing”), mortgage servicers are being held to much higher foreclosure-related documentation standards than they previously were. However, because many mortgages have been transferred and assigned multiple times (and by means of varying assignment procedures), mortgage servicers have historically had difficulty, and may continue to have difficulty, furnishing the requisite documentation to initiate or complete foreclosures. This leads to stalled or suspended foreclosure proceedings and ultimately additional foreclosure-related costs. Foreclosure-related delays also tend to increase ultimate loan loss severities as a result of property deterioration, amplified legal and other costs, and other factors. Many factors delaying foreclosure, such as borrower lawsuits and judicial backlog and scrutiny, are outside a servicer’s control and have delayed, and will likely continue to delay, foreclosure processing in both judicial states (where foreclosures require court involvement) and non-judicial states. The concerns about deficiencies in foreclosure practices of servicers and related delays in the foreclosure process may impact our loss assumptions and affect the values of, and our returns on, our investments in residential mortgage loans, including Non-QM loans, and in other target assets. Additionally, a servicer’s failure to remove delinquent borrowers from their homes in a timely manner could increase our costs, adversely affect the value of the property and residential mortgage loans, and have a material adverse effect on us.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, our target assets, which could materially and adversely affect us.

The U.S. Government, through the U.S. Treasury, the Federal Housing Administration, and the Federal Deposit Insurance Corporation, has in the past, and may in the future, implement programs designed to provide homeowners with assistance in avoiding mortgage loan foreclosures. The programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans or to extend the payment terms of the loans.

Loan modification and refinance programs may adversely affect the performance of our residential mortgage loans and other target assets. A significant number of loan modifications relating to our investments in residential mortgage loans and other target assets, including those related to principal forgiveness and coupon reduction, could negatively impact the realized yields and cash flows on such investments. In addition, it is also likely that loan modifications would result in increased prepayments on our investments. See “—General Risks Related to Our Investments—Prepayment rates may adversely affect the value of our portfolio” for information relating to the impact of prepayments on our investments.

The U.S. Congress and various state and local legislatures may pass mortgage-related legislation that would affect our business, including legislation that would allow judicial modification of loan principal in the event of personal bankruptcy. We cannot predict whether or in what form Congress or the various state and local legislatures may enact legislation affecting our business or whether any such legislation will require us to change our practices or make changes in our portfolio in the future. These changes, if required, could materially and adversely affect us, particularly if we make such changes in response to new or amended laws, regulations, or ordinances in any state where we hold a significant portion of our investments.

Existing loan modification programs, together with future legislative or regulatory actions, including possible amendments to the bankruptcy laws, which result in the modification of outstanding residential mortgage loans and/or changes in the requirements necessary to qualify for refinancing of mortgage loans with Fannie Mae, Freddie Mac, or the Government National Mortgage Association (“Ginnie Mae”), may adversely affect the value of, and the returns on, our target assets, which could materially and adversely affect us.

Competition for investment opportunities may reduce our profitability and the return on your investment.

We face competition from various entities for investment opportunities, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, other programs sponsored by the Advisor, the Sub-Advisor and their respective affiliates, particularly those with investment strategies that overlap with ours (including REITs which are or may be sponsored in the future) may seek investment opportunities in accordance with the Advisor’s or the Sub-Advisor’s prevailing policies and procedures. Some of these entities may have greater access to capital to acquire assets than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of counterparties seeking to sell. Additionally, disruptions and dislocations in the credit markets could have a material impact on the cost and availability of debt to finance asset acquisitions, which is a key component of our acquisition strategy. The lack of available debt on reasonable terms or at all could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, over the past several years, a number of real estate funds and publicly traded and non-traded REITs have been formed and others have been consolidated (and many such existing funds have grown in size) for the purpose of investing in real estate debt and real estate-related assets. Additional real estate funds, vehicles and REITs with similar investment objectives are expected to be formed in the future by other unrelated parties and further consolidations may occur (resulting in larger funds and vehicles). Consequently, it is expected that competition for appropriate investment opportunities would reduce the number of investment opportunities available to us and adversely affect the terms, including price, upon which investments can be made. This competition may cause us to acquire real estate debt and other investments at higher prices or by using less- than-ideal capital structures, and in such case our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Accounting rules for certain of our transactions are highly complex and involve significant judgment and assumptions. Changes in accounting interpretations or assumptions could impact our consolidated financial statements.

Accounting rules for transfers of financial assets, securitization transactions, consolidation of variable interest entities and other aspects of our anticipated operations are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our stockholders. Changes in accounting interpretations or assumptions could impact our consolidated financial statements and our ability to timely prepare our consolidated financial statements. Our inability to timely prepare our consolidated financial statements in the future would likely materially and adversely affect us.

If we fail to develop, enhance and implement strategies to adapt to changing conditions in the residential real estate and capital markets, our financial condition and results of operations may be materially and adversely affected.

The manner in which we compete and the types of assets in which we seek to invest will be affected by changing conditions resulting from sudden changes in our industry, regulatory environment, the role of GSEs, the role of credit rating agencies or their rating criteria or process, or the U.S. and global economies generally. If we do not effectively respond to these changes, or if our strategies to respond to these changes are not successful, we may be materially and adversely affected. In addition, we may not be successful in executing our business strategies and, even if we successfully implement our business strategies, we may not generate revenues or profits.

We may make joint-venture investments on an opportunistic basis, including with affiliates of the Advisor or the Sub-Advisor. Joint-venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint-venture partners and disputes between us and our joint-venture partners.

We may, on an opportunistic basis and subject to the requirements in our charter, co-invest in the future with affiliates of the Advisor or the Sub-Advisor or third parties in partnerships or other entities that own assets. We may enter into joint ventures as part of an acquisition with the seller of the assets. We may acquire non-controlling interests or shared control interests in joint ventures. Even if we have some control in a joint venture, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might result in subjecting assets owned by the joint venture to additional risk. In some cases, our joint venture partner may be entitled to asset management fees, promote or other incentive fee payments as part of the arrangement of the joint venture. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.

Furthermore, we may have conflicting fiduciary obligations if we acquire assets with our affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

In our due diligence review of potential investments, we may rely on third-party consultants and advisors and representations made by sellers of potential assets, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential investments and such decisions may be made on an expedited basis.

Before making investments, due diligence will typically be conducted in a manner that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental, social and governance (“ESG”), legal, and regulatory and macroeconomic trends. Although the Advisors will take into consideration such non-financial investment factors, we should not be considered an ESG investment and should not be relied upon as such. There is no guarantee that ESG considerations will be a factor in making an investment decision and, if considered, there is no assurance that any ESG benefits will be achieved. Outside consultants, legal advisors, appraisers, accountants, investment banks and other third parties, including affiliates of the Advisor and the Sub-Advisor, may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Moreover, investment analyses and decisions by the Sub-Advisor may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Sub-Advisor at the time of making an investment decision may be limited, and they may not have access to detailed information regarding such investment.

Involvement of third-party advisors or consultants may present a number of risks primarily relating to the Advisor’s and the Sub-Advisor’s reduced control of the functions that are outsourced. Where affiliates of the Advisor or the Sub-Advisor are utilized, the Advisor’s management fee will not be offset for the fees paid or expenses reimbursed to such affiliates. In addition, if the Advisor or the Sub-Advisor is unable to timely engage third-party providers, the ability to evaluate and acquire more complex targets could be adversely affected. In the due diligence process and making an assessment regarding a potential investment, the Advisor and the Sub-Advisor will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation carried out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity, particularly for large portfolio investments. Moreover, such an investigation will not necessarily result in the investment being successful. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this Registration Statement, will achieve their desired effect, and potential investors should regard an investment in us as being speculative and having a high degree of risk.

There can be no assurance that the Advisor or the Sub-Advisor will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices or material misstatements or omissions during the due diligence phase or during our efforts to monitor and disclose information about the investment on an ongoing basis or that any risk management procedures implemented by us will be adequate.

When conducting due diligence and making an assessment regarding an investment, the Advisor and the Sub-Advisor will rely on the resources available to it, including information provided or reported by the seller of the investment and, in some circumstances, third-party investigations. The due diligence investigation that the Sub-Advisor carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Conduct occurring at the portfolio asset, even activities that occurred prior to our investment therein, could have an adverse impact on us.

In the event of fraud by the seller of any asset, we may suffer a partial or total loss of capital invested in that asset. An additional concern is the possibility of material misrepresentation or omission on the part of the seller. Such inaccuracy or incompleteness may adversely affect the value of our investments in such portfolio asset. We will rely upon the accuracy and completeness of representations made by sellers of portfolio assets in the due diligence process to the extent reasonable when we make our investments but cannot guarantee such accuracy or completeness.

In addition, we rely on information, including financial information and non-GAAP metrics, provided by sellers of our investments for disclosure to our investors about potential acquisitions or current assets owned by us. Accordingly, although we believe such information to be accurate, such information cannot be independently verified by the Sub-Advisor, and in some cases such information has not been independently reviewed or audited while under our ownership or control or at all. We cannot assure you that the financial statements or metrics of assets we will acquire would not be materially different if such statements or metrics had been independently audited or reviewed.

Consultants, legal advisors, appraisers, accountants, investment banks and other third parties may be involved in the due diligence process and/or the ongoing operation of our portfolio assets to varying degrees depending on the type of investment. For example, certain asset management and finance functions, such as data entry relating to a portfolio asset, may be outsourced to a third-party service provider whose fees and expenses will be borne by such portfolio asset or us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to our reduced control of the functions that are outsourced.

A change to the conservatorship of Fannie Mae and Freddie Mac and related actions, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. Government, could materially and adversely affect us.

Since 2008, Fannie Mae and Freddie Mac have been in conservatorship, with their primary regulator, the Federal Housing Finance Agency, acting as conservator. While Fannie Mae and Freddie Mac currently act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for their own portfolios and by guaranteeing mortgage-backed securities, the U.S. Government may enact structural changes to one or more of the GSEs, including privatization, consolidation and/or a reduction in the ability of GSEs to purchase mortgage loans or guarantee mortgage obligations. We cannot predict if, when or how the conservatorships will end, or what associated changes (if any) may be made to the structure, mandate or overall business practices of either of the GSEs. Accordingly, there continues to be uncertainty regarding the future of the GSEs, including whether they will continue to exist in their current form and whether they will continue to meet their guarantees and other obligations. A substantial reduction in mortgage-purchasing activity by the GSEs could result in increased volatility in the residential housing market.

Certain actions by the U.S. Federal Reserve could materially and adversely affect us.

Changing benchmark interest rates, and the U.S. Federal Reserve’s actions and statements regarding monetary policy, can affect the fixed-income and mortgage finance markets in ways that could adversely affect the value of, and returns on, our investments, which could materially and adversely affect us. Statements by the U.S. Federal Reserve regarding monetary policy and the actions it takes to set or adjust monetary policy may affect the expectations and outlooks of market participants in ways that adversely affect our investments. Over the past few years, statements made by the Chair and other members of the U.S. Federal Reserve Board and by other U.S. Federal Reserve officials regarding the U.S. economy, future economic growth, the U.S. Federal Reserve’s future open market activity and monetary policy had a significant impact on, among other things, benchmark interest rates, the value of residential mortgage loans and, more generally, the fixed-income markets. In addition, recently the U.S. Federal Reserve Board has raised, and may continue to raise, certain benchmark interest rates in an effort to curb inflation. These statements and actions of the U.S. Federal Reserve, and other factors, also significantly impacted many market participants’ expectations and outlooks regarding future levels of benchmark interest rates and the expected yields these market participants would require to invest in fixed-income instruments.

To the extent benchmark interest rates rise, one of the immediate potential impacts on our assets would be a reduction in the overall value of our assets and the overall value of the pipeline of mortgage loans that the Sub-Advisor identifies. Rising benchmark interest rates also generally have a negative impact on the overall cost of borrowings we may use to finance our acquisitions and holdings of assets, including as a result of the requirement to post additional margin (or collateral) to lenders to offset any associated decline in value of the assets we finance with the use of leverage. Rising benchmark interest rates may also cause sources of leverage that we may use to finance our investments to be unavailable or more limited in their availability in the future. These and other developments could materially and adversely affect us.

Secured Overnight Financing Rate (“SOFR”) has generally replaced U.S. dollar LIBOR as a reference rate of interest, which subjects us to various risks.

U.S. dollar London Interbank Offered Rate (“LIBOR”) has been replaced by rates based on SOFR. SOFR has a limited history, having been first published in April 2018. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Future levels of SOFR may bear little or no relation to historical levels of SOFR, LIBOR or other rates. Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from LIBOR. LIBOR was intended to be an unsecured rate that represented interbank funding costs for different short-term tenors and was a forward-looking rate reflecting expectations regarding interest rates for those tenors. Thus, LIBOR was intended to be sensitive to bank credit risk and to short-term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is intended to be insensitive to credit risk and to risks related to interest rates other than overnight rates. SOFR has been more volatile than other benchmark or market rates during certain periods.

Like LIBOR, some SOFR-based rates are forward-looking term rates; other SOFR-based rates are intended to resemble rates for term structures through their use of averaging mechanisms applied to rates from overnight transactions, as in the case of “simple average” or “compounded average” SOFR. Different kinds of SOFR-based rates result in different interest rates. Mismatches between SOFR-based rates, and between SOFR-based rates and other rates, may cause economic inefficiencies, particularly if market participants seek to hedge one kind of SOFR-based rate by entering into hedge transactions based on another SOFR-based rate or another rate. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or a similar way as U.S. dollar LIBOR would have performed at any time, and there is no assurance that SOFR-based rates are suitable substitutes for U.S. dollar LIBOR.

Non-LIBOR floating rate obligations, including SOFR-based obligations, may have returns and values that fluctuate more than those of floating rate obligations that were based on LIBOR or other rates. Also, because SOFR and some alternative floating rates are relatively new market indexes, markets for certain non-LIBOR obligations may never develop or may not be liquid. Market terms for non-LIBOR floating rate obligations, such as the spread over the index reflected in interest rate provisions, may evolve over time, and prices of non-LIBOR floating rate obligations may be different depending on when they are issued and changing views about correct spread levels.

The ownership of residential mortgage loans could subject us to legal, administrative, regulatory, and other risks, including those arising under U.S. federal consumer protection laws and regulations designed to regulate residential mortgage loan underwriting and originators’ lending processes, standards and disclosures to borrowers.

These laws and regulations include the CFPB’s “Know Before You Owe” mortgage disclosure rule, the ATR rules, and qualifying mortgage loan regulations, in addition to various U.S. federal, state, and local laws and regulations intended to discourage predatory lending practices by residential mortgage loan originators. Application of certain standards set forth in the ATR rules is highly subjective and subject to interpretive uncertainties. As a result, a court may determine that a residential mortgage loan did not meet the standard or test even if the originator reasonably believed such standard or test had been satisfied. Failure of residential mortgage loan originators or servicers to comply with these laws and regulations could subject us, as a purchaser or an assignee of these loans (or as an investor in securities backed by these loans), to monetary penalties assessed by the CFPB through its administrative enforcement authority and by mortgagors through a private right of action against lenders or as a defense to foreclosure, including by recoupment or setoff of finance charges and fees collected, and could result in rescission of the affected residential mortgage loans, which could materially and adversely affect us. Such risks may be higher in connection with the acquisition of Non-QM loans, which is currently the focus of our strategy. Borrowers under Non-QM loans may be more likely to challenge the analysis conducted under the ATR rules by lenders. Even if a borrower does not succeed in the challenge, additional costs may be incurred in connection with challenging and defending such claims, which may be more costly in judicial foreclosure jurisdictions than in non-judicial foreclosure jurisdictions, and there may be more of a likelihood such claims are made since the borrower is already exposed to the judicial system to process the foreclosure.

Increases in interest rates could adversely affect the value of our assets, cause our interest expense to increase, increase the risk of default on our assets and cause a decrease in the volume of certain of our target assets, which could materially and adversely affect us.

Our operating results depend in large part on the difference between the income from our assets, net of credit losses, and financing costs. We anticipate that, in many cases, the income from our assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, to the extent not offset by our interest rate hedges, may significantly influence our financial results.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. For example, recently, there has been a significant rise in inflation and the U.S. Federal Reserve Board has raised, and may continue to raise, interest rates in an effort to curb inflation. These increases in interest rates and inflation have led, and may continue to lead, to economic volatility, increased borrowing costs, price increases and risks of recession.

Fixed income assets typically decline in value if interest rates increase. If long-term interest rates were to increase significantly, not only would the market value of these assets be expected to decline, but these assets could lengthen in duration because, for example, borrowers would be less likely to prepay their mortgages. Further, an increase in short-term interest rates would increase the rate of interest payable on any short-term borrowings used to finance these assets. Subject to maintaining our qualification as a REIT and maintaining our exclusion from regulation as an investment company under the Investment Company Act, we expect to continue to utilize various derivative instruments and other hedging instruments to mitigate interest rate risk, but there can be no assurances that our hedges will be successful or that we will be able to enter into or maintain such hedges. As a result, interest rate fluctuations can cause significant losses, reductions in income, and could materially and adversely affect us.

In addition, rising interest rates generally reduce the demand for mortgage loans due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of target assets available to us, which could adversely affect our ability to acquire assets that may satisfy our investment objectives. If rising interest rates cause us to be unable to acquire a sufficient volume of our target assets with a yield that is above our borrowing cost, it could materially and adversely affect us.

An increase in interest rates could also cause financial strain on borrowers with adjustable-rate mortgages, who might then be more likely to default. In addition, we cannot ensure that our access to capital and other sources of funding will not become constrained, which could adversely affect the availability and terms of future borrowings, renewals or refinancings. Such future constraints could increase our borrowing costs, which would make it more difficult or expensive to obtain additional financing or refinance existing obligations and commitments, which could slow or deter future growth.

Credit ratings assigned to our investments are or will be subject to ongoing evaluations and revisions, and we cannot assure you that those ratings will not be downgraded.

Some of our investments, including securities issued in our existing or future securitization transactions for which we would be required to retain a portion of the credit risk, are or may be rated by rating agencies. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings would not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value and liquidity of our investments could significantly decline, which would adversely affect the value of our portfolio and could result in losses.

Our investment in lower rated non-Agency RMBS resulting from the securitization of our assets or otherwise exposes us to the first loss on the mortgage assets held by the securitization vehicle. Additionally, the principal and interest payments on non-Agency RMBS are not guaranteed by any entity, including any government entity or GSE, and therefore are subject to increased risks, including credit risk.

Our portfolio may include non-Agency RMBS which are backed by residential mortgage loans that are not issued or guaranteed by an Agency or a GSE. Within a securitization of residential mortgage loans, various securities are created, each of which has varying degrees of credit risk. Our investments in non-Agency RMBS generally are concentrated in lower-rated and unrated securities in which we are exposed to the first loss on the residential mortgage loans held by the securitization vehicle, which subjects us to the most concentrated credit risk associated with the underlying residential mortgage loans.

Additionally, the principal and interest on non-Agency RMBS, unlike those on Agency RMBS, are not guaranteed by GSEs such as Fannie Mae and Freddie Mac or, in the case of Ginnie Mae, the U.S. Government. Non-Agency RMBS are subject to many of the risks of the respective underlying mortgage loans. A residential mortgage loan is typically secured by a single-family residential property and is subject to risks of delinquency and foreclosure and risk of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including, but not limited to, a general economic downturn, unemployment, acts of God, terrorism, social unrest, and civil disturbances, may impair the borrower’s ability to repay its mortgage loan. In periods following home price declines, “strategic defaults” (decisions by borrowers to default on their mortgage loans despite having the ability to pay) also may become more prevalent. In the event of defaults under residential mortgage loans backing any of our non-Agency RMBS, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the residential mortgage loan.

Additionally, in the event of the bankruptcy of a residential mortgage loan borrower, the residential mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the residential mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a residential mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed residential mortgage loan. If borrowers default on the residential mortgage loans backing our non-Agency RMBS and we are unable to recover any resulting loss through the foreclosure process, we could be materially and adversely affected.

We may acquire MSRs or excess MSRs, which would expose us to significant risks.

We may acquire MSRs or excess MSRs. MSRs would arise from contractual agreements between us and investors (or their agents) in mortgage loans and mortgage securities. The determination of the value of MSRs will require us to make numerous estimates and assumptions. Such estimates and assumptions include, without limitation, estimates of future cash flows associated with MSRs based upon assumptions involving interest rates as well as the prepayment rates, delinquencies, and foreclosure rates of the underlying serviced mortgage loans. The ultimate realization of the fair value of MSRs may be materially different than the values of such MSRs estimated by us. The use of different estimates or assumptions in connection with the valuation of these assets could produce materially different fair values for such assets, which could have a material adverse effect on us.

Changes in interest rates are a key driver of the performance of MSRs. Historically, the fair value of MSRs has increased when interest rates rise and decreased when interest rates decline due to the effect those changes in interest rates have on prepayment estimates. To the extent we do not hedge against changes in the value of MSRs, our investments in MSRs would be more susceptible to volatility due to changes in the value of, or cash flows from, the MSRs as interest rates change.

Prepayment speeds significantly affect MSRs. Prepayment speed is the measurement of how quickly borrowers pay down the unpaid principal balance of their loans or how quickly loans are otherwise brought current, modified, liquidated, or charged off. We may base the price we pay for MSRs and the rate of amortization of those assets on, among other things, projections of the cash flows from the related pool of mortgage loans. The Sub-Advisor’s expectation of prepayment speeds is a significant assumption underlying those cash flow projections. If prepayment speed expectations increase significantly, the value of the MSRs could decline. Furthermore, a significant increase in prepayment speeds could materially reduce the ultimate cash flows we receive from MSRs, and we could ultimately receive substantially less return on such assets. Moreover, delinquency rates have a significant impact on the valuation of any MSRs. An increase in delinquencies generally results in lower revenue because typically we would only collect servicing fees for performing loans. The Sub-Advisor’s expectation of delinquencies is also a significant assumption underlying projections of potential returns. If delinquencies are significantly greater than expected, the estimated value of the MSRs could be diminished. If the estimated value of MSRs is reduced, we could suffer a loss.

Furthermore, MSRs and the related servicing activities are subject to numerous U.S. federal, state, and local laws and regulations and may be subject to various judicial and administrative decisions imposing various requirements and restrictions on the holders of such investments. Our failure to comply, or the failure of the servicer to comply, with the laws, rules, or regulations to which they are subject by virtue of ownership of MSRs, whether actual or alleged, could expose us to fines, penalties, or potential litigation liabilities, including costs, settlements, and judgments, any of which could have a material adverse effect on us. The Sub-Advisor has a captive master servicing team to aid in effecting our investment strategy, along with a Freddie-Mac approved MSR investment platform that is licensed to do business in all fifty states. The Sub-Advisor’s MSR investment platform also has a pending application with Fannie Mae; however, there can be no assurance such application will be granted.

Because excess MSRs are a component of the related MSR, the risks of owning an excess MSR are similar to the risks of owning an MSR. The valuation of excess MSRs is based on many of the same estimates and assumptions used to value MSR assets, thereby creating the same potential for material differences between estimated value and the actual value that is ultimately realized. Also, the performance of excess MSRs is impacted by the same drivers as the performance of MSR assets, including interest rates, prepayment speeds, and delinquency rates.

We rely on analytical models and other data to analyze potential asset acquisition and disposition opportunities and to manage our portfolio. Such models and other data may be incorrect, misleading, or incomplete, which could cause us to purchase assets that do not meet our expectations or to make asset management decisions that are not in line with our strategy.

We rely on the analytical models (both proprietary and third-party models) of the Sub-Advisor and information and data supplied by third parties. The proprietary models may rely on the use of artificial intelligence (“A.I.”) to review and summarize such data, which may be in the form of satellite and other images. Models and data are used to value assets or potential assets, assess asset acquisition and disposition opportunities, manage our portfolio, and assess the timing and amount of cash flows expected to be collected, and may also be used in connection with any hedging of our investments. Many of the models are based on historical trends. These trends may not be indicative of future results.

Furthermore, the assumptions underlying the models may prove to be inaccurate, causing the models to also be incorrect. In the event models and data prove to be incorrect, faulty, misleading or incomplete, any decisions made in reliance thereon expose us to potential risks. For example, by relying on incorrect models and data, especially valuation or cash flow models, we may be induced to buy certain assets at prices that are too high, to sell certain other assets at prices that are too low, to overestimate or underestimate the timing or amount of cash flows expected to be collected, or to miss favorable opportunities altogether. Similarly, any hedging activities based on faulty models and data may prove to be unsuccessful.

Some of the risks of relying on analytical models and third-party data include the following:

●	collateral cash flows and/or liability structures may be incorrectly modeled in all or only certain scenarios or may be modeled based on simplifying assumptions that lead to errors;

●	information about assets or the underlying collateral may be incorrect, incomplete, or misleading;

●	asset, collateral or RMBS historical performance (historical prepayments, defaults, cash flows, etc.) may be incorrectly reported, or subject to interpretation; and

●	asset, collateral or RMBS information may be outdated, in which case the models may contain incorrect assumptions as to what has occurred since the date information was last updated.

Some models, such as prepayment models or default models, may be predictive in nature. The use of predictive models has inherent risks. For example, such models may incorrectly forecast future behavior, leading to potential losses. In addition, the predictive models used by the Sub-Advisor may differ substantially from those models used by other market participants, with the result that valuations based on these predictive models may be substantially higher or lower for certain assets than actual market prices. Furthermore, because predictive models are usually constructed based on historical data supplied by third parties, the success of relying on such models may depend heavily on the accuracy and reliability of the supplied historical data, and, in the case of predicting performance in scenarios with little or no historical precedent (such as extreme broad-based declines in home prices or deep economic recessions or depressions), such models must employ greater degrees of extrapolation and are therefore more speculative and of more limited reliability. To the extent that a model relies on A.I. to review and summarize data, the A.I. could fail to accurately summarize such data and cause the model to produce incorrect results.

All valuation models rely on correct market data inputs. If incorrect market data is entered into even a well-founded valuation model, the resulting valuations will be incorrect. However, even if market data is input correctly, “model prices” may differ substantially from market prices. If our market data inputs are incorrect or our model prices differ substantially from market prices, we could be materially and adversely affected.

The lack of liquidity in our assets may have a material adverse effect on us.

The investments made or to be made by us in our target assets may be or may become illiquid. Market conditions could significantly and negatively impact the liquidity of these investments. Illiquid assets typically experience greater price volatility, as a ready market may not exist, and can be more difficult to value. It may be difficult or impossible to obtain third-party pricing on the assets that we acquire. If third-party pricing is obtained, validating such pricing may be more subjective than it would be for more liquid assets due to the uncertainties inherent in valuing assets for which reliable market quotations are not available. Any illiquidity of our assets may make it difficult for us to sell such assets on favorable terms or at all. If we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the intrinsic value of the assets and/or the value at which we previously recorded such assets.

Assets that are illiquid are more difficult to finance using leverage. When we use leverage to finance assets and such assets subsequently become illiquid, we may lose or be subject to reductions on the financing supporting our leverage. Assets tend to become less liquid during times of financial stress, which is often when liquidity is most needed. As a result, our ability to sell assets or vary our portfolio in response to changes in economic and other conditions may be limited by liquidity constraints, which could have a material adverse effect on us.

Additionally, we intend to continue to engage in securitizations to finance the acquisition and accumulation of mortgage loans or other mortgage-related assets that will be subject to the U.S. Risk Retention Rules. Securitizations for which we act as “sponsor” (as defined in the U.S. Risk Retention Rules), and/or have previously acted as co-sponsor and were selected to be the party obligated to comply with the U.S. Risk Retention Rules, require us (or a “majority-owned affiliate” within the meaning of the U.S. Risk Retention Rules) to retain a 5% interest in the related securitization issuing entity (the “Risk Retention Securities”). The Risk Retention Securities are required to be (1) a first loss residual interest in the issuing entity representing 5% of the fair value of the securities and other interests issued as part of the securitization transaction (a “horizontal slice”), (2) 5% of each class of the securities and other interests issued as part of the securitization transaction (a “vertical slice”) or (3) a combination of a horizontal slice and a vertical slice that, in the aggregate, represents 5% of the transaction. Regardless of the form of risk retention selected, we or a majority-owned affiliate will be required to hold the Risk Retention Securities until the end of the time period required under the U.S. Risk Retention Rules (i.e., the respective risk retention holding period). We are or will be, as the case may be, generally prohibited from hedging the credit risk of the Risk Retention Securities or from financing the Risk Retention Securities except on a “full recourse” basis in accordance with the U.S. Risk Retention Rules. Accordingly, some of our securitizations require, or in the case of certain future securitizations, will require us to hold Risk Retention Securities for an extended period and contribute to the lack of liquidity in our assets, which may have a material adverse effect on us.

We may be exposed to environmental liabilities with respect to properties in which we have an interest.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, the presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may materially adversely affect the value of the relevant mortgage-related assets held by us.

Insurance proceeds on a property may not cover all losses, which could result in the corresponding non-performance of or loss on our investment related to such property.

There are certain types of losses, generally of a catastrophic nature, such as acts of God, earthquakes, floods, hurricanes and other weather events, terrorism, or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors, including acts of God, terrorism, or acts of war, also might result in insurance proceeds that are insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received with respect to a property relating to one of our investments might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the corresponding non-performance of or loss on our investment related to such property.

Risks Related to Debt Financing

We may encounter adverse changes in the credit markets.

Any adverse changes in the global credit markets could make it more difficult for us to obtain favorable financing. Our ability to generate attractive investment returns for our stockholders will be adversely affected to the extent we are unable to obtain favorable financing terms. If we are unable to obtain favorable financing terms, we may not be able to adequately leverage our portfolio, may face increased financing expenses or may face increased restrictions on our investment activities, any of which would negatively impact our performance.

We may use leverage in executing our business strategy, which may materially and adversely affect us.

We may use leverage in connection with the investment in and holding of mortgage loans and other assets, and we expect to finance a substantial portion of our mortgage loans through securitizations. Leverage will magnify both the gains and the losses on an investment. Leverage will increase our returns as long as we earn a greater return on investments purchased with borrowed funds than our cost of borrowing such funds although there can be no assurance that would be able to earn such a greater return. Moreover, if we use leverage to acquire an asset and the value of the asset decreases, the leverage will increase our losses.

If we conduct a public offering of our shares, our charter will preclude us from borrowing in excess of 300% of the value of our net assets, which is generally expected to approximate 75% of the aggregate cost of our investments before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may exceed this limit if our board of directors, including a majority of our independent directors, approves each borrowing in excess of the limit and we disclose the justification for doing so to our stockholders. Such additional leverage could exacerbate any losses we incur.

We may be required to post large amounts of cash as collateral or margin to secure our leveraged positions. In the event of a sudden, precipitous drop in the value of our financed assets, we might not be able to liquidate assets quickly enough to repay our borrowings, further magnifying losses. Even a small decrease in the value of a leveraged asset may require us to post additional margin or cash collateral. This may materially and adversely affect us.

If we seek to obtain and draw on a line of credit or otherwise incur leverage to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.

We may seek to obtain a line of credit in an effort to provide for a ready source of liquidity for any business purpose, including to fund repurchases of shares in the event that repurchase requests exceed our operating cash flow and/or net proceeds from our continuous offering. There can be no assurances that we will be able to obtain a line of credit on financially reasonable terms. In addition, we may not be able to obtain lines of credit of an appropriate size for our business. If we borrow under a line of credit to fund repurchases of shares, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness. In connection with a line of credit, distributions may be subordinated to payments required in connection with any indebtedness contemplated thereby. Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our loan obligations will reduce cash available for distributions. We will likely obtain variable rate loans, and as a result, increases in interest rates could increase our interest costs, which could reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service or refinance any future indebtedness that we may incur.

The volatility of the global credit markets could make it more difficult to obtain favorable financing for investments. During periods of volatility, which often occur during economic downturns, generally credit spreads widen, interest rates rise, and investor demand for high-yield debt declines. These trends result in reduced willingness by investment banks and other lenders to finance new investments and deterioration of available terms. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of assets. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of assets we can purchase, and the return on the assets we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. Loan documents may also require lender approval of certain actions, and as a result of the lender’s failure to grant such approval, we may not be able to take a course of action we deem most profitable. These or other limitations may adversely affect our flexibility and our ability to make distributions to you and the value of your investment.

Market conditions and other factors may affect our ability to securitize assets, which could increase our financing costs and materially and adversely affect us.

We expect to continue to use loan financing lines to finance the acquisition and accumulation of mortgage loans or other mortgage-related assets pending their eventual securitization. Upon accumulating an appropriate amount of assets, we expect to continue to finance a substantial portion of our mortgage loans utilizing fixed rate term securitization funding that provides long-term financing for our mortgage loans and locks in our cost of funding, regardless of future interest rate movements, but also exposes us to the risk of first loss. Our ability to continue to obtain permanent non-recourse financing through securitizations is affected by a number of factors, including:

●	conditions in the securities markets, generally;

●	conditions in the asset-backed securities markets, specifically;

●	yields on our portfolio of mortgage loans;

●	the credit quality of our portfolio of mortgage loans; and

●	our ability to obtain any necessary credit enhancement.

Securitization markets are negatively impacted by any factors which reduce liquidity, increase risk premiums for issuers, reduce investor demand, cause financial distress among financial guaranty insurance providers, or by a general tightening of credit and/or increased regulation. Conditions such as these may from time to time result in a delay in the timing of our securitization of mortgage loans or may reduce or even eliminate our ability to securitize mortgage loans and sell securities in the RMBS market, any of which would increase the cost of funding our mortgage loan portfolio. Our loan financing lines may not be adequate to fund our mortgage loan purchasing activities until such time as disruptions in the securitization markets subside. This would require us to hold the mortgage loans we acquire on our balance sheet, which would significantly delay our ability to fund the acquisition of additional mortgage loans or use equity capital to acquire any other target assets. Disruptions in the securitization market, including any adverse change, delay, or inability to access the securitization market, could therefore materially and adversely affect us.

Low investor demand for asset-backed securities could also force us to hold mortgage loans until investor demand improves, but our capacity to hold such mortgage loans in our portfolio is not unlimited. Additionally, adverse market conditions could result in increased costs and reduced margins earned in connection with our securitization transactions.

Our ability to execute securitizations may be impacted, delayed, limited, or precluded by legislative and regulatory reforms applicable to asset-backed securities and the institutions that sponsor, service, rate, or otherwise participate in, or contribute to, the successful execution of a securitization transaction. With respect to any securitization transaction engaged in by us, these factors could limit, delay, or preclude our ability to execute securitization transactions and could also reduce the returns we would otherwise expect to earn in connection with securitization transactions.

The Dodd-Frank Act imposed significant changes to the legal and regulatory framework applicable to the asset-backed securities markets and securitizations, directing various U.S. federal regulators to engage in rule-making actions aimed at dramatically reforming regulation of U.S. financial markets. Included among those changes were the adoption of several rules by the SEC as part of Regulation Asset-Backed Securities II (“Regulation AB II”), which set forth disclosure requirements for securitization transactions, and the joint establishment of the U.S. Risk Retention Rules by a group of U.S. federal regulators, which require that the sponsors of securitizations (or their “majority-owned affiliates,” as defined under Credit Risk Retention ) retain a minimum of 5% of the credit risk of the assets collateralizing any securitization transaction they bring to market, subject to certain exemptions and exclusions. While many of the rule-makings required by the Dodd-Frank Act have been finalized and are either effective or pending effectiveness, others remain to be finalized or even proposed. Further, many of the rules that have been finalized have been subject to modification or interpretation since their effective date, oftentimes in order to clarify ambiguities present in the final rules. Accordingly, it is difficult to predict with certainty how the Dodd-Frank Act and the other regulations that have been proposed, finalized or recently implemented will affect our ability to execute securitizations.

In addition to the Dodd-Frank Act, its related rules and Regulation AB II, other U.S. federal or state laws and regulations that could affect our ability to execute securitization transactions may be proposed, enacted, modified or implemented. In addition, the securitization industry continues to craft changes to securitization practices, including changes to representations and warranties in securitization transaction documents, new underwriting guidelines and disclosure guidelines. These laws and regulations and changes to securitization practices could alter the structure of securitizations in the future, could pose additional risks to our participation in future securitizations or effectively preclude us from executing securitization transactions, could delay our execution of these types of transactions, or could reduce the returns we would otherwise expect to earn from executing securitization transactions.

Additionally, capital and leverage requirements applicable to banks and other regulated financial institutions that traditionally purchase and hold asset-backed securities, could result in less investor demand for securities issued through securitization transactions or increased competition from other institutions that execute securitization transactions.

We may be unable to profitably execute securitization transactions, which could materially and adversely affect us.

A number of factors may determine whether a securitization transaction that we execute or participate in is profitable. One such factor is the price at which we acquire the mortgage loans that we intend to securitize, which may be impacted by, among other things, the level of competition in the marketplace or the relative desirability to originators, of retaining mortgage loans as investments versus selling them to third parties such as us. Another factor that impacts the profitability of a securitization transaction is the cost of the short-term debt used to finance our holdings of mortgage loans after acquisition and prior to securitization. This cost may vary depending on the availability of short-term financing, interest rates, the duration of the financing, and the extent to which third parties are willing to provide such financing. Additionally, the value of mortgage loans held by us prior to securitization may vary over the course of the holding period due to changes in interest rates or the credit quality of the mortgage loans. To the extent we seek to hedge against interest rate fluctuations that affect loan value, the cost of any hedging transaction will decrease returns on the respective securitization transaction. The price that investors pay for securities issued in our securitization transactions will also significantly affect our profitability margin. Additionally, in effecting securitization transactions, we may incur transaction costs or may incur or be required to make reserves for any liability in connection with executing a transaction, and such costs can also reduce the profitability of a transaction. Furthermore, in the securitization transactions we participate in, we make certain representations and warranties about the underlying mortgage loans that we intend to securitize and we assume the obligation to repurchase or replace those mortgage loans in certain circumstances if those representations or warranties are untrue. If we are required to repurchase or replace such mortgage loans, it may impact our ability to profitably execute securitizations of mortgage loans. To the extent that we are not able to profitably execute securitizations of mortgage loans, we could be materially and adversely affected.

Rating agencies have historically played a central role in the securitization markets. Many purchasers of asset-backed securities require that a security be rated by the agencies at or above a specific grade before they will consider purchasing it. The rating agencies could adversely affect our ability to execute securitization transactions by deciding not to publish ratings for our securitization transactions or assigning ratings that are below the thresholds investors require. Further, rating agencies could alter their ratings processes or criteria after we have accumulated loans for securitization in a manner that reduces the value of previously acquired loans or that requires us to incur additional costs to comply with those processes and criteria.

We may use repurchase agreements to finance our securities investments, which may expose us to risks that could result in losses.

We may use repurchase agreements as a form of leverage to finance our securities investments, and the proceeds from repurchase agreements are generally invested in additional securities. There is a risk that the market value of the securities acquired from the proceeds received in connection with a repurchase agreement may decline below the price of the securities underlying the repurchase agreement that we have sold but remain obligated to repurchase. Repurchase agreements also involve the risk that the counterparty liquidates the securities we delivered to it under the repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. In addition, there is a risk that the market value of the securities we retain may decline. If the buyer of securities under a repurchase agreement were to file for bankruptcy or experiences insolvency, we may be adversely affected. Furthermore, our counterparty may require us to provide additional margin in the form of cash, securities or other forms of collateral under the terms of the derivative contract. Also, in entering into repurchase agreements, we bear the risk of loss to the extent that the proceeds of the repurchase agreement are less than the value of the underlying securities. In addition, the interest costs associated with repurchase agreements transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.

Risks Related to our Relationship with the Advisor, the Sub-Advisor and the Managing Dealer

We depend on the Sub-Advisor, under the oversight of the Advisor and our board of directors, to manage our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Advisor and the Sub-Advisor could have a material adverse effect on our business and ability to achieve our investment objectives.

Our stockholders will have no opportunity to control our overall day-to-day operations, including investment and disposition decisions. We will be relying on the experience and knowledge of the Advisor and Sub-Advisor under the oversight of our board of directors. Our success is dependent upon our relationship with, and the performance of, the Advisor and Sub-Advisor in the implementation of our investment strategy and day-to-day management of our investments. The Advisor or the Sub-Advisor may suffer or become distracted by adverse financial or operational problems in connection with either CNL’s or Balbec’s business and activities unrelated to us and over which we have no control. Should the Advisor or the Sub-Advisor fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.

The prior performance of the Advisor and Sub-Advisor’s prior programs or investments are not necessarily indicative of our future results. Stockholders should be aware that investment results cannot be predicted or projected reliably, that the realization of investment results is subject to significant uncertainties and contingencies and that the investment results may change materially in response to changes in one or more of such experiences, and do not constitute a prediction as to future events. Because of the uncertainties and subjective judgments inherent in selecting the assumptions and because future events and circumstances cannot be predicted, the actual investment results may differ, and may differ materially, from previous results achieved by the Advisor and/or Sub-Advisor.

Each of the Advisor and the Sub-Advisor can resign on 60 days’ notice and the Advisor and the Sub-Advisor have separately agreed to resign if the other is terminated for anything other than cause and we may not be able to find suitable replacement(s) within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

The Advisor has the right, under the Advisory Agreement, to resign at any time on 60 days’ written notice, whether we have found a replacement or not. If the Advisor resigns, we may not be able to contract with a new Advisor or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all, in which case our operations are likely to experience a disruption and our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected. In addition, the coordination of our internal management, business activities and supervision of our businesses is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Advisor and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our businesses may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

The Sub-Advisor also has the right, under the Sub-Advisory Agreement, to resign at any time on 60 days’ written notice, whether we or the Advisor has found a replacement or not. If the Sub-Advisor resigns, we and the Advisor may not be able to contract with a new sub-advisor. The Advisors and certain of their respective affiliates have also agreed separately that, in the event the Advisor or the Sub-Advisor is terminated or not renewed as an advisor or sub-advisor, other than for cause, the other will also terminate the Advisory Agreement or Sub-Advisory Agreement, as applicable. In such case, our operations are likely to experience a disruption and our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected.

The Advisor’s or the Sub-Advisor’s inability to retain the services of key professionals could hurt our performance.

The Advisor has delegated the authority to make investment decisions to the Sub-Advisor, subject to the oversight of the Advisor. The Sub-Advisor’s power to approve the acquisition of a particular investment, finance or refinance any new or existing investment or dispose of an existing investment rests with particular professionals employed by the Sub-Advisor, subject to the oversight of the Advisor. Accordingly, our success depends to a significant degree upon the contributions of certain key real estate professionals employed by the Advisor and the Sub-Advisor, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisors, investment managers, real estate investment companies, real estate investment trusts and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us, the Advisor or the Sub-Advisor, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Advisor or the Sub-Advisor have employment agreements with these individuals and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon the Advisor’s and the Sub-Advisor’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Advisor or the Sub-Advisor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

The fees we will pay in connection with our private offering and the agreements entered into with the Advisor and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to the Advisor, the Sub-Advisor, the Managing Dealer and their respective affiliates for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among the Advisor, the Sub-Advisor, their respective affiliates and us were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Sub-Advisory Agreement, the Administrative Services Agreement, the Master Servicing Agreement (as such term is defined below), the Managing Dealer Agreement and other agreements we may enter into with affiliates of the Advisor or the Sub-Advisor from time to time.

Risks Related to Conflicts of Interest

Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

Each of CNL and Balbec has conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of CNL, Balbec, the Managing Dealer, the Advisor, the Sub-Advisor and the affiliates, partners, members, shareholders, officers, directors and employees of the foregoing, some of which are described herein. However, not all potential, apparent and actual conflicts of interest are included herein, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. If any matter arises that we and our affiliates (including the Advisor) determine in our good faith judgment constitutes an actual and material conflict of interest, we and our affiliates (including the Advisor) will take such actions as we determine appropriate to mitigate the conflict. Pursuant to the conflicts of interest policy in the Code of Business Conduct and Ethics adopted by our board of directors, transactions between us and CNL, Balbec or their respective affiliates requires approval by our board of directors, including a majority of our independent directors. However, there is no guarantee that the policies and procedures adopted by us, the terms and conditions of the Advisory Agreement or the policies and procedures adopted by the Advisor, CNL, Balbec and their affiliates will enable us to identify, adequately address or mitigate these conflicts of interest and there can be no assurance that our board of directors, CNL or Balbec will identify or resolve all conflicts of interest in a manner that is favorable to us.

The Advisors face conflicts of interest because the fees they receive for services performed are based in part on our NAV, which the Advisors are ultimately responsible for determining.

The Advisors are paid management fees for their services based on our NAV, which is calculated by the Administrator, based on valuations provided by the Advisors. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and, therefore, our NAV may not correspond to realizable value upon a sale of those assets. The Advisors may benefit from us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of our shares or the price paid for the repurchase of your shares on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price. The valuation of our investments will affect the amount of the management fees paid to the Advisors. As a result, there may be circumstances where the Advisors are incentivized to determine valuations that are higher than the actual fair value of our investments.

The Advisor’s and the Sub-Advisor’s management fee and total return incentive fee may not create proper incentives or may induce the Advisors or their affiliates to make certain investments, including speculative investments, that increase the risk of our real estate portfolio.

We will pay the Advisor and the Sub-Advisor a management fee regardless of the performance of our portfolio. The Advisor’s and the Sub-Advisor’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We would be required to pay the Advisor and the Sub-Advisor a management fee in a particular period even if we experienced a net loss or a decline in the value of our portfolio during that period. We will also be required to reimburse the Advisor and the Sub-Advisor for certain expenses described in the Advisory Agreement.

The existence of the Advisor’s and the Sub-Advisor’s total return incentive fee, which is based on the investment return provided to Stockholders (the “total return to stockholders”) for each share class in any calendar year, may create an incentive for the Advisor or the Sub-Advisor to make riskier or more speculative investments on our behalf or cause us to use more leverage than it would otherwise make in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the Advisor and the Sub-Advisor may receive the total return incentive fee based on unrealized gains in certain assets at the time of such fees and such gains may not be realized when those assets are eventually disposed of.

Because the management fee and total return incentive fee are based on our NAV, the Advisor may also be motivated to accelerate acquisitions in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV, which would, in each case, increase amounts payable to the Advisor and the Sub-Advisor, but may make it more difficult for us to efficiently deploy new capital. If our interests and those of the Advisor and the Sub-Advisor are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition. The Advisor, the Sub-Advisor and their respective affiliates, including certain of our officers and some of our directors, will face conflicts of interest including conflicts that may result from compensation arrangements. The Advisor compensates the members of its management team with incentive-based compensation, asset-based compensation and/or bonuses and awards which will vary based on the Advisor’s performance.

CNL and Balbec personnel work on other projects, and conflicts may arise in the allocation of personnel between us and other projects.

The Advisor, the Sub-Advisor and their affiliates will devote such time as they determine to be necessary to conduct our business affairs in an appropriate manner. However, CNL and Balbec personnel, including members of the investment committee, will work on other projects, serve on other committees (including boards of directors) and source potential investments for and otherwise assist the investment programs of other investment vehicles and their portfolio entities, including other investment programs to be developed in the future, including other REITs. Time spent on these other initiatives diverts attention from our activities, which could negatively impact us. Furthermore, CNL, Balbec and their respective personnel derive financial benefit from these other activities, including fees and performance-based compensation. Our sponsors’ personnel share in the fees and performance-based compensation generated by other investment vehicles. These and other factors create conflicts of interest in the allocation of time by such personnel.

We do not have a policy that expressly prohibits our directors, officers, or affiliates from engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, or affiliates from engaging for their own account in business activities of the types conducted by us. However, the Code of Business Conduct and Ethics adopted by our board of directors contains a conflicts of interest policy that prohibits our directors and executive officers from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in the Code of Business Conduct and Ethics adopted by our board of directors, after considering the relevant facts and circumstances of any actual conflict of interest, a majority of our directors may, on a case-by-case basis and in their sole discretion, waive such conflict of interest. In addition, the Advisory Agreement and the Sub-Advisory Agreement do not prevent the Advisor, the Sub-Advisor and their respective affiliates, subject to an exclusivity agreement between the Advisor and the Sub-Advisor, from engaging in additional business opportunities, some of which could compete with us, except as agreed to by the Advisor and the Sub-Advisor.

We may source, sell and/or purchase assets either to or from the Advisors and their affiliates, and such transactions may cause conflicts of interest.

Subject to our charter and the restrictions in our investment policy, we may directly or indirectly source, sell and/or purchase all or any portion of an asset (or portfolio of assets/investments) to or from the Advisor, the Sub-Advisor and their respective affiliates, their respective related parties or investment vehicles or accounts sponsored, managed or advised by any of the foregoing, including parties which such affiliates or related parties own or have invested in. Where financing of such a transaction is sourced by such affiliate, such affiliate may receive a portion of the origination fee payable to the third-party financier. Pursuant to the conflicts of interest policy in the Code of Business Conduct and Ethics adopted by our board of directors, such transactions will be subject to the approval of a majority of directors not otherwise interested in the transaction. Subject to our charter and the restrictions in our investment policy, we may also source, sell to and/or purchase from third parties interests in or assets issued by affiliates of the Advisor, the Sub-Advisor, their respective related parties or investment vehicles or account sponsored, managed or advised by any of the foregoing and such transactions would not require approval by our directors or an offset of any fees we otherwise owe to the Advisor or its affiliates. The transactions referred to in this paragraph involve conflicts of interest, as our sponsors and their respective affiliates may receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction.

The Advisor and the Sub-Advisor will experience conflicts of interest in connection with the management of our business affairs and their respective other accounts and clients.

The Advisor and the Sub-Advisor will experience conflicts of interest in connection with the management of our business affairs relating to the allocation of investment opportunities by the Advisor, the Sub-Advisor and their respective affiliates to us and other clients; compensation to the Advisor, the Sub-Advisor and their respective affiliates; services that may be provided by the Advisor, the Sub-Advisor and their respective affiliates to our businesses; co-opportunities for us and the allocation of such opportunities to us and other clients of the Advisor and/or the Sub-Advisor; the formation of investment vehicles by the Advisor or the Sub-Advisor; and differing recommendations given by the Advisor and/or the Sub-Advisor to us versus other clients.

Under certain circumstances, subject to the allocation policy adopted by our board of directors, the Sub-Advisor may determine not to pursue some or all of an investment opportunity within our investment objectives and guidelines, including, without limitation, as a result of our prior investments, business or other reasons applicable to us, CNL, Balbec or their respective affiliates.

Under certain circumstances, subject to the allocation policy adopted by our board of directors, the Sub-Advisor may determine not to pursue some or all of an investment opportunity within our investment objectives and guidelines, including, without limitation, as a result of business, reputational or other reasons applicable to us, the Advisor, the Sub-Advisor or their respective affiliates. In addition, the Sub-Advisor, the Advisor and/or their respective affiliates may determine that we should not pursue some or all of an investment opportunity, including, by way of example and without limitation, because we have already invested sufficient capital in the investment, sector, industry, geographic region or markets in question, as determined by the Sub-Advisor, the Advisor and/or their respective affiliates in their good faith discretion, or the investment is not appropriate for us for other reasons as determined by the Sub-Advisor, the Advisor and/or their respective affiliates in their good faith and reasonable sole discretion. In any such case affiliates of the Advisor and/or the Sub-Advisor could, thereafter, offer such opportunity to other parties, portfolio entities, joint-venture partners, related parties or third parties. Any such entities may be advised by a different CNL or Balbec business group with a different investment committee, which could determine an investment opportunity to be more attractive than the Sub-Advisor and/or the Advisor believes to be the case. In any event, there can be no assurance that the Sub-Advisor’s and/or the Advisor’s, as applicable, assessment will prove correct or that the performance of any investments actually pursued by us will be comparable to any investment opportunities that are not pursued by us. CNL or Balbec, including their personnel, will, in certain circumstances, receive compensation from any such party that makes the investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by us to the Advisor or Sub-Advisor. In some cases, CNL or Balbec earn greater fees when their other affiliates participate alongside or instead of us in an investment.

When the Advisor, the Sub-Advisor and their affiliates determine not to pursue some or all of an investment opportunity for us that would otherwise be within our investment objectives and strategies, and CNL or Balbec provide the opportunity or offer the opportunity to their affiliates, CNL or Balbec, including their personnel, can be expected to receive compensation from their affiliates, whether or not in respect of a particular investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by us to the Advisor or Sub-Advisor. As a result, the Advisor or the Sub-Advisor (including real estate personnel who receive such compensation) could be incentivized to allocate investment opportunities away from us to or source investment opportunities for their affiliates.

The Advisor, the Sub-Advisor and their affiliates make good faith determinations for allocation decisions based on expectations that will, in certain circumstances, prove inaccurate. Information unavailable to the Advisors, or circumstances not foreseen by the Advisors at the time of allocation, may cause an investment opportunity to yield a different return than expected. For example, an investment opportunity that the Advisor, the Sub-Advisor and their affiliates determine to be consistent with the return objective of an affiliate rather than us may not match the expectations and underwriting of the Advisor, the Sub-Advisor and their affiliates and generate an actual return that would have been appropriate for us. Conversely, an investment that the Advisor, the Sub-Advisor and their affiliates expect to be consistent with our return objectives will, in certain circumstances, fail to achieve them. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Each of CNL and Balbec is entitled to amend its policies and procedures at any time without our consent.

Certain principals and employees will, in certain circumstances, be involved in and have a greater financial interest in the performance of other CNL or Balbec funds or accounts, and such activities may create conflicts of interest in making investment decisions on our behalf.

Certain CNL or Balbec personnel will, in certain circumstances, be subject to a variety of conflicts of interest relating to their responsibilities to us, other investment vehicles and portfolio entities, and their outside personal or business activities, including as members of investment or advisory committees or boards of directors of or advisors to investment funds, corporations, foundations or other organizations. Such positions create a conflict if such other entities have interests that are adverse to ours, including if such other entities compete with us for investment opportunities or other resources. The CNL or Balbec personnel in question may have a greater financial interest in the performance of the other entities than our performance. This involvement may create conflicts of interest in making investments on our behalf and on behalf of such other funds, accounts and other entities. Although the Advisors will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for us. Also, CNL or Balbec personnel are generally permitted to invest in alternative investment funds, private equity funds, real estate funds, hedge funds and other investment vehicles, as well as engage in other personal trading activities relating to companies, assets, securities or instruments (subject to CNL’s or Balbec’s Code of Ethics requirements), some of which will involve conflicts of interest. Such personal securities transactions will, in certain circumstances, relate to securities or instruments, which can be expected to also be held or acquired by us or other investment vehicles, or otherwise relate to companies or issuers in which we have or acquire a different principal investment (including, for example, with respect to seniority). There can be no assurance that conflicts of interest arising out of such activities will be resolved in our favor. Investors will not receive any benefit from any such investments, and the financial incentives of CNL or Balbec personnel in such other investments could be greater than their financial incentives in relation to us.

Tax Risks Related to Ownership of Our Shares

We would be subject to adverse consequences if we fail to qualify as a REIT.

We believe that we have been organized and intend to operate in a manner so as to qualify for taxation as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2025. Our qualification as a REIT, however, depends and will continue to depend on our ability to meet various requirements concerning, among other things, the ownership of our outstanding stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Our ability to satisfy these asset tests depends upon our analysis of the characterization of our assets for U.S. federal income tax purposes and fair market values of our assets. For example, the determination of whether a debt instrument is treated as a qualifying asset generating qualifying income for purposes of the REIT income and asset tests may depend on whether the instrument is treated as debt or equity for U.S. federal income tax purposes and whether the instrument is treated as secured by real property for purposes of the REIT rules, which in some circumstances could be uncertain. In addition, the fair market values of certain of our assets are not susceptible to a precise determination.

If we were to fail to qualify as a REIT for any taxable year, we would not be allowed a deduction for dividends to our stockholders in computing our net taxable income and would be subject to U.S. federal income tax on our net taxable income at regular corporate rates and applicable state and local taxes. We would also be disqualified from treatment as a REIT for the four subsequent taxable years following the year during which our REIT qualification was lost unless we were entitled to relief under certain Internal Revenue Code provisions and obtained a ruling from the Internal Revenue Service (the “IRS”). If disqualified and unable to obtain relief, we may need to borrow money or sell assets to pay taxes. As a result, cash available for distribution would be reduced for each of the years involved. Furthermore, it is possible that future economic, market, legal, tax or other considerations may cause our REIT qualification to be revoked. This could have a material adverse effect on our business and the market price of our stock.

To qualify as a REIT, we may be forced to borrow funds, sell assets or take other actions during unfavorable market conditions.

To qualify as a REIT, we must ensure that we meet the REIT gross income test annually and that, at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities, shares in REITs and other qualifying real estate assets, including certain mortgage loans and certain kinds of mortgage-backed securities. The remainder of our investments in securities (other than government securities and REIT qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and securities that are qualifying real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our total securities (25% for taxable years beginning after December 31, 2025) can be represented by securities of one or more taxable REIT subsidiaries (“TRS”) and not more than 25% of the value of our assets can consist of debt instruments issued by publicly offered REITs that are not secured by real property. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences.

In addition, in order to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income, excluding net capital gains each year, and we will be subject to U.S. federal income tax, as well as applicable state and local taxes, to the extent that we distribute less than 100% of our net taxable income each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

In order to meet these requirements, we may be required to liquidate from our portfolio, or contribute to a TRS, otherwise attractive investments, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source of income or asset diversification requirements for qualifying as a REIT. Furthermore, in order to meet the distribution requirements, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements. All of these actions could reduce our income and amounts available for distribution to our stockholders.

Ordinary dividends paid by REITs generally do not qualify for the reduced tax rates applicable to “qualified dividend income.”

Dividends paid by C corporations to domestic shareholders that are individuals, trusts and estates currently are generally taxed at a maximum U.S. federal income tax rate of 20% as qualified dividend income. Dividends payable by REITs, however, are generally not eligible for the reduced rates applicable to qualified dividend income, except to the extent designated as capital gain dividends or qualified dividend income. The more favorable rates currently applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in shares of non-REIT corporations that pay dividends, even taking into account the deduction of up to 20% of qualified REIT dividends received by non-corporate U.S. shareholders.

The failure of excess MSRs that we hold to qualify as real estate assets, or the failure of the income from excess MSRs to qualify as interest from mortgages, could adversely affect our ability to qualify as a REIT.

We may acquire excess MSRs directly or indirectly. In certain private letter rulings, the IRS ruled that excess MSRs meeting certain requirements would be treated as an interest in mortgages on real property and thus a real estate asset for purposes of the 75% REIT asset test, and interest received by a REIT from such excess MSRs will be considered interest on obligations secured by mortgages on real property for purposes of the 75% REIT gross income test. A private letter ruling may be relied upon only by the taxpayer to whom it is issued, and the IRS may revoke a private letter ruling. Consistent with the analysis adopted by the IRS in such private letter rulings and based on advice of counsel, we intend to treat any excess MSRs that we acquire that meet the requirements provided in the private letter rulings as qualifying assets for purposes of the 75% REIT gross asset test and we intend to treat income from such excess MSRs as qualifying income for purposes of the 75% and 95% gross income tests. Notwithstanding the IRS’s determination in the private letter rulings described above, it is possible that the IRS could successfully assert that any excess MSRs that we acquire do not qualify for purposes of the 75% REIT gross asset test and income from such MSRs does not qualify for purposes of the 75% and/or 95% gross income tests, which could cause us to be subject to a penalty tax and could adversely impact our ability to qualify as a REIT.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for U.S. federal income tax purposes. Market discount generally is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

In addition, we may be required to accrue interest and discount income on mortgage loans, RMBS, MSRs and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. For example, we may recognize income in excess of the cash we receive if we invest in debt instruments with “original issue discount,” or if we engage in certain debt modifications. We may also be required under the terms of the indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payment on that indebtedness. Furthermore, we will generally be required to take certain amounts into income no later than the time such amounts are reflected on our financial statements. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year, which could impact our ability to satisfy the REIT distribution requirements.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Securitizations by us or by subsidiaries we have or may form in the future could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a result, we could have “excess inclusion income.” Certain categories of stockholders, such as non-U.S. stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to any such excess inclusion income. In addition, to the extent that our common stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of any excess inclusion income. Moreover, we could face limitations in selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate exposure or currency fluctuations will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges either (i) interest rate risk on liabilities used to carry or acquire real estate assets, (ii) currency fluctuations with respect to items of income that qualify for purposes of the REIT 75% or 95% gross income tests or assets that generate such income, or (iii) an instrument that hedges risks described in clause (i) or (ii) for a period following the extinguishment of the liability or the disposition of the asset that was previously hedged by the instrument, and, in each case, such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS. This could increase the cost of our hedging activities because such TRS could be subject to tax on gains or expose us to greater risks associated with changes in interest rates and currency fluctuations than we would otherwise want to bear. In addition, losses in a TRS will generally not provide any tax benefit to us, although, subject to limitation, such losses may be carried forward to offset future taxable income of the TRS.

Certain of our business activities may potentially be subject to the prohibited transaction tax, which could reduce the return on your investment. Further, the tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

For so long as we qualify as a REIT, our ability to dispose of certain properties may be restricted under the REIT rules, which generally impose a 100% penalty tax on any gain recognized on “prohibited transactions,” which refers to the disposition of property, including mortgage loans, that is deemed to be inventory or held primarily for sale to customers in the ordinary course of our business, subject to certain exceptions. Whether property is inventory or otherwise held primarily for sale depends on the particular facts and circumstances. For example, we might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. The Internal Revenue Code provides a safe harbor that, if met, allows a REIT to avoid being treated as engaged in a prohibited transaction. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with the safe harbor. The 100% tax does not apply to gains from the sale of foreclosure property or to property that is held through a “taxable REIT subsidiary” or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization. Accordingly, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

Certain of our activities, including our use of TRSs, are subject to taxes that could reduce our cash flows.

Even if we qualify as a REIT for U.S. federal income tax purposes, we will be required to pay some U.S. federal, state, local and non-U.S. taxes on our income and property, including taxes on any undistributed income, taxes on income from certain activities conducted as a result of foreclosures, and property and transfer taxes. We would be required to pay taxes on net taxable income that we fail to distribute to our stockholders. In addition, we may be required to limit certain activities that generate non-qualifying REIT income and/or we may be required to conduct such activities through a TRS. We may hold assets in a TRS, including assets that we may acquire through foreclosure, assets that may be treated as dealer property and other assets that could adversely affect our ability to qualify as a REIT if held at the REIT level. As a result, we will be required to pay income taxes on the taxable income generated by these assets. Furthermore, we will be subject to a 100% penalty tax to the extent our economic arrangements with our TRSs, if any, are not comparable to similar arrangements among unrelated parties. We will also be subject to a 100% tax to the extent we derive income from the sale of assets to customers in the ordinary course of business other than through a taxable REIT subsidiary. To the extent we or our TRSs, if any, are required to pay U.S. federal, state, local or non-U.S. taxes, we will have less cash available for distribution to our stockholders.

A failure to comply with the limits on our ownership of and relationship with one of our taxable REIT subsidiaries, if any, would jeopardize our REIT qualification.

No more than 20% (25% for taxable years beginning after December 31, 2025) of the value of a REIT’s total assets may consist of stock or securities of one or more taxable REIT subsidiary. This requirement limits the extent to which we can conduct activities through taxable REIT subsidiaries or expand the activities that we conduct through taxable REIT subsidiaries. The values of some of our assets, including assets that we hold through taxable REIT subsidiaries may not be subject to precise determination, and values are subject to change in the future. Accordingly, there can be no assurance that we will be able to comply with the taxable REIT subsidiary limitation.

In addition, we may from time to time need to make distributions from a taxable REIT subsidiary in order to keep the value of our taxable REIT subsidiaries below the taxable REIT subsidiary limitation. Taxable REIT subsidiary dividends, however, generally will not constitute qualifying income for purposes of the 75% REIT gross income test. While we will monitor our compliance with both this income test and the limitation on the percentage of our total assets represented by taxable REIT subsidiary securities and intend to conduct our affairs so as to comply with both, the two may at times be in conflict with one another. For example, it is possible that we may wish to distribute a dividend from a taxable REIT subsidiary in order to reduce the value of our taxable REIT subsidiary to comply with this limitation, but we may be unable to do so without simultaneously violating the 75% REIT gross income test.

Although there are other measures we can take in such circumstances to remain in compliance with the requirements for REIT qualification, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

We may choose to pay dividends in the form of our own shares, in which case our stockholders may be required to pay income taxes in excess of the cash dividends received.

We may distribute taxable dividends that are payable in cash or our shares. Stockholders (that are not otherwise exempt from U.S. federal income tax) receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. Although a U.S. stockholder may not readily be able to sell or redeem its shares, if a U.S. stockholder is able to and does sell or redeem the shares it receives as a dividend in order to pay this tax, the proceeds may be less than the amount included in income with respect to the dividend, depending on the NAV per share of our common stock at the time of the sale or redemption. In addition, in such case, a U.S. stockholder could have a capital loss with respect to the shares sold that could not be used to offset such dividend income. Furthermore, with respect to certain non-U.S. stockholder, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares.

Characterization of any repurchase agreements we enter into to finance our portfolio assets as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we intend to invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for U.S. federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.

Distributions or gain on sale may be treated as unrelated business taxable income to U.S. tax-exempt investors in certain circumstances.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools and the allocation of “excess inclusion income,” (2) we are a “pension-held REIT,” (3) a U.S. tax-exempt shareholder has incurred debt to purchase or hold shares of our common stock, or (4) any residual REMIC interests we hold or any of our qualified REIT subsidiaries that is treated as a taxable mortgage pool generate “excess inclusion income,” then a portion of the distributions to a U.S. tax-exempt stockholder and, in the case of condition (3), gains realized on the sale of shares of our common stock by such tax-exempt stockholder, may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

Foreclosures may impact our ability to qualify as a REIT and minimize tax liabilities.

If we foreclose, or consider foreclosing, on properties securing defaulted loans that we hold, we will have to consider the impact that taking ownership of such properties would have on our ability to continue to qualify to be taxed as a REIT and any tax liabilities attributable thereto if we continue to qualify as a REIT. In certain cases, the operation of real property will not generate qualifying rents from real property for purposes of the gross income tests, e.g., income from operation of a hotel. In certain circumstances, we will be able to make an election with the IRS to treat property we take possession of in a foreclosure as “foreclosure property.” If, and for so long as, such property qualifies as “foreclosure property,” income therefrom is treated as qualifying income for purposes of both gross income tests and gain from the sale of such property will not be subject to the 100% prohibited transaction tax for dealer sales, regardless of our how short our holding period in such property is when we sell such property or other dealer sales considerations. On the other hand, net income with respect to a property for which we have made a foreclosure property election that would not otherwise be qualifying income for purposes of the gross income tests will be taxed at the highest U.S. federal corporate income tax rate. In certain circumstances, the IRS might argue that a particular property did not qualify for a foreclosure property election or that its status as foreclosure property terminated while we believed it continued to qualify, possibly causing us to fail one or both gross income tests or causing any gain from the sale of such property to be subject to the prohibited transaction tax.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT. Our board of directors has duties to us and could only cause such changes in our tax treatment if it determines to do so in good faith and reasonably believes that such changes are in our best interests. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

You may have current tax liability on distributions you elect to reinvest in our stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Legislative or regulatory tax changes related to REITs could materially and adversely affect us.

The U.S. federal income tax laws and regulations governing REITs and their stockholders, as well as the administrative interpretations of those laws and regulations, are constantly under review and may be changed at any time, possibly with retroactive effect. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our stock.

Stockholders are urged to consult with their tax advisors regarding any legislative, regulatory or administrative developments on an investment in our stock.

ERISA Risks

We may be deemed to hold “plan assets” subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

There can be no assurance that, notwithstanding our commercially reasonable efforts, our underlying assets will not otherwise be deemed to include “plan assets” for the purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code. If our assets were deemed to be “plan assets”, this could result in, among other things, (i) the application of the prudence and other fiduciary standards of Title I of ERISA to our investments and (ii) the possibility that certain transactions in which we might otherwise seek to engage in the ordinary course of our business and operation could constitute non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, which could restrict us from entering into an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, fiduciaries considering an investment in our shares could, under certain circumstances, be liable for prohibited transactions under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or other violations as a result of their investment or as co-fiduciaries for actions taken by or on behalf of us, the Advisor, the Sub-Advisor or the Managing Dealer. There may be Similar Laws that may also apply to an investment in our shares.

ITEM 2. FINANCIAL INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the accompanying financial statements and notes thereto. See also “Cautionary Note Regarding Forward-Looking Statements” preceding Item 1 of this Registration Statement.

Overview

We are a newly formed real estate finance company. Our investment strategy is to acquire, finance and manage a diversified portfolio of primarily U.S. performing and re-performing whole mortgage loans, MSRs and RMBS. Our overall objective is to generate attractive risk-adjusted returns with high current income for our stockholders, through cash distributions and capital appreciation, across interest rate and credit cycles. Our specific investment objectives are to construct a diversified residential credit portfolio that will enable us to:

●	provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield;

●	preserve and protect invested capital by focusing on residential credit assets that are primarily amortizing and thus provide current cash-flow; and

●	mitigate downside risk through conservative LTV ratios and effectively manage any interest rate and credit sensitivities.

We cannot assure you that we will achieve our investment objectives. See “Item 1A. Risk Factors.”

We intend to elect and qualify to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2025.

Our board of directors will at all times have ultimate oversight and policy-making authority over us, including responsibility for governance, financial controls, compliance and disclosure. Pursuant to the Advisory Agreement and the Sub-Advisory Agreement, however, we have delegated to the Advisor, and the Advisor in turn has delegated to the Sub-Advisor, subject to the oversight of the Advisor, the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, strategy and guidelines, policies and limitations, subject to oversight by our board of directors.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities, other than those referred to in this Registration Statement.

Basis of Presentation

Our financial statements are and will be prepared in accordance with GAAP, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties.

Revenues

As of July 16, 2025, we have not engaged in principal operations nor generated any revenues. Our entire activity since inception to July 16, 2025 was our initial capitalization and preparation for our proposed fundraising through our private offering. We were capitalized through the purchase by the Advisor of 4,000 Class E shares for an aggregate purchase price of $100,000 and by Balbec Capital Holdings, L.P., an affiliate of the Sub-Advisor, of 4,000 Class E shares for an aggregate purchase price of $100,000 on March 26, 2025.

As of July 16, 2025, we have neither acquired nor entered into any arrangements to acquire any investments with the net proceeds from our private offering. The number and type of investments that we acquire will depend upon market conditions, the amount of proceeds we raise in our private offering and other circumstances existing at the time we are acquiring such assets.

We will seek to primarily focus on U.S. performing and re-performing whole mortgage loans, MSRs, and RMBS. We will seek to identify attractive risk-reward investments by focusing on residential credit assets at a substantial discount to face value in a relatively high-interest rate environment.

Expenses

Management Fee

For a discussion of the management fee payable to the Advisor and the Sub-Advisor, see “Item 1. Business—The Advisory Agreement.”

Total Return Incentive Fee

For a discussion of the total return incentive fee payable to the Advisor and the Sub-Advisor, see “Item 1. Business—The Advisory Agreement.”

Distribution and Stockholder Servicing Fee

For a discussion of the distribution and stockholder servicing fee payable to the Managing Dealer, see “Item 7. Certain Relationships and Related Transactions and Director Independence—Relationship with Managing Dealer” below.

Organizational and Offering Expenses

For a discussion of the organizational and offering expense reimbursement to the Advisor and the Sub-Advisor, see “Item 1. Business—The Advisory Agreement.”

Expense Support (Reimbursement)

For a discussion of the expense support (reimbursement) by (to) the Advisor and the Sub-Advisor, see “Item 1 Business—Expense Support and Conditional Reimbursement Agreement.”

Financial Condition, Liquidity and Capital Resources

As of July 16, 2025, we are in our organizational period and have not yet commenced principal operations or generated any revenues. We expect that principal operations will commence when we issue shares in our private offering.

Our primary use of cash will be for (i) acquisition of residential mortgage loans and other residential debt investments, (ii) the cost of operations (including the management fee and performance fee), (iii) debt service of any borrowings, (iv) periodic repurchases, including under our share purchase plan (as described herein), and (v) cash distributions (if any) to the holders of our shares to the extent authorized by our board of directors and declared by us.

Quantitative and Qualitative Disclosures about Market Risk

Market risk is the exposure to loss resulting from changes in interest rates, commodity prices, equity prices, real estate values and other market-based risks. The primary market risks that we will be exposed to are credit risk, interest rate risk, liquidity risk, prepayment risk and extension risk.

Credit Risk

We assume credit risk through our investment in mortgage loans and other mortgage-related assets. Credit losses on mortgage loans can occur for many reasons, including: fraud; poor underwriting; poor servicing practices; weak economic conditions; increases in payments required to be made by borrowers; declines in the value of real estate; declining rents on residential rental properties; natural disasters, including the effects of climate change (including flooding, drought, wildfires, and severe weather) and other natural events; uninsured property loss; over-leveraging of the borrower; costs of remediation of environmental conditions, such as indoor mold; changes in zoning or building codes and the related costs of compliance; acts of war or terrorism; changes in legal protections for lenders and other changes in law or regulation; and personal events affecting borrowers, such as reduction in income, job loss, divorce or health problems. In addition, the amount and timing of credit losses could be affected by loan modifications, delays in the liquidation process, documentation errors and other action by servicers. Weakness in the U.S. economy or the housing market could cause our credit losses to increase beyond levels that we currently anticipate.

In addition, rising interest rates may increase the credit risks associated with certain residential whole mortgage loans. For example, the interest rate is adjustable for many of the loans that we may acquire or at the securitization entity we may sponsor in the future. In addition, the loans we pledge to secure loan financing lines may have adjustable interest rates. Accordingly, when short-term interest rates rise, required monthly payments from homeowners will rise under the terms of these adjustable-rate mortgages, and this may increase borrower delinquencies and defaults.

Within a securitization of residential whole mortgage loans, various securities are created, each of which has varying degrees of credit risk. We may own the securities in which there is more (or the most) concentrated credit risk associated with the underlying residential whole mortgage loans. In general, losses on an asset securing a loan or loan included as collateral to a securitization will be borne first by the owner of the property (i.e., the owner will first lose any equity invested in the property) and, thereafter, by the first loss security holder, and then by holders of more senior securities. In the event the losses incurred upon default on the loan exceed any classes in which we invest, we may not be able to recover all of our investment in the securities we hold. In addition, if the underlying properties have been overvalued by the originating appraiser or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related security, then the first-loss securities may suffer a total loss of principal, followed by losses on the second-loss and then third-loss securities (or other residential securities that we own). In addition, with respect to residential securities we own, we may be subject to risks associated with the determination by a loan servicer to discontinue servicing advances (advances of mortgage interest payments not made by a delinquent borrower) if they deem continued advances to be unrecoverable, which could reduce the value of these securities or impair our ability to project and realize future cash flows from these securities.

Investments in subordinated RMBS involve greater credit risk than the senior classes of the issue or series. Many of the default-related risks of whole mortgage loans will be magnified in subordinated securities. Default risks may be further pronounced in the case of RMBS by, or evidencing an interest in, a relatively small or less diverse pool of underlying mortgage loans. Certain subordinated securities absorb all losses from default before any other class of securities is at risk, particularly if such securities have been issued with little or no credit enhancement or equity. In addition, principal payments on subordinated securities may be subject to a “lockout” period in which some or all of the principal payments are directed to the related senior securities. This lock-out period may be for a set period of time and/or may be determined based on pool performance criteria such as losses and delinquencies. Such securities therefore possess some of the attributes typically associated with equity investments. We believe any potential defaults on the underlying collateral will be minor as the underlying loans had significant equity at the time of deal closing, leading many borrowers with large incentives to reperform. In cases where that is not possible, we believe the recovery of the unpaid principal balance of the loan is likely given the low LTV ratio of the collateral.

Interest Rate Risk

Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. A significant portion of our assets and liabilities, including our whole mortgage loans, investment securities, loan financing lines, and security repurchase facilities, are interest earning or interest bearing and, as a result, we are subject to risks arising from fluctuations in the prevailing levels of market interest rates. In addition, our financing arrangements, if any, may have a variable rate component or include rates which reset monthly and add additional risk due to fluctuations in market interest rates. Any excess cash and cash equivalents of ours are invested in instruments earning short-term market interest rates.

Subject to qualifying and maintaining our qualification as a REIT and maintaining our exclusion from regulation as an investment company under the Investment Company Act, we may utilize various derivative instruments and other hedging instruments to mitigate interest rate risk.

Liquidity Risk

An insufficient secondary market may prevent the liquidation of an asset or limit the funds that can be generated from selling an asset. A portion of our assets is designated as illiquid and may be subject to high liquidity risk.

Prepayment Risk

The frequency at which prepayments occur on loans held and loans underlying RMBS will be affected by a variety of factors, including the prevailing level of interest rates as well as economic, demographic, tax, social, legal and other factors. Generally, mortgage obligors tend to prepay their mortgage loans when prevailing mortgage rates fall below the interest rates on their mortgage loans.

Generally, whole mortgage loans and RMBS purchased at a premium are adversely affected by faster than anticipated prepayments, and whole mortgage loans and RMBS purchased at a discount are adversely affected by slower than anticipated prepayments. The adverse effects of prepayments may impact us in two ways. First, particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster actual or anticipated prepayments. Second, particular investments may underperform relative to the financial instruments that the Advisor and the Sub-Advisor may have constructed to reduce specific financial risks for these investments, resulting in a loss to us. In particular, prepayments (at par) may limit the potential upside of many whole mortgage loans and RMBS to their principal or par amounts, whereas their corresponding hedges, if any, often have the potential for unlimited loss.

Extension Risk

The Sub-Advisor computes the projected weighted average life of our investments based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgage loans. In general, when fixed rate or adjustable-rate or hybrid mortgage loans or other mortgage-related assets are acquired via borrowings, we may, but are not required to, enter into an interest rate swap agreement or other economic hedging instrument that attempts to fix our borrowing costs for a period close to the anticipated average life of the fixed rate portion of the related assets, in each case subject to qualifying and maintaining our qualification as a REIT and maintaining our exclusion from regulation as an investment company under the Investment Company Act. This strategy is designed to protect us from rising interest rates as the borrowing costs are managed to maintain a net interest spread for the duration of the fixed rate portion of the related assets. However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have an adverse impact on our results of operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the fixed and adjustable-rate or hybrid assets would remain fixed. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Concentration of Credit Risk

In the normal course of business, we may hold our cash balances with financial institutions, which at times may exceed federally insured limits. We are subject to credit risk to the extent any financial institution with which we conduct business is unable to fulfill contractual obligations on our behalf. Management will monitor the financial condition of such financial institutions and does not anticipate any losses from these counterparties.

ITEM 3. PROPERTIES.

Our principal office is located at CNL Center at City Commons, 450 South Orange Avenue, Suite 1400, Orlando, Florida 32801. As part of the Advisory Agreement, the Advisor is responsible for providing office space and office services to us. We consider these facilities to be suitable and adequate for the management and operations of our business.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of July 16, 2025, information with respect to the beneficial ownership of our shares by:

●	each person known to us to beneficially own more than 5% of any class the outstanding shares;

●	each of our directors and named executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no shares subject to options that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power, based upon the information furnished to us by such stockholders, directors and executive officers.

Name and Address(1)	Number of Shares Beneficially Owned	Percentage of all Shares(2)
Directors and Named Executive Officers
Chirag J. Bhavsar	—	*
Peter J. Troisi	—	*
Scott T. Boyd	—	*
Jack D. Howard	—	*
Mark D. Linsz	—	*
Tammy J. Tipton	—	*
Bradley S. Yochum	—	*
All executive officers and directors as a group (7 persons)		0%
5% Stockholders
CNL Residential Credit Manager, LLC(3)	4,000	50%
Balbec Capital Holdings, L.P.(4)	4,000	50%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o CNL Strategic Residential Credit, Inc. 450 South Orange Avenue, Suite 1400, Orlando, FL 32801-3336.

(2)	Based on a total of 8,000 Class E shares outstanding as of July 16, 2025.

(3)	Represents 4,000 Class E shares held of record by the Advisor, CNL Residential Credit Manager, LLC, an indirect subsidiary of CNL Financial Group, LLC, which is indirectly wholly owned by James M. Seneff, Jr.

(4)	Represents 4,000 Class E shares held of record by Balbec Capital Holdings, L.P. InSolve Capital G.P. Parent, L.L.C. is the general partner of Balbec Capital Holdings, L.P. and is managed by a board of directors consisting of five directors who make decisions, including voting or investment decisions with respect to our shares, by a majority vote. The address of Balbec Capital Holdings, L.P. is 7114 E Stetson Dr, Suite 250, Scottsdale, AZ 85251.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

Our Directors

We operate under the direction of our board of directors. Our board of directors is currently comprised of five directors, Chirag J. Bhavsar, Peter J. Troisi, Scott T. Boyd, Jack D. Howard, and Mark D. Linsz.

The following table sets forth certain information regarding our directors as of the date of this Registration Statement.

Name	Age	Position(s) Held with Us
Chirag J. Bhavsar	56	Chief Executive Officer, President and Director
Peter J. Troisi	40	Director
Scott T. Boyd	70	Independent Director
Jack D. Howard	67	Independent Director
Mark D. Linsz	61	Independent Director

The following sets forth biographical information concerning the individuals who are our directors. The biographical descriptions for each director include the specific experience, qualifications, attributes and skills that led to the conclusion by our board of directors that such person should serve as a director.

Chirag J. Bhavsar serves as our Chief Executive Officer and one of our directors. Mr. Bhavsar also currently serves as Co-Chief Executive Officer and Co-President of CNL Financial Group. Mr. Bhavsar served as Chief Operating Officer from January 1, 2017 to April 9, 2018, Chief Financial Officer from January 1, 2017 to May 1, 2018, and as Chief Executive Officer and Chairman of the board of trustees from December 8, 2017 to April 9, 2018 of Corporate Capital Trust II, a business development company. Mr. Bhavsar also currently serves as Chief Executive Officer of CNL Strategic Capital, LLC, a public, non-traded vehicle with a business strategy focused primarily on privately held companies. In addition, Mr. Bhavsar served as Chief Operating Officer and Chief Financial Officer for Corporate Capital Trust, Inc., a business development company, from January 1, 2017 until November 14, 2017. Mr. Bhavsar has spent most of the past 15 years of his career with entities affiliated with CNL Financial Group. Mr. Bhavsar has served in the roles of Executive Vice President, Chief Operating Officer, and Chief Financial Officer for Valley National Bank’s Florida Division, from 2015 to 2016, and as the Executive Vice President and Chief Financial Officer of its predecessor, CNLBancshares, Inc., from 2002 to 2015. Mr. Bhavsar is Chairman of the Board of Currency Exchange International Corp., which is a publicly traded company on the Toronto Stock Exchange. Mr. Bhavsar also currently serves as Director and President of Cogent Bank f/k/a Pinnacle Bank, which is a community bank based in Central Florida. Mr. Bhavsar received his Bachelor of Science in accounting from the University of Florida in 1990, and received a Master of Science in accounting from the University of Florida in 1991. Mr. Bhavsar also graduated from University of Virginia’s Banking School in 1993. He is a certified public accountant. Mr. Bhavsar was selected as one of our directors because of his particular knowledge and experience in capital raising, particularly with regard to equity offerings and debt transactions, which strengthens our board of directors’ collective knowledge, capabilities and experience. In addition, we believe that Mr. Bhavsar’s experience is valuable to our board of directors in its oversight of regulatory and compliance requirements as well as its exercise of fiduciary duties to us and our stockholders.

Peter J. Troisi serves as one of our directors. Peter J. Troisi was appointed Chief Executive Officer of Balbec in April 2025 after having served as the firm’s President since 2023 and he is also a partner of the firm. As Chief Executive Officer of Balbec, Mr. Troisi oversees all aspects of Balbec Capital and is a member of the Investment Committee. Since joining the firm at inception in 2010, Mr. Troisi has held a number of roles with increasing responsibilities and has been a key driver in building out the firm’s investment capabilities. Mr. Troisi initially worked with other Balbec partners at Max Recovery, a wholly owned subsidiary of Bear Stearns, from 2006 to 2009. Prior to joining Balbec, Mr. Troisi worked at PRA Group on their portfolio investment team. Mr. Troisi holds a Bachelor of Science in Economics from Siena College. Mr. Troisi was selected as one of our directors because of his particular knowledge and experience in capital raising and our investment strategy and target assets through his experience guiding Balbec’s investment activities.

Scott T. Boyd serves as an independent director on our board of directors. In 1991, Mr. Boyd founded and currently serves as President of Boyd Development Corporation, a real estate development company based in Winter Garden, Florida. Boyd Development Corporation specializes in anchored retail shopping centers, multi-family projects, net-lease real estate, mixed-use, and land development projects. Prior to founding Boyd Development Corporation, Mr. Boyd worked in public accounting with Ernst & Ernst and Price Waterhouse from 1977 to 1982. He then joined CNL Financial Group, where he held a series of positions, ultimately serving as President of CNL Properties, Inc. from 1987 to 1990. Mr. Boyd is actively involved in community and philanthropic organizations. He currently serves as the Orlando chair of the National Christian Foundation, is a member of the board of directors for Lift Orlando, and previously served as chair at The First Academy, a K-12 college preparatory school in Orlando, for 12 years. Mr. Boyd holds a Bachelor of Science in Accounting from North Park University in Chicago, Illinois. Mr. Boyd was selected as one of our three independent directors because of his prior financial and real estate experience and expertise.

Jack D. Howard serves as an independent director on our board of directors. Mr. Howard has over four decades of experience in investment management, real estate, and legal advisory roles. Mr. Howard is also the Owner of JDH Investments, LLC, an investment firm focused on real estate, energy, and private company investments, which he has led since 2000, and JDH Asset Management, LLC, where he has provided family office investment advisory services since 2009. Previously, Mr. Howard was a Founding Partner, President, and General Counsel of First Capital Partners, Inc., a Dallas-based real estate investment company specializing in the acquisition and management of commercial properties and distressed mortgage debt from 1990 to 2000. He also co-founded Circa Capital Corporation, a hotel acquisition and management firm, where he served as principal from 1995 to 2000. Since 2022, Mr. Howard has served as the Chair, and since 2013, as an Investment Committee Member of the Kansas University Endowment Association. He is a former Chair (2010–2011) and National Board Member (2003–2012) of the Kansas University Alumni Association. Mr. Howard has also served on the board of the West District Improvement Company, a special purpose entity created by Kansas University to develop 60 acres of under-utilized land. Mr. Howard is a former President of The Austin Boys & Girls Club Foundation (2000–2005) and a former Board Member of The Boys & Girls Clubs of Austin (1996–2003). Mr. Howard holds a Doctor of Jurisprudence from the University of Texas at Austin and a Bachelor of Science in Accounting from the University of Kansas. He is a member of the State Bar of Texas and previously held the Certified Financial Planner™ designation. Mr. Howard was selected as one of our three independent directors because of his prior board experience and financial and investment expertise.

Mark D. Linsz serves as an independent director on our board of directors. Mr. Linsz currently serves as co-founder and senior managing partner of My Next Season, an organization designed to help companies and individuals with career transitions, a position he has held since September 2014. Mr. Linsz also currently serves as an independent director of CNL Strategic Capital, LLC since June 2017. Mr. Linsz served as an independent trustee for Corporate Capital Trust II. Mr. Linsz also held a series of senior financial positions at Bank of America from 1998 to 2014, most recently serving as CFO Risk Executive from 2013 to 2014 and Corporate Treasurer from 2009 to 2013. Previously, Mr. Linsz served as Bank of America’s Global Markets Risk Executive from 2007 to 2009 and as Chief Risk Officer for Europe, the Middle East, Africa and Asia from 2005 to 2008. Prior to 2005, Mr. Linsz also served as Bank of America’s Capital Markets Risk Executive and Head of Compliance for the Global Corporate and Investment Bank. Mr. Linsz began his career with Chicago Research and Trading Group (“CRT”) in 1987. Prior to being purchased by NationsBank, he was the head of Market Risk for CRT and continued these responsibilities at NationsBanc-CRT until 1998. Mr. Linsz previously served on the board of directors of the Deposit Trust and Clearing Corporation from 2013 to 2014 and on the board of directors of BlackRock Corporation from 2009 to 2011. Mr. Linsz received a Bachelor of Arts from National Louis University.  Mr. Linsz was selected as one of our three independent directors because of his prior board experience and financial expertise.

Our Executive Officers

The following sets forth biographical information concerning the individuals who are our executive officers.

Name	Age	Position(s) Held with Us
Chirag J. Bhavsar	56	Chief Executive Officer, President and Director
Tammy J. Tipton	64	Chief Financial Officer and Treasurer
Bradley S. Yochum	38	General Counsel and Secretary

Chirag J. Bhavsar has served as our Chief Executive Officer and President since May 28, 2025. Mr. Bhavsar’s biographical information is included in this Registration Statement under “—Our Directors.”

Tammy J. Tipton serves as our Chief Financial Officer and Treasurer. Ms. Tipton also currently serves as Chief Financial Officer and Interim Chief Operating Officer of CNL Strategic Capital, LLC, a public, non-traded vehicle with a business strategy focused primarily on privately held companies. Ms. Tipton also currently serves as Chief Financial Officer, Senior Vice President and Treasurer of CNL Healthcare Corp., the advisor to CNL Healthcare Properties, Inc., a public, non-traded REIT. Ms. Tipton also has previously served as Chief Financial Officer, Senior Vice President and Treasurer of CHP II Advisors, LLC, since its inception on July 9, 2015, the advisor to CNL Healthcare Properties II, Inc., another public, non-traded REIT. Ms. Tipton previously served as the Chief Financial Officer and Treasurer of CNL Lifestyle Properties, Inc., another public non-traded REIT from May 2015 to December 2017, and served as Chief Financial Officer from March 2014 to December 2017, and as Senior Vice President from May 2015 to December 2017 of its advisor. She also served as Chief Financial Officer and Treasurer of CNL Growth Properties, Inc., another public, non-traded REIT, from September 2014 to October 2017. She served as Chief Financial Officer and Treasurer of Global Income Trust, Inc., another public, non-traded REIT, from September 2014 until its dissolution in December 2015. She serves as Chief Financial Officer and Senior Vice President of CNL Financial Group where she oversees the strategic finance, accounting, reporting, budgeting, payroll and purchasing functions for CNL and its affiliates. Ms. Tipton also holds various other offices with other CNL affiliates. Ms. Tipton has served in various other financial roles since joining CNL Financial Group in 1987. These roles have included regulatory reporting for 20 public entities and the accounting, reporting and servicing for approximately 30 public and private real estate programs. Ms. Tipton received her Bachelor of Science in accounting from the University of Central Florida. She is also a certified public accountant.

Bradley S. Yochum serves as our General Counsel and Secretary. Mr. Yochum also currently serves as Senior Vice President of Legal of CNL Financial Group Investment Management and serves as the General Counsel of CNL Strategic Venture Partners, LLC. Mr. Yochum joined CNL Financial Group in 2012 and has previously served in various legal and compliance roles, including with the Managing Dealer, a broker-dealer and FINRA member, Corporate Capital Trust, Inc., a business development company, and CNL Strategic Capital, LLC, a public, non-traded vehicle with a business strategy focused primarily on privately held companies. Mr. Yochum received a Master of Laws in Taxation Law from Villanova University in 2020, a Juris Doctor from the John Marshall School of Law in 2012 and Bachelor of Arts in Business from the University of Georgia in 2009. Mr. Yochum also holds his FINRA Series 7, 24 and 65 registrations and is a Certified Financial Planner™, a designation he has held since 2022.  Mr. Yochum is licensed to practice law in Florida and is a member of the Florida Bar Association.

All of our executive officers are employed by and receive compensation from affiliates of the Advisor.

Leadership Structure of our Board of Directors

Our business and affairs are managed under the direction of our board of directors. Among other things, our board of directors sets broad policies for us and approves the appointment of the Advisor, the Sub-Advisor, the Administrator and our executive officers. The role of our board of directors, and of any individual director, is one of oversight and not of management of our day-to-day affairs.

Our board of directors understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the appropriate leadership structure may vary as circumstances warrant. Under our bylaws, our board of directors may designate one of our directors as chair to preside over meetings of our board of directors and meetings of stockholders, and to perform such other duties as may be assigned to him or her by our board of directors. Presently, Chirag J. Bhavsar serves as Chairman of our board of directors and is an “interested person” by virtue of his professional association with CNL. We believe that it is in the best interests of our stockholders for Mr. Bhavsar to serve as Chairman of our board of directors because of his significant experience in matters of relevance to our business. We believe that our board of directors’ leadership structure is in the best interests of us and our stockholders. We also believe that this leadership structure creates a firm link between management and our board of directors and provides unified leadership for carrying out our strategic initiatives and business plans.

Our Board of Directors’ Role in Risk Oversight

Our board of directors plays an important role in the risk oversight of our company. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Risk management is a broad concept comprising many disparate elements (for example, investment risk, issuer and counterparty risk, compliance risk, operational risk, and business continuity risk). Our executive officers and the Advisor and the Sub-Advisor are responsible for the day-to-day management of the risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In this capacity, our board of directors (or a committee thereof) performs many tasks, including but not limited to, receiving regular periodic reports from our internal and external auditors and the Advisor and the Sub-Advisor (with respect to our business), approving acquisitions and dispositions and new borrowings as well as periodically reviewing and discussing with our management the risks we face. In its risk oversight role, our board of directors has the responsibility of satisfying itself that the risk management processes designed by our executive officers and the Advisor and the Sub-Advisor are adequate and functioning as designed.

One or more committee(s) of our board of directors assist(s) the full board of directors in risk oversight by addressing specific matters within the purview of each committee. For example, our audit committee is specifically responsible, in consultation with management, our independent auditors and our internal auditor for the integrity of our financial reporting processes and controls and valuation process. In executing this responsibility, our audit committee discusses policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps management has taken to monitor, control and report on such exposures. As part of this process, our audit committee oversees the planning and conduct of an annual risk assessment that is designed to identify and analyze risks to implementing and executing our business strategy. The results of the risk assessment are then discussed with management and used to develop our annual internal audit plan.

Our board of directors believes that this role in risk oversight is appropriate. We believe that we have robust internal processes in place and a strong internal control environment to identify and manage risks. However, not all risks that may affect us can be identified or processes and controls developed to eliminate or mitigate their occurrence or effects, and some risks are beyond our control and that of the Advisor, the Sub-Advisor and our other service providers.

Committees of our Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our board has established our audit committee.

Our audit committee is composed of Messrs. Boyd, Howard and Linsz. Our audit committee operates under a written charter adopted by our board of directors. Our audit committee assists our board of directors in overseeing:

●	our accounting and financial reporting processes and valuation process;

●	the integrity and audits of our financial statements;

●	our compliance with legal and regulatory requirements;

●	the qualifications and independence of our independent auditors; and

●	the performance of our internal and independent auditors.

Mr. Linsz chairs our audit committee and serves as our “audit committee financial expert,” as that term is defined by the SEC.

Corporate Governance

Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (if any), and to all of the officers and employees of the Advisors, including our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

ITEM 6. EXECUTIVE COMPENSATION.

Compensation of Executive Officers

We have no employees. We are managed by the Advisor pursuant to the Advisory Agreement. All of our executive officers are employees of the Advisor or one or more of its affiliates. We have not paid, and do not intend to pay, any cash compensation to our executive officers and we do not currently intend to adopt any policies with respect thereto. We do not have agreements with any of our executive officers or any employees of the Advisor or its affiliates with respect to their compensation. Pursuant to the Advisory Agreement, we pay the management fee to the Advisor, not to provide compensation to our executive officers, but to compensate the Advisor for the services it provides for our day-to-day management. No specific portion of the management fee is designated for use by the Advisor as compensation to its employees who are our executive officers, and we are not required to, and do not, separately reimburse the Advisor for compensation paid by the Advisor to our executive officers. Rather, the Advisor will determine the levels of base salary and cash incentive compensation that may be earned by our executive officers for services performed for the Advisor, based on the time required for the performance of the duties of the Advisor under the Advisory Agreement and such other factors as the Advisor may determine are appropriate. The Advisor will also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs for their services performed for the Advisor. The Advisor, the Sub-Advisor and their respective affiliates, including certain of our officers and some of our directors, will face conflicts of interest including conflicts that may result from compensation arrangements. The Advisor compensates the members of its team with incentive-based compensation, asset-based compensation and/or bonuses and awards which will vary based on the Advisor’s performance. The Advisor may choose to allocate any shares it acquires from us to one or more employees of the Advisor or its affiliates from time to time and in its sole discretion. We do not play any role in the Advisor’s determination of how it compensates our executive officers as we are not entitled to review or approve compensation decisions made by the Advisor under the terms of the Advisory Agreement or otherwise.

Compensation Committee Interlocks and Insider Participation

No compensation committee exists, and no deliberations have occurred with respect to executive compensation, as no executive officers will receive any compensation for their service as executive officers.

Compensation of Independent Directors

Each independent director is entitled to receive a $25,000 annual fee for services as well as $4,000 per board of directors meeting attended, whether they participate by telephone or in person. Each independent director serving on our audit committee will receive $2,000 per audit committee meeting attended, whether they participate by telephone or in person. The chairman of our audit committee will receive an annual retainer of $10,000. Independent directors will also receive $2,000 per day for their participation in all meetings and other company-related business outside of normally scheduled board of directors meetings. In addition to the annual fee and fee for meeting attendance, as applicable, we reimburse our independent directors for any reasonable out-of-pocket expenses incurred for their service as directors. No additional compensation will be paid for attending our annual meeting of stockholders.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE.

We are subject to various conflicts of interest arising out of our relationship with the Advisor, the Sub-Advisor and their affiliates and employees, some of whom serve as our executive officers and directors. Pursuant to the Advisory Agreement, the Advisor is responsible for the overall management of our activities, subject to the overall supervision of our board of directors. Pursuant to the Sub-Advisory Agreement, the Sub-Advisor is responsible for assisting the Advisor with fulfilling certain of its obligations under the Advisory Agreement. Conflicts of interest include (1) conflicts with respect to allocation of the time of the Advisor, the Sub-Advisor and their affiliates and their key personnel, (2) conflicts with respect to allocation of investment opportunities and (3) conflicts related to the compensation arrangements between the Advisor, the Sub-Advisor, their affiliates and us. All of our directors have duties to us under Maryland law.

Conflicts of Interest

We will pay the Advisor and the Sub-Advisor management fees regardless of the performance of our portfolio. The Advisor’s and Sub-Advisor’s entitlement to management fees, which are not based upon performance metrics or goals, might reduce their incentive to devote their time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We will be required to pay the Advisor and the Sub-Advisor management fees in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period. We will also be required to reimburse the Advisor and the Sub-Advisor for certain expenses described in the Advisory Agreement.

We will be subject to conflicts of interest arising out of our relationship with CNL and Balbec, including the Advisor, the Sub-Advisor and their respective affiliates. Two members of our board of directors and our chief executive officer and chief financial officer are also executives of either CNL or Balbec and/or one or more of their affiliates. There is no guarantee that the policies and procedures adopted by us, the terms and conditions of the Advisory Agreement or the policies and procedures adopted by the Advisor, CNL, Balbec and their affiliates will enable us to identify, adequately address or mitigate these conflicts of interest. Pursuant to the conflicts of interest policy in the Code of Business Conduct and Ethics adopted by our board of directors, transactions between us and the Advisors or their respective affiliates will be subject to approval by our board of directors.

Some examples of conflicts of interest that may arise by virtue of our relationship with the Advisors, CNL and Balbec include:

●	CNL’s and Balbec’s Policies and Procedures. Specified policies and procedures implemented by the Advisor, the Sub-Advisor and their respective affiliates to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the advantages across the Advisors’ and their respective affiliates’ various businesses that CNL and Balbec expect to draw on for purposes of pursuing attractive investment opportunities. In addressing these conflicts and regulatory, legal and contractual requirements, Balbec has implemented certain policies and procedures that also have the effect of reducing firm-wide synergies and collaboration that the Sub-Advisor could otherwise expect to utilize for purposes of identifying and managing attractive investments. For example, the terms of confidentiality or other agreements with or related to companies in which any investment vehicle of CNL or Balbec has or has considered making an investment or which is otherwise an advisory client of CNL, Balbec and their respective affiliates may restrict or otherwise limit the ability of CNL, Balbec or their respective affiliates, including the Advisor and the Sub-Advisor, to engage in businesses or activities competitive with such companies.

●	Allocation of Investment Opportunities; Co-Investments. The possibility exists that we and one or more Other Balbec Accounts may have capital available for investment at the same time, which has the potential to create a conflict of interest with respect to the allocation of investment opportunities. In addition, the Sub-Advisor is permitted to invest a portion of our assets in investments in which an Other Balbec Account has or will have an existing investment. These and other situations will involve potential conflicts of interest with respect to the allocation of investment opportunities and the sharing of fees and expenses amongst us and Other Balbec Accounts. Although this conflict is mitigated by the fact that the Sub-Advisor typically only selects investments primarily for one entity at any given time and by the fact that the Advisor will establish procedures to address such conflicts, some of which are described herein, there can be no assurance that such conflicts will be resolved in a manner that is most favorable to us. In addition, the appropriate allocation among us and Other Balbec Accounts of expenses and fees generated in the course of evaluating and making investments often may not be clear, especially where more than one entity participates. For instance, if two or more of us and Other Balbec Accounts are considering making an investment that is not consummated, allocation of the expenses generated for the account of us or such Other Balbec Accounts (such as expenses of common counsel and other professionals) will be made by the Sub-Advisor based on the assessment of each such entity’s pro rata expected participation in such investment opportunity. When we or Other Balbec Accounts incur expenses that were related to us or such Other Balbec Accounts, such expenses will typically be allocated among all such entities eligible to reimburse expenses of the applicable nature. In general, the Sub-Advisor will participate in the resolution of all such matters using its best judgment, considering all factors it deems relevant, but in its sole but good faith discretion. Potential and actual conflicts are expected to also arise in the allocation of certain Sub-Advisor investment team members’ time among us and such Other Balbec Accounts. In the event that a transaction in which a co-investment was planned, including a transaction for which a co-investment was believed necessary in order to consummate such transaction, ultimately is not consummated, all broken deal expenses relating to such unconsummated transaction are likely to be borne entirely by us, and not by any potential co-investors that were to have participated in such transaction, subject to certain exceptions when we planned to participate in such unconsummated transaction alongside Other Balbec Accounts. Additionally, the Sub-Advisor may spend time and incur expenses pursuing assets on our behalf, and determine that the return profile is not adequate for us or other reasons such assets will not be pursued by us. We may incur such expenses if Other Balbec Accounts also do not make such investments. Additionally, in certain circumstances investment opportunities suitable for us will not be presented to us and there will be one or more investment opportunities where our participation is restricted. For additional information about the Sub-Advisor’s allocation policy, see “Item 1 Business—Allocation of Investment Opportunities.”

●	Corporate Opportunities. We do not have a policy that expressly prohibits our directors, officers, or affiliates from engaging for their own account in business activities of the types conducted by us. However, the Code of Business Conduct and Ethics adopted by our board of directors contains a conflicts of interest policy that prohibits our directors and executive officers, as well as personnel of the Advisor and the Sub-Advisor who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in such Code of Business Conduct and Ethics, after considering the relevant facts and circumstances of any actual conflict of interest, a majority of our directors may, on a case-by-case basis and in their sole discretion, waive such conflict of interest. In addition, the Advisory Agreement and the Sub-Advisory Agreement do not prevent the Advisor, the Sub-Advisor and their respective affiliates from engaging in additional business opportunities, some of which could compete with us, except as agreed to by the Advisor and the Sub-Advisor.

●	Variation in Financial and Other Benefits. A conflict of interest arises where the financial or other benefits available to the Advisors or their affiliates differ among the accounts, clients, entities, funds and/or investment vehicles that they manage. If the amount or structure of the management fee and the Advisors’ or their affiliates’ compensation differs among accounts, clients, entities, funds and/or investment vehicles (such as where certain funds or accounts pay higher base management fees, incentive fees, performance- based management fees or other fees), the Advisors might be motivated to help certain accounts, clients, entities, funds and/or investment vehicles over others. Similarly, the desire to maintain assets under management or to enhance the Advisors’ performance records or to derive other rewards, financial or otherwise, could influence the Advisors or their affiliates in affording preferential treatment to those accounts, clients, entities, funds and/or investment vehicles that could most significantly benefit the Advisors or their affiliates. The Advisors may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such accounts, clients, entities, funds and/or investment vehicles. Additionally, the Advisors or their affiliates might be motivated to favor accounts, clients, entities, funds and/or investment vehicles in which it has an ownership interest or in which CNL, Balbec and/or their affiliates have ownership interests. Conversely, if an investment professional at the Advisors or their affiliates does not personally hold an investment in our company but holds investments in other CNL or Balbec affiliated vehicles, such investment professional’s conflicts of interest with respect to us may be more acute.

●	Advisory and Other Relationships. Neither CNL nor Balbec is under any obligation to decline any engagements or investments in order to make an investment opportunity available to us. In connection with its other businesses, CNL or Balbec may come into possession of information that limits their ability to engage in potential transactions. Our activities may be constrained as a result of the inability of CNL or Balbec personnel to use such information. We may be forced to sell or hold existing investments as a result of relationships that CNL or Balbec may have or transactions or investments CNL or Balbec and their affiliates may make or have made. Additionally, there may be circumstances in which one or more individuals associated with CNL or Balbec will be precluded from providing services to the Advisors because of certain confidential information available to those individuals or to other parts of Balbec. Affiliates of CNL or Balbec may also be involved in the private placement of debt or equity securities issued by us or Other CNL Accounts or Other Balbec Accounts, or otherwise in arranging financings with respect thereto. Subject to applicable law, and as may be disclosed to our board of directors in advance, affiliates of CNL or Balbec may receive underwriting fees, placement commissions, or other compensation with respect to such activities, which will not be shared with us or our stockholders. In determining whether to invest in a particular transaction on our behalf, the Advisors may consider existing business relationships it has, which may result in certain transactions that the Advisors will not undertake on our behalf in view of such relationships.

●	Service Providers. Certain of our service providers (including lenders, brokers, attorneys and investment banking firms) may be sources of investment opportunities, counterparties therein or advisors with respect thereto. This may influence the Advisors in deciding whether to select such a service provider. In addition, in instances where multiple CNL or Balbec businesses may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other CNL or Balbec affiliates rather than us.

Certain of our service providers and their respective affiliates may from time to time act as prime broker, dealer, custodian, depositary, registrar, administrator or distributor, in relation to, or be otherwise involved in, other accounts or other funds, vehicles or accounts established by parties other than the Advisor and/or Sub-Advisor, which may have similar investment objectives and strategies to us. It is, therefore, possible that any of them may, in the course of business, have potential conflicts of interests with us. Each will, at all times, have regard in such event to its obligations to us and will endeavor to ensure that such conflicts are resolved fairly. Such service providers, and their respective officers, employees and affiliates may from time to time provide other services to the Advisor and/Sub-Advisor and/or be involved in other financial, investment or professional activities which may give rise to conflicts of interest with us, or which may conflict with the investment strategy being pursued by us.

The Advisor and/or Sub-Advisor will only select a service provider to perform services for us to the extent the Advisor and/or Sub-Advisor, or an affiliate thereof, has determined that doing so is appropriate for us given all surrounding facts and circumstances and is consistent with the Advisor’s and/or Sub-Advisor’s, as applicable, responsibilities under applicable law (including the Employee Retirement Income Security Act of 1974 (“ERISA”)); provided, however, the Advisor and/or Sub-Advisor, as applicable, may consider various relevant factors and may not necessarily seek out the lowest-cost option when engaging such service providers as other factors or considerations may prevail over cost.

●	Loan Transactions. As part of its services to Other Balbec Accounts, Balbec or its affiliates may also advise or cause such Other Balbec Accounts to invest in loans and/or similar financing arrangements which provide funds to its loan origination partners. If and to the extent that we are invested in residential whole mortgage loans with such loan origination partners, Balbec may advise its Other Balbec Accounts to take such actions in respect of such loans or financing transactions which could result in an adverse impact to the financial condition (including insolvency) to such loan origination partners.

●	Use of Affiliates. Although our board of directors selects service providers that it believes are aligned with its operational strategies and will enhance our returns, the Sub-Advisor has a financial interest in the appointment of an affiliated servicer or other person because of the financial or other business interests of its affiliates resulting from such affiliation. Whether or not the Sub-Advisor has a relationship or receives financial or other benefit from the appointment of a particular service provider, there can be no assurance that another service provider is not more qualified to provide the applicable services or able to provide such services at lesser cost. For additional information, see “—Certain Relationships with Affiliates—Affiliate Service Arrangements.”

●	Possible Future Activities. The Advisors and their affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreement and the Sub-Advisory Agreement, the Advisors and their affiliates will not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Advisors, CNL, Balbec and their affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.

Further conflicts could arise once we and CNL, Balbec or their affiliates have made our respective investments. For example, if we enter into a joint venture with an Other CNL Account or an Other Balbec Account, our interests and the interests of such Other CNL Account or Other Balbec Account may conflict, for example when one joint venture partner seeks to sell the assets in the joint venture but the other joint venture partner does not. In such situations, the ability of the Sub-Advisor to recommend actions in our best interests might be impaired.

In addition to the policies described above with respect to transactions between us and the Advisors or any of their affiliates, our board of directors has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our general counsel any related person transaction and all material facts about the transaction. Our general counsel would then assess and promptly communicate that information to our directors. Based on their consideration of all of the relevant facts and circumstances, our directors will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to our directors which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Certain Relationships with Affiliates

The following discussion sets forth the agreements that we have entered into with CNL, Balbec and/or their respective affiliates. The statements relating to the Advisory Agreement, Sub-Advisory Agreement, Administrative Services Agreement and Expense Support and Conditional Reimbursement Agreement set forth in this section and elsewhere in this Registration Statement are subject to and are qualified in their entirety by reference to all of the provisions of such agreements, copies of which are filed as exhibits to this Registration Statement.

The Advisory Agreement and the Sub-Advisory Agreement

Our business and affairs are managed under the direction of our board of directors. However, we have engaged the Advisor under the Advisory Agreement pursuant to which the Advisor is responsible for the overall management of our activities. The Advisor has engaged the Sub-Advisor under the Sub-Advisory Agreement pursuant to which the Sub-Advisor is responsible for implementing our investment strategy, including the day-to-day monitoring and management of our assets, identifying potential opportunities for investments and exercising investment discretion with respect to the origination, acquisition and disposition of our investments or arranging for any issuance of mortgage-backed securities from pools of mortgage loans or mortgage-backed securities owned by us or any of our subsidiaries consistent with our business objectives and policies and in connection with any borrowings proposed to be undertaken by us. The Sub-Advisor is also responsible for investigating, selecting and engaging such persons as the Sub-Advisor deems necessary to the proper performance of its obligations under the Sub-Advisory Agreement. The Advisory Agreement and the Sub-Advisory Agreement do not prevent the Advisor, the Sub-Advisor and their respective affiliates, subject to an exclusivity agreement between the Advisor and the Sub-Advisor, from engaging in additional business opportunities, some of which could compete with us, except as agreed to by the Advisor and the Sub-Advisor. The Advisory Agreement and the Sub-Advisory Agreement were negotiated between related parties, and their respective terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties.

We compensate the Advisor and the Sub-Advisor through both management and total return incentive fees for their services under the Advisory Agreement and the Sub-Advisory Agreement, respectively. The Advisor will not retain any origination fees, which will be retained by us. However, PRP Advisors, LLC (“PRPA”), an affiliate of the Sub-Advisor, will be paid a master servicing fee by us and it will not reduce or offset the management fee or total return incentive fee payable by us to the Advisor or the Sub-Advisor. We will also pay fees for legal and tax services and fees and expenses relating to the purchase of rights to receive cash streams in connection with portfolios of MSRs to Southbridge Law Group, P.C. and Bungalow Funding, LLC, respectively, as further described herein, which fees will be in addition to the compensation paid to the Sub-Advisor. In addition, we reimburse the Advisor and the Sub-Advisor and certain of their affiliates for certain organization and offering expenses and operating expenses that they incur on our behalf. The timing and nature of fees and compensation to the Advisor and the Sub-Advisor could create a conflict between the interests of the Advisor and the Sub-Advisor, on the one hand, and those of our stockholders, on the other hand. The management fee is not performance based since it is based upon NAV, which creates a conflict of interest in all decisions by the Advisor and the Sub-Advisor in selecting between acquisitions and purchase prices. Potential conflicts may arise in connection with the determination by the Advisor and the Sub-Advisor of whether to acquire, hold or sell assets as such determination could impact the timing and amount of fees payable to the Advisor and the Sub-Advisor. See “Item 1. Business—The Advisory Agreement.”

The Administrative Services Agreement

We have entered into the Administrative Services Agreement with the Administrator, pursuant to which it will provide us with administrative services and is entitled to reimbursement of third-party costs and expenses incurred on our behalf in providing such administrative services. We will pay the Administrator the administrative services fee that shall be calculated at an annual rate of 0.25% per annum of the NAV for each of our share classes. The administrative services fee shall be calculated and payable monthly in arrears and is calculated before giving effect to any accruals for the any applicable management fees, distribution and stockholder servicing fees and/or total return incentive fees for such month. See “Item 1. Business—The Administrative Services Agreement.”

The Expense Support and Conditional Reimbursement Agreement

We have entered into the Expense Support and Conditional Reimbursement Agreement with the Advisor and the Sub-Advisor, pursuant to which each of the Advisor and the Sub-Advisor agrees to reduce the payment of management fees, total return incentive fees and the reimbursements of reimbursable expenses due to the Advisor and the Sub-Advisor under the Advisory Agreement and the Sub-Advisory Agreement, as applicable, to the extent that our annual regular cash distributions exceed our annual net income (with certain adjustments). See “Item 1. Business—The Expense Support and Conditional Reimbursement Agreement.”

Affiliate Service Arrangements

We intend to engage in transactions with one or more businesses that are owned or controlled by Balbec, including the businesses described below. These businesses will, in certain circumstances, also enter into transactions with other counterparties of ours. Balbec could benefit from these transactions and activities through current income and creation of enterprise value in these businesses. Furthermore, Balbec may from time to time encourage our third-party service providers to use other Balbec-affiliated service providers and vendors in connection with our business, and Balbec has an incentive to use third-party service providers who do so as a result of the indirect benefit to Balbec and additional business for the related service providers and vendors. No fees charged by these service providers and vendors will reduce or offset the management fee or total return incentive fee payable by us to the Advisor or the Sub-Advisor. Balbec, the Other Balbec Accounts and their affiliates and related parties will use the services of these Balbec affiliates, including at different rates. Although Balbec believes the services provided by its affiliates are equal or better than those of third parties, Balbec directly benefits from the engagement of these affiliates, and there is therefore an inherent conflict of interest.

Balbec-affiliated service providers and vendors, include, without limitation:

PRPA. PRPA is a subsidiary Balbec. Under a master servicing agreement with PRPA (“Master Servicing Agreement”), will pay PRPA or its affiliate the master servicing fee equal to an amount up to 0.25% per annum of gross asset value of the serviced assets, payable quarterly in arrears. PRPA provides services for our mortgage loans, MSRs and other assets, including (i) sourcing, performing due diligence and assisting in the acquisition of our assets, (ii) monitoring the performance of each unaffiliated mortgage servicer and maintaining appropriate records, (iii) managing the loan modification, forbearance, foreclosure and other loss mitigation efforts, and (iv) the management and disposition of foreclosed properties and certain loan dispositions. In certain circumstances, PRPA may continue to receive certain fees after we have sold the relevant asset, either paid by the purchaser of such investment or paid at the investment level.

Southbridge. The Sub-Advisor may obtain certain legal and tax services from a law firm, Southbridge Law Group, P.C. (“Southbridge”), in connection with performing certain of its duties under the Sub-Advisory Agreement. Employees of Southbridge are also employed by affiliates of the Sub-Advisor. We will reimburse the Sub-Advisor for the costs and expenses it incurs in connection with the services it receives from Southbridge relating to our activities.

Bungalow. We will acquire the right to receive certain revenue streams relating to underlying mortgages within portfolios of residential MSRs through a joint venture (the “Bungalow JV”) with Bungalow Funding, LLC (together with its parent entity, Bungalow Residential, LLC, “Bungalow”), which is an affiliate of Balbec that is licensed and approved (including by Freddie Mac and Fannie Mae) to purchase MSRs. We will own all of the economic interests alongside Other Balbec Accounts in the Bungalow JV and Bungalow will be acting in a non-economic, controlling capacity. Certain other revenue streams relating to underlying mortgages with the MSR portfolio owned by Bungalow are expected to be purchased through contractual agreements by additional entities in which we will own all of the economic interests and Bungalow will be acting in a non-economic, controlling capacity (such entities, “Bungalow Holdcos”) that will receive the economics of the other revenue streams. Bungalow will engage third-party sub-servicers to handle loan servicing but will manage all other operations that it deems necessary or advisable to maintain its licenses and approvals.

In connection with the contractual agreements described above, we will fund cash to satisfy the purchase price of the MSRs. We and such Other Balbec Accounts will each also fund a portion of the amounts required to sit within Bungalow to satisfy regulatory capital requirements, and pay expenses including but not limited to tax, audit, legal and licensing fees. Bungalow will not charge any fees to us for servicing our and such Other Balbec Accounts’ assets. Expenses incurred by Bungalow and the Bungalow Holdcos (other than servicing fees) are not expected to be directly attributable to any particular underlying MSRs or cash streams, and therefore such expenses are expected to be pooled and subsequently apportioned among us and the Other Balbec Accounts in a manner as determined by Balbec to be fair and equitable in its sole, reasonable discretion.

Indemnification Agreements with Directors and Officers

We intend to enter into indemnification agreements with each of our directors and executive officers providing for the indemnification by us for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against our directors and executive officers in their capacities as such. Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Initial Capitalization

We were capitalized through the purchase by the Advisor of 4,000 Class E shares for an aggregate purchase price of $100,000 and by Balbec Capital Holdings, L.P. of 4,000 Class E shares for an aggregate purchase price of $100,000 on March 26, 2025. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

Each of an affiliate of CNL and Balbec has agreed to subscribe for $2.5 million of our Class E shares on or before the initial closing in our private offering. From time to time, such affiliates of CNL and Balbec may request that we repurchase its Class E shares in accordance with our share repurchase plan.

Competition for Management Time

Messrs. Bhavsar and Troisi, who serve as members of our board of directors, and Mr. Bhavsar and Ms. Tipton, who serve as certain of our executive officers, engage in the management of other business entities and investments and in other business activities, including activities associated with our affiliates. All of these individuals devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which could be substantially less than their full time. The amount of time these individuals devote could be impacted by and commensurate with the level of our operating activity which will be impacted by the amount of funds raised from our private offering and the subsequent acquisitions. These individuals may experience conflicts of interest in allocating management time, services, and functions among us and the various entities, investor programs (public or private) and any other business ventures in which any of them are or may become involved.

Relationship with Managing Dealer

As described elsewhere in this Registration Statement, we pay the Managing Dealer selling commissions, Managing Dealer fees and distribution and stockholder servicing fees. The Managing Dealer is an affiliate of the Advisor. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Accordingly, investors will not have the benefit of such independent review. Certain of the participating brokers-dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have a similar business strategy to ours and is expected to participate in other offerings sponsored by one or more of our officers or directors.

Director Independence

For information relating to our independent directors, see “Item 5. Directors and Executive Officers—Our Directors and Executive Officers” of this Registration Statement.

ITEM 8. LEGAL PROCEEDINGS.

We may from time to time be a party to legal proceedings which arise in the ordinary course of our business. Management is not aware of any current or pending legal proceedings to which we or any of our subsidiaries are a party or to which any of our property is subject, the outcome of which would, in management’s judgment based on information currently available, have a material adverse effect on our results of operations or financial condition, nor is management aware of any such legal proceedings contemplated by governmental authorities.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

There is no established public trading market for shares of our common stock, and we do not expect a public trading market to develop. We have not agreed to register under the Securities Act for sale by stockholders any securities of our company.

Stockholders

As of July 16, 2025, there were 8,000 Class E shares outstanding, held by a total of two holders.

Calculation and Valuation of Net Asset Value

 Determination of Our NAV

The calculation of our NAV is a calculation of fair value of our assets less our outstanding liabilities. Our board of directors, including a majority of our independent directors and our audit committee, has adopted a valuation policy that provides for the methodologies to be used to estimate the fair values of our assets and liabilities for purposes of our NAV calculation. Any changes to the valuation policy are required to be approved by our board of directors, including a majority of our independent directors, and our audit committee.

We have adopted, and our valuation policy will be performed in accordance with, Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”), which defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurements. ASC Topic 820 clarifies that the fair value is the price in an orderly transaction between market participants to sell an asset or transfer a liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. The transaction to sell the asset or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds the asset or owes the liability. ASC Topic 820 provides a consistent definition of fair value which focuses on exit price and prioritizes, within a measurement of fair value, the use of market-based inputs over entity-specific inputs. In addition, ASC Topic 820 provides a framework for measuring fair value and establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels of valuation hierarchy established by ASC Topic 820 are defined as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. An active market is defined as a market in which transactions for the asset or liability occur with sufficient pricing information on an ongoing basis. Publicly listed equity and debt securities and listed derivatives that are traded on major securities exchanges and publicly traded equity options are generally valued using Level 1 inputs. If a price for a Level 1 asset cannot be determined based upon this established process, it shall then be valued as a Level 2 asset.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include the following: (i) quoted prices for similar assets in active markets; (ii) quoted prices for identical or similar assets in markets that are not active; (iii) inputs that are derived principally from or corroborated by observable market data by correlation or other means; and (iv) inputs other than quoted prices that are observable for the assets. Fixed income and derivative assets where there is an observable secondary trading market and through which pricing inputs are available through pricing services or broker quotes are generally valued using Level 2 inputs. If a price for a Level 2 asset cannot be determined based upon this established process, it shall then be valued as a Level 3 asset.

Level 3: Valuations based on inputs that are unobservable, supported by little or no market activity and that are significant to the overall fair value measurement. Unobservable inputs will be used to measure fair value to the extent that observable inputs are not available and such inputs will be based on the best information available in the circumstances, which under certain circumstances might include the Advisors’ own data.  The information may also include pricing information or broker quotes which include a disclaimer that the broker would not be held to such a price in an actual transaction. Certain assets may be valued based upon estimated value of underlying collateral and include adjustments deemed necessary for estimates of costs to obtain control and liquidate available collateral. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimer would result in classification as Level 3 information, assuming no additional corroborating evidence.

A majority of our assets are expected to be unique and have no active secondary market. Valuation inputs in those cases are unobservable and likely will be classified as Level 3 investments.

Unless an exception exists as identified in accordance with our valuation policy (for example, a broker quote or pricing service quote is deemed unreliable), our Level 1 and Level 2 assets will be reviewed and approved by the Advisor, but will not require the approval of our board of directors.

Our board of directors will retain an independent valuation advisor (our “independent valuation advisor”) to assist the board of directors, the Advisor and the Sub-Advisor in their determination of the fair values of our assets for which market quotations are not readily available and has approved the following valuation process when a valuation is sought:

●	Prior to the purchase of a potential asset, the Sub-Advisor typically builds a model to project expected future cash flows for each deal, based on data provided by the seller, actual performance of similar portfolios owned by the Sub-Advisor, and any other relevant information that the Sub-Advisor can gather. As part of ongoing portfolio monitoring, each investment model is maintained and refreshed on no less than a quarterly basis to reflect actual historic performance and updated projections. A multi-step valuation process is utilized by the Sub-Advisor that requires coordination between the Sub-Advisor’s finance and accounting team and the investment team professionals who underwrote the investment and subsequent to purchasing the asset, monitored the investments.

●	Upon purchasing an asset, the original expected internal rate of return is generally considered by the Sub-Advisor to be the most appropriate market rate for each investment. Assets will generally be reported at amortized cost for the first quarter following initial purchase unless any assumptions at underwriting, including asset performance or macro-economic factors have changed significantly. Following the first quarter of ownership, the investment model is refreshed to generate updated future cash flow projections which are then discounted to arrive at a net present value that is reflective of fair value. The discount rate utilized is reviewed and revised monthly to consider current market rates for similar assets. The discount rate may be corroborated through an evaluation of market clearing returns for purchases or sales of similar assets, market reports and the initial targeted return.

●	On an on-going basis, investment, risk and valuation teams at the Sub-Advisor monitor the performance of each deal purchased based on various flash reports (daily, weekly, monthly) and risk reports (monthly), which are circulated internally. Significant variances between actual performance and projected performance as well as trends in performance are analyzed. Additionally, Balbec’s risk committee periodically reviews the performance and risk associated with various investments to ensure the current cash flow projection models are reasonable.

●	A valuation working group comprised of the investment, risk, and valuation teams at the Sub-Advisor as well as certain members of senior management at the Sub-Advisor will meet monthly to review the refreshed investment projections and discount rates utilized in the valuation. Following that meeting, a valuation memo is prepared to memorialize the significant inputs to the cash projection models and rationale for discount rate utilized in the valuation. A memorandum is prepared by the Sub-Advisor’s valuation team documenting the proposed valuations for each asset, the aggregate portfolio values, and any significant changes to investment methodologies or discount rates. The memorandum is presented to the Sub-Advisor’s valuation committee for ultimate review and approval. The approved valuation memorandum is then provided to the Advisor for review and approval.

●	A committee formed by the Advisor of members of the Advisor’s executive management team (the “Advisor’s Valuation Committee”) will review the proposed valuations for each asset and select the ultimate fair value of each asset anytime a valuation is sought. The valuations selected by the Advisor’s Valuation Committee will be in coordination with the Sub-Advisor’s process and valuation recommendation.

        The determination of the fair value of our assets requires judgment, especially with respect to assets for which market prices are not available. For most of our assets, market prices will not be available. Due to the inherent uncertainty of determining the fair value of assets that do not have a readily available market value, the fair value of the assets may differ significantly from the values that would have been used had a readily available market value existed for such assets, and the differences could be material. Because the calculation of our NAV is based, in part, on the estimated fair value of our assets, our calculation of NAV is subjective and could be adversely affected if the determinations regarding the estimated fair value of our assets were materially higher than the values that we ultimately realize upon the disposal of such assets. Furthermore, through the valuation process, our board of directors may determine that the fair value of our assets differs materially from the values that may be provided by the independent valuation advisor.

Our board of directors has delegated the initial responsibility for determining the fair value of the assets for which market quotations are not readily available to the Advisor. The Advisor will make such determinations in good faith based on the recommendations of the Sub-Advisor and with the assistance from our independent valuation advisor. The ultimate determination of the fair value of our assets for which market quotations are not readily available will be made by our board of directors. To support the overall process, the Advisors shall be responsible for reviewing pricing practices, including the methodology used to value assets, gathering information and data inputs necessary to value assets; reviewing pricing services and other pricing sources; reviewing procedures used for obtaining and validating prices from third-party sources; and providing analysis and analytics comparing valuations to actual disposition prices on a periodic basis.

Our board of directors has also delegated the calculation of our NAV to the Administrator; however, our board of directors is ultimately responsible for approval of our NAV on a monthly basis. Prior to our board of directors approving the NAV for any given month, our audit committee will meet to review the material inputs utilized in the valuation of assets or changes to investment methodologies or discount rates. In connection with such meetings, the Advisor will provide a memorandum documenting the proposed valuations for each asset, material valuation inputs and assumptions, and the overall NAV calculation for our audit committee’s ratification of the valuation. The Advisors shall provide any other information reasonably requested by our audit committee to facilitate their oversight of the Advisors and the valuation process. Our audit committee may request an adjustment or additional review of any asset.

Our audit committee reviews, and recommends to our board of directors for adoption, our quarterly and annual financial statements for inclusion in our quarterly reports on Form 10-Q and annual report on Form 10-K, and such financial statements include a determination of our NAV and NAV per share for each class of shares as of the last day of each calendar quarter. These financial statements, in turn, are reviewed and approved by our board of directors.

Independent Valuation Advisor

Our board of directors will retain one or more independent valuation advisors to assist the Company with a review of a subset of its Level 3 investment valuations for reasonableness each month using certain limited procedures. The Level 3 investments for valuation will be selected by the Advisor in consultation with the Sub-Advisor. Investments are selected to ensure that at least once a year, each Level 3 asset value will be reviewed by our independent valuation advisor for reasonableness. Each review of selected valuations will include an assessment of the key assumptions utilized and documentation of positive assurance that the Advisors determined values in a manner that are reasonable. Additionally, on a quarterly basis, our independent valuation advisor will provide an independent estimate of the range of values for the investments selected for review and reference. Any deliverables from our independent valuation advisor will be addressed solely to our board of directors and Advisor and will be considered as one input among others in the overall valuation process set forth in our valuation policy. All valuation services will rely on information provided by the Advisor, the Sub-Advisor and other third parties without independent verification and such services will not constitute or include a determination of fair value, an audit, or an opinion of solvency or fairness. Our board of directors is ultimately and solely responsible for determining the fair value of all applicable investments in good faith in accordance with our valuation policies and procedures.

Use of Pricing Services and Broker Quotes

The Advisors may utilize an independent third-party pricing service to value certain assets that have an active secondary market. The pricing service is selected based on industry standards and is designed to ensure accurate, independent valuations are utilized when available. The pricing service provides both the bid and ask price for each position.

Certain assets will involve valuation as Level 2 assets. These assets may include certain bonds, securitized or asset-backed securities, currency and interest rate hedges. These assets generally have observable inputs such as quoted prices, and ASC 820 provides guidance regarding the appropriate valuation methodology and comparison to other valuation techniques such as discounted cash flow.

The use of broker quotes is only permissible if no reliable price from an approved pricing service is available. The Advisors will receive quotations for all derivative positions held by its derivative broker that are used to price the relevant positions. Privately negotiated derivative investments, such as interest rate swaps, credit default swaps and various basket indices typically will be valued at the midpoint between the “bid” and “asked” prices by third-party pricing services and/or trading counterparties, or based on proprietary pricing models used by the Advisor. Pricing services serve as the preferred source of prices for assets, unless a quotation is not available or is determined to be unreliable or inadequately represents the fair value of the particular assets. In that case, valuations will be based on broker quotes or other similar external valuation sources if available to value the asset. If a price from a pricing service for an asset is determined to be unreliable for that asset and no other external pricing sources (i.e., pricing services or broker quotes) are determined to be available, then the asset will be deemed a Level 3 asset and the valuation will follow procedures for Level 3 assets.

If only one available broker quote is deemed to be reliable on a month end date, we will utilize such quote. If the one available broker quote is not conclusive as to reliability, then a corroborating internal analysis must be prepared and approved by the Advisor. If more than two broker quotes are obtained, the mean of the prices from the quotes is used if the quotes are deemed reliable and the quotes are in a reasonable range to one another. If two broker quotes are obtained and they provide materially different prices, then the Advisor will attempt to reconcile the sources of the quotes and determine whether the quotes are reliable. Broker quotes will be evaluated by the Advisor anytime a valuation is sought and using the following considerations when determining whether broker quotes are reliable:

●	type, and complexity of the investment for which a quote is being received;

●	unique features or characteristics with regard to the security, including size of the transaction as compared to other market transactions, privy of information as a result of due diligence efforts;

●	whether the quote is based on an active market for the financial instrument or through modeled assumptions;

●	prices that are inconsistent with other actual trades by the Advisors or us or through broker quotes;

●	existence of trading halts, closed markets or singular market event, including material market fluctuation;

●	significant event which may relate to a specific issuer, market sector, political or geographical action or natural disaster;

●	the reliability of the broker providing the quote for the financial instrument; and

●	whether the quote is an indicative price or a binding offer.

Equity securities are priced based on the last reported market price as of the relevant measurement date, or if such date was not a trading day, the price from the immediately preceding trading day is used.

NAV Determinations in Connection with our Continuous Private Offering

The offering prices of our shares will generally be based on our prior month’s NAV. Beginning in the first full calendar month following the initial closing of Class FA shares, our board of directors will determine the NAV for each class of our shares on a monthly basis, which will generally be the transaction price for the then-current month for such share class. The transaction price will be the price at which we repurchase shares and the price, together with applicable upfront selling commissions and Managing Dealer fees, at which we offer shares. We expect that this determination will ordinarily be made within 15 business days after each month. Once determined, we will file a current report on Form 8-K with the SEC disclosing the prior month’s NAV per share and the current offering price for each class of our shares. Investors will be able to obtain the current NAV and offering price for each class by reviewing our current reports on Form 8-K, which will be available on the website of the SEC at www.sec.gov or by calling us by telephone at (866) 650-0650. An investor will have at least five business days after the adjusted offering price becomes available and prior to a monthly closing to consider whether to withdraw their subscription request before they are committed to purchase shares upon our acceptance. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be withdrawn at any time before the time it has been accepted by us. Our NAV may vary significantly from one month to the next. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may elect not to hold a monthly closing, or we may update the offering prices per share to a price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share. In the event we adjust the offering price one or more times after an investor submits their subscription agreement and before the date we accept such subscription, such investor will not be provided with direct notice by us of the adjusted offering price but will need to check our filings with the SEC or call us by telephone at (866) 650-0650 prior to the closing date of their subscription. If the offering price is adjusted after an investor submits their subscription agreement and before the date we accept such subscription, the number of shares that an investor ultimately receives may vary.

Distributions

As of July 16, 2025, we had not declared or paid any distributions. For a description of our distribution policy, see “Item 11. Description of Registrant’s Securities to be Registered—Distribution Policy.”

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

We were capitalized through the purchase by the Advisor of 4,000 Class E shares for an aggregate purchase price of $100,000 and by Balbec Capital Holdings, L.P. of 4,000 Class E shares for an aggregate purchase price of $100,000 on March 26, 2025. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

We intend to engage in a continuous, unlimited private placement offering of our shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. As of the date of this Registration Statement, there have been no purchases under the continuous offering and CNL and Balbec are our only stockholders.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to this Registration Statement and should be reviewed for complete information concerning the rights, privileges, and obligations of investors in our company.

General

Under our charter, we have authority to issue a total of 1,100,000,000 shares of capital stock, of which 1,000,000,000 shares are classified as common stock, of which 200,000,000 shares are classified as Class T shares, 200,000,000 shares are classified as Class D shares, 250,000,000 shares are classified as Class I shares, 200,000,000 shares are classified as Class A shares, 100,000,000 shares are classified as Class FA shares and 50,000,000 shares are classified as Class E shares, and 100,000,000 shares are classified as preferred stock. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. As of the date of this Registration Statement, 8,000 Class E shares are issued and outstanding and no shares of preferred stock are issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each outstanding share of common stock entitles the holder thereof to one vote on all matters on which the stockholders of common stock are entitled to vote, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will vote together as a single class and will possess the exclusive voting power. Notwithstanding the foregoing, with respect to any matter that would alter only the contract rights of a particular class or series of common stock, only the holders of such affected class or series of common stock will have the right to vote. There is no cumulative voting in the election of our directors, which means that the stockholders entitled to cast a majority of the votes of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. Directors are elected by a majority of the votes cast by stockholders entitled to vote who are present in person or by proxy at an annual meeting of stockholders at which a quorum is present.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any such classes or series of stock, to one or more transaction(s) occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as otherwise provided in our charter, shares of common stock will have equal dividend, liquidation and other rights.

Under the charter, we generally cannot dissolve, amend its charter, merge or consolidate with another entity, convert into another entity, sell all or substantially all of its assets or engage in a share exchange unless the action is approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Classes of Common Stock

Class A Shares

Class A shares are available for purchase through different distribution channels. Each Class A share issued in our private offering will be subject to a selling commission of up to 6.00% per share and a Managing Dealer fee of up to 2.50% per share. There are no distribution and stockholder servicing fees charged with respect to Class A shares. We will not pay selling commissions or Managing Dealer fees on Class A shares sold pursuant to our distribution reinvestment plan. We will also waive some or all of the selling commissions and Managing Dealer fees on Class A shares sold to certain categories of investors. Certain purchasers of Class A shares may be eligible for volume discounts.

Class FA Shares

Class FA shares are available for purchase through different distribution channels. There are no selling commissions or Managing Dealer fees for the sale of Class FA shares in our private offering or on Class FA shares sold pursuant to our distribution reinvestment plan. As a founders share, Class FA shares have a lower management and incentive fee structure than Class A shares, Class T shares, Class D shares, and Class I shares.

Class T Shares

Class T shares are available for purchase through different distribution channels. Each Class T share issued in our private offering will be subject to a selling commission of up to 3.00% per share and a Managing Dealer fee of up to 1.75% per share. We pay the Managing Dealer distribution and stockholder servicing fees, subject to certain limits, on the Class T shares sold in our private offering (excluding Class T shares sold through our distribution reinvestment plan and those received as stock dividends) in an annual amount equal to 1.00% of our current NAV per share, as disclosed in our periodic or current reports, payable on a monthly basis. The distribution and stockholder servicing fee will accrue daily and be paid monthly in arrears. We will cease paying the distribution and stockholder servicing fee with respect to Class T shares held in any particular account, and those Class T shares will convert into a number of Class A shares when the total underwriting compensation paid by such account is not less than 8.5% of the offering price paid, as described in our charter. We will not pay selling commissions or Managing Dealer fees on Class T shares sold pursuant to our distribution reinvestment plan.

Class D Shares

Class D shares are available for purchase through different distribution channels. We will not pay selling commissions or a Managing Dealer fee with respect to Class D shares. We pay the Managing Dealer distribution and stockholder servicing fees, subject to certain limits, on the Class D shares sold in our private offering (excluding Class D shares sold through our distribution reinvestment plan and those received as stock dividends) in an annual amount equal to 0.50% of our current NAV per share, as disclosed in our periodic or current reports, payable on a monthly basis. The distribution and stockholder servicing fee will accrue daily and be paid monthly in arrears. We will cease paying the distribution and stockholder servicing fee with respect to Class D shares held in any particular account, and those Class D shares will convert into a number of Class A shares when the total underwriting compensation paid by such account is not less than 8.5% of the offering price paid, as described in our charter. We will not pay selling commissions or Managing Dealer fees on Class D shares sold pursuant to our distribution reinvestment plan.

Class I Shares

Class I shares are available for purchase through different distribution channels. We will not pay selling commissions or a Managing Dealer fee with respect to Class I shares. There are no distribution and stockholder servicing fees charged with respect to Class I shares. We will not pay selling commissions or Managing Dealer fees on Class I shares sold pursuant to our distribution reinvestment plan.

Class E Shares

Class E shares are not available for purchase in our private offering. Class E shares are only made available for purchase in a private offering to certain of CNL’s or Balbec’s affiliates and employees in one or more private placements by persons that are “accredited investors” (as that term is defined under the Securities Act and Regulation D promulgated thereunder). No management fee will be payable with respect to Class E shares. No total return incentive fee will be payable with respect to Class E shares.

Other Terms of Common Stock

If not already converted into Class A shares upon a determination that total upfront selling commissions, Managing Dealer fees and distribution and stockholder servicing fees paid with respect to such shares would exceed the applicable limit as described in the “—Class T Shares” and “—Class D Shares” sections above, each Class I share, Class FA share, Class T share, Class D share and Class E share (including any fractional share) held in a stockholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class A shares with an equivalent NAV as such share on our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets or, if earlier in the case of Class T shares and Class D shares, after termination of our private offering in which such Class T share and Class D share were sold, the end of the month in which we, with the assistance of the Managing Dealer, determine that all underwriting compensation from all sources in connection with a potential public offering, including upfront selling commissions, the distribution and stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds of shares issued in such public offering. In addition, upon the listing of shares of common stock or a class thereof or such later date or dates not to exceed 12 months from the date of listing as shall be approved by our board of directors with respect to all or any portion of the outstanding shares of the class or classes of common stock that are not so listed, each share of the class or classes of common stock that are not so listed or of such portion thereof will automatically and without any action on the part of the holder thereof convert into a number of shares of common stock or the class thereof that is listed with an equivalent NAV as such share. Also, immediately before any liquidation, dissolution or winding up, each Class I shares, Class FA share, Class T share, Class D share and Class E share (including any fractional shares) will automatically convert into a number of Class A shares with an equivalent NAV as such share.

Power to Reclassify Unissued Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that may have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe the power of our board of directors to amend our charter from time to time to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of stock that may, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in our best interest.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. In addition, no more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of any taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well.

Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of our stock. The relevant sections of our charter generally provide that no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock (the “common stock ownership limit”), or 9.8% in value of the outstanding shares of all classes or series of our capital stock (the “aggregate stock ownership limit”), unless exempted or provided an excepted holder limit by our board of directors as discussed below. We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the “ownership limits.” A person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or be deemed to beneficially own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, shares of our stock and/or, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock is referred to as a “prohibited owner.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the outstanding shares of our common stock or 9.8% in value or number of the outstanding shares of all classes or series of our stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limits.

Our board of directors may, in its sole and absolute discretion and subject to the receipt of such certain representations, covenants and undertakings deemed reasonably necessary by our board of directors, prospectively or retroactively, exempt a person from the ownership limits or establish an excepted holder limit for such person. However, our board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. The person seeking an exemption must provide representations and undertakings to the satisfaction of our board of directors that it will not violate these restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT.

In connection with the waiver of the ownership limits or the creation of an excepted holder limit or at any other time, our board of directors may, in its sole and absolute discretion, from time to time increase or decrease the ownership limits subject to the restrictions in the paragraph above; provided, however, that the ownership limits may not be decreased or increased if, after giving effect to such decrease or increase, five or fewer persons could own or beneficially own in the aggregate, more than 49.9% in value of the shares of our stock then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership of shares of our common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limits until such time as such person’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of shares of our common stock or stock of all classes and series, as applicable, in excess of such percentage ownership of shares of our common stock or total shares of our stock will be in violation of the ownership limits.

Our charter further prohibits:

●	any person from beneficially or constructively owning (taking into account applicable attribution rules under the Internal Revenue Code) shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT;

●	any person from beneficially or constructively owning shares of our stock to the extent that such ownership would result in us owning (directly or indirectly) more than a 9.9% interest in one of our tenants that is described in Section 856(d)(2)(B) of the Code (or a tenant of any entity which we own or control) if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would reasonably be expected to equal or exceed the lesser of (a) one percent of our gross income (as determined for purposes of Section 856(c) of the Internal Revenue Code) or (b) an amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code; and

●	any person from transferring our shares of stock if such transfer would result in our shares of stock being beneficially owned by fewer than 100 persons (determined, as a general matter, without reference to any attribution rules).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the foregoing restrictions on ownership and transfer will be required to give written notice immediately to us (or, in the case of a proposed or attempted acquisition, at least 15 days prior written notice to us) and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. These restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to qualify as a REIT or that compliance with such provisions is no longer required for REIT qualification.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT or in our owning (directly or indirectly) more than a 9.9% interest in one of our tenants (or a tenant of any entity which we own or control) if the income derived by us from such tenant would reasonably be expected to equal or exceed the lesser of (i) one percent of our gross income (as determined for purposes of Section 856(c) of the Internal Revenue Code) or (b) an amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code, then generally that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for the benefit of the charitable beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the event of a gift, devise or other such transaction, the last reported NAV on the day of the event which resulted in the transfer of such shares of stock to the trust) and (ii) the market price on the date we, or our designee, accept such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner but the trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. To the extent the prohibited owner would receive an amount for such shares that exceeds the amount that such prohibited owner would have been entitled to receive had the trustee sold the shares held in the trust to a third party, such excess will be retained by the trustee for the benefit of the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person designated by the trustee who could own the shares without violating the ownership limitations set forth in the charter. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the event of a gift, devise or other such transaction, the last reported NAV on the day of the event which resulted in the transfer of such shares of stock to the trust) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust and any dividend or other distribution paid to the trustee may be held in trust for the charitable beneficiary. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

●	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

●	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors or other permitted designees determine in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder must provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates, or written statements of information delivered in lieu of certificates, representing shares of our stock will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to qualify as a REIT or that compliance with such provisions is no longer required for REIT qualification.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Distribution Policy

Subject to our board of director’s discretion and applicable legal restrictions, our board of directors intends to declare cash distributions on a monthly basis after the minimum offering requirement for our private offering is met and we have completed our initial closing of Class FA shares. We intend to declare distributions based on monthly record dates established by our board of directors and to pay such distributions on a monthly basis.

Our distribution policy will be set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date. Our board of directors may also authorize distributions in the form of shares or effect share splits. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share for each class of our common stock. We then calculate each stockholder’s specific distribution amount for the month using applicable record and declaration dates, and your distributions begin to accrue on the date you are admitted as a stockholder.

Distributions are made on all classes of our common stock at the same time. Amounts distributed will be allocated among each class in proportion to the number of shares of each class outstanding. Amounts distributed to each class will be allocated among our stockholders in such class in proportion to their shares. We have not established limits on the amount of funds we may use from any available sources to make distributions. The per share amount of distributions on Class FA shares, Class A shares, Class T shares, Class D shares, Class I shares and Class E shares will likely differ because of different class-specific distribution and stockholder servicing fees that are deducted from the gross distributions for each share class.

To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. Generally, income distributed to stockholders will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. The discretion of our board of directors is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, from offering proceeds, from borrowings, the sale of or repayment under our assets or expense support from the Advisor and the Sub-Advisor, and we have no limits on the amounts we may pay from such sources. We may also fund our distributions with proceeds from our private offering. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including how quickly we invest the proceeds from our private offering or future offerings and the performance of our investments, including our real estate credit portfolio. Funding distributions from borrowings or the sale of or repayment under our assets will result in us having less funds available to acquire real estate credit or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows.

Under the MGCL, our board of directors may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan whereby stockholders will have their cash distributions automatically reinvested in additional shares unless they opt-out or terminate their participation; provided that, stockholders who are clients of certain participating broker-dealers that do not permit automatic enrollment must opt-in to participate. Any cash distributions attributable to the class or classes of shares owned by participants in our distribution reinvestment plan will be immediately reinvested in our shares of the same class attributable to the distributions on behalf of the participants on the business day such distribution would have been paid to such stockholder.

The per share purchase price for shares purchased pursuant to our distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable, which will generally be the most recently determined and published net asset value per share of the applicable class of shares, and not based on the price at which you initially purchased your shares. Stockholders will not pay upfront selling commissions or Managing Dealer fees when purchasing shares pursuant to our distribution reinvestment plan. The distribution and stockholder servicing fees with respect to Class T shares and Class D shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under our distribution reinvestment plan. Shares acquired under our distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in our private offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that written notice of any material amendment is sent to participants at least 30 days prior to the effective date of that amendment. In addition, we may suspend or terminate our distribution reinvestment plan for any reason at any time upon 30 days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in our distribution reinvestment plan at any time by written instructions to that effect to the reinvestment agent. To be effective on a distribution payment date, the notice of termination must be received by the reinvestment agent at least 15 days before the record date fixed by our board of directors for that distribution payment date; otherwise, such termination will be effective with respect to any subsequent distribution payment date.

Our transfer agent will provide on a quarterly basis to each participant in our distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, and (3) the per share purchase price for such shares. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.

Liquidity Strategy

In our perpetual-life structure, investors may request that we repurchase their shares on a quarterly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular quarter in our discretion. While we may consider a liquidity event at any time in the future, we are not obligated by our charter or otherwise to effect a liquidity event at any time.

Certain Provisions of Maryland Law and Our Charter and Bylaws

The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. Copies of our charter and bylaws are filed as exhibits to this Registration Statement and should be reviewed for complete information concerning the rights, privileges, and obligations of investors in our company.

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established by our board of directors but that the number may not be less than three. Our bylaws further provide that the number may not be more than 11. Our charter provides that, at such time as we become eligible to elect to be subject to Section 3-804(c) of the MGCL and except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Our bylaws provide that, until such time as we become eligible to elect to be subject to Section 3-804 (c) of the MGCL, any vacancy on our board of directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum; any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board of directors; and any individual so elected as director will serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors at any annual meeting. Directors are elected by a majority of the votes cast by stockholders entitled to vote who are present in person or by proxy at an annual meeting of stockholders at which a quorum is present.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more director(s), any director or the entire board of directors may be removed by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the power of our board of directors to fill vacancies on our board of directors, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and may preclude stockholders from filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation or share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person, including CNL, Balbec, the Managing Dealer, the Advisor and the Sub-Advisor, provided that such business combination is first approved by our board of directors, and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person as described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.

We cannot assure you, however, that our board of directors will not opt to be subject to such business combination provisions in the future. However, an alteration or repeal of the resolution described above will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal. If our board of directors opted back into the business combination statute or failed to first approve a business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

●	a classified board;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of the directors;

●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected in our charter that, at such time as we become eligible to make a Subtitle 8 election and except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directors, provided that the number is not less than three.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held on a date and at a time and place set by our board of directors. The chairman of our board of directors, our chief executive officer, our president or a majority of our board of directors may call a special meeting of our stockholders. A special meeting of our stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast not less than 10% of all the votes entitled to be cast on any matter that may be properly considered at a meeting of stockholders.

Amendments to Our Charter and Bylaws

Our charter generally may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of the stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter. However, our board of directors, without stockholder approval, has the power under our charter to amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue. See “Item 11. Description of Registrant’s Securities to be Registered—Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock” and “—Power to Reclassify Unissued Shares of Our Stock.”

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws and that has supplied the information required by our bylaws about each individual whom the stockholder proposes to nominate for election of directors or (3) provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If a person makes a tender offer that does not comply with such provisions, we may elect to grant tendering stockholders a rescission right with respect to their tendered shares. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL is rescinded, or if we opt into the business combination provisions of the MGCL or our board of directors fails to first approve a business combination, or our board of directors were to approve our election to be subject to any provisions of Subtitle 8 of Title 3 of the MGCL to which we are eligible to be subject but are not currently subject, these provisions of the MGCL could have similar anti-takeover effects.

Interested Director and Officer Transactions

Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, if:

●	the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of our board, and our board or committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

●	the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation or other entity; or

●	the contract or transaction is fair and reasonable to us.

We have adopted a policy that requires all contracts and transactions between us or any of our subsidiaries, on the one hand, and any of our directors or named executive officers or any entity in which such director or named executive officer is a director or has a material financial interest, on the other hand, to be approved by the affirmative vote of a majority of the disinterested directors, even if less than a quorum. Where appropriate in the judgment of the disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although our board of directors will have no obligation to do so.

Exclusive Forum

Our charter contains a provision designating, unless we consent in writing to an alternative forum, the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, as the sole and exclusive forum for (1) any Internal Corporate Claim, as such term is defined in the MGCL, other than any action arising under federal securities laws, including, without limitation, (i) any derivative action or proceeding, brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or our stockholders or (iii) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, or (2) any other action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine of Maryland law. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Springing Charter Provisions in the Event of an Initial Public Offering

In the future, we may conduct an initial public offering of our common stock without any action by the stockholders. Because shares of our common stock are not listed on a national securities exchange, and are not expected to be listed in connection with a future public offering of shares of our common stock, we would be required to register an initial public offering with the state securities administrators in each state in which we desired to offer securities for sale. In offerings that are subject to their regulation, most states hold real estate investment trusts to the standards set forth in the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”). As a result, our current charter includes a number of “springing” provisions that are required by the NASAA REIT Guidelines and will come into effect only upon the commencement of an initial public offering. Stockholders subscribing in our private offering also will grant an irrevocable proxy to certain of our officers for the purpose of approving charter amendments required by the NASAA REIT Guidelines or by state securities administrators in connection with requirements for an initial public offering. These provisions are substantially the same as the current requirements under our governance guidelines, but also contain requirements as to suitability of new investors in a public offering. In addition, because these provisions are in our charter, they can only be amended with the approval of holders of a majority of the outstanding shares of our common stock.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision and eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation or in any proceeding charging improper personal benefit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

●	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

●	any present or former director or officer who is made, or threatened to be made, a party to or witness in the proceeding by reason of his or her service in that capacity; or

●	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust or employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee and who is made, or threatened to be made, a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter also permits us, with the approval of our board of directors, to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above or any employee or agent of our company or a predecessor of our company.

Notwithstanding the above, our charter provides that we may not indemnify a director, the Advisors or any of our or the Advisors’ affiliates for any liability or loss suffered by any of them, or hold any of them harmless for any loss or liability suffered by us, unless such person has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, such person was acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by any of our non-independent directors, the Advisors or any of our or the Advisors’ affiliates or gross negligence or willful misconduct by any of our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

In addition, we intend to enter into indemnification agreements with each of our directors and executive officers providing for the indemnification by us for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against our directors and executive officers in their capacities as such. Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

See “Index to Financial Statements” on page F-1 of this Registration Statement.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES.

None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements

See “Index to Financial Statements” on page F-1 of this Registration Statement.

Exhibit No.	Description
3.1*	Articles of Amendment and Restatement of CNL Strategic Residential Credit, Inc.
3.2*	Bylaws of CNL Strategic Residential Credit, Inc.
4.1*	Distribution Reinvestment Plan of CNL Strategic Residential Credit, Inc.
4.2*	Share Repurchase Plan of CNL Strategic Residential Credit, Inc.
10.1*	Advisory Agreement by and between CNL Strategic Residential Credit, Inc. and CNL Residential Credit Manager, LLC, dated as of March 10, 2025
10.2*	Sub-Advisory Agreement by and among CNL Strategic Residential Credit, Inc., CNL Residential Credit Manager, LLC and Balbec Capital Management, L.P., dated as of March 10, 2025
10.3*	Administrative Services Agreement by and between CNL Strategic Residential Credit, Inc. and CNL Residential Credit Manager, LLC
10.4*	Expense Support and Conditional Reimbursement Agreement by and among CNL Strategic Residential Credit, Inc., CNL Residential Credit Manager, LLC and Balbec Capital Management, L.P.
10.5**	Amended and Restated Placement Agent Agreement by and between CNL Strategic Residential Credit, Inc. and CNL Securities Corp.
10.6**	Form of Participating Broker-Dealer Agreement
10.7*	Distribution and Stockholder Servicing Plan
10.8*	Form of Indemnification Agreement
10.9**	Amended and Restated Escrow Agreement
10.10*	Form of Stock Purchase Agreement between among CNL Strategic Residential Credit, Inc. and CNL Residential Credit Manager, LLC
10.11*	Form of Stock Purchase Agreement between among CNL Strategic Residential Credit, Inc. and Balbec Capital Holdings, L.P.
10.12*	Form of Master Servicing Agreement by and between PRP Advisors, LLC and CNL Strategic Residential Credit, Inc.
10.13*	Service Agreement dated as of May 29, 2025, by and between CNL Capital Markets LLC and CNL Residential Credit Manager, LLC
21.1*	Subsidiaries of CNL Strategic Residential Credit, Inc.

___________________ * Previously filed ** Filed herewith

KPMG LLP
Suite 1000
620 S. Tryon Street
Charlotte, North Carolina 28202-1842

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

CNL Strategic Residential Credit, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of CNL Strategic Residential Credit, Inc. (the Company) as of March 31, 2025 and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2025.

Charlotte, North Carolina

May 22, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

CNL Strategic Residential Credit, Inc.

Balance Sheets

ASSETS	June 30, 2025 (unaudited)	March 31, 2025
Cash and cash equivalents	$200,000	$199,985
Receivable	$—	$15
Total assets	$200,000	$200,000

LIABILITIES & EQUITY
Total liabilities	$—	$—
Commitments and contingencies (Note 5)	$—	$—
Common stock – Class E shares, $0.001 par value per share, 8,000 shares issued and outstanding as of June 30, 2025 and March 31, 2025, respectively	$8	$8
Additional paid-in capital	$199,992	$199,992
EQUITY
Total equity	$200,000	$200,000
Total liabilities and equity	$200,000	$200,000

See accompanying notes to financial statements.

CNL Strategic Residential Credit, Inc.

Notes on Financial Statements

1. Organization and Business Purpose

CNL Strategic Residential Capital, Inc. (the “Company”) is a Maryland corporation formed on January 21, 2025 (the “Formation Date”). The Company is externally managed by CNL Residential Credit Manager, LLC, its Advisor, an affiliate of its sponsor (the “Advisor”), and by Balbec Capital Management, L.P., its Sub-Advisor, an affiliate of Balbec Capital, L.P. (the “Sub-Advisor” and together with the Advisor, the “Advisors”). The Advisors are registered as investment advisers under the Investment Advisors Act of 1940, as amended.

The Company has entered into an Advisory Agreement (as the same may be amended or restated from time to time, the “Advisory Agreement”) with the Advisor, pursuant to which the Advisor is responsible for the overall management of the Company’s activities. The Company has also entered into an administration agreement (as the same may be amended or restated from time to time, the “Administrative Services Agreement”) with the Advisor, pursuant to which the Advisor will provide certain office administrative services to the Company. The Company and the Advisor have entered into a Sub-Advisory Agreement (as the same may be amended or restated from time to time, the “Sub-Advisory Agreement”) with the Sub-Advisor, pursuant to which the Sub-Advisor is responsible for the day-to-day management of the Company’s assets.

The Company’s investment strategy is to acquire, finance and manage a diversified portfolio of primarily U.S. performing and re-performing whole loan mortgages, mortgage servicing rights (“MSRs”) and residential mortgage-backed securities (“RMBS”).

On March 26, 2025 (date of capitalization), the Company was capitalized with $100,000 investment by the Advisor and $100,000 by an affiliate of the Sub-Advisor. As of June 30, 2025 (unaudited), the Company has neither purchased nor contracted to purchase any investments.

2. Summary of Significant Accounting Policies

The Company believes the following significant accounting policies, among others, affect its more significant estimates and assumptions used in the preparation of the financial statements.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company. Separate statements of operations, comprehensive income, shareholder’s equity, and cash flows have not been presented because the Company has not commenced operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the balance sheet and the reported amounts of revenues. Actual results may ultimately differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents represent cash held in banks, cash on hand, and liquid investments with original maturities of three months or less. The Company may have bank balances in excess of federally insured amounts; however, the Company deposits its cash and cash equivalents with high credit-quality institutions to minimize risk. The Company had $200,000 in cash and equivalents as of June 30, 2025 (unaudited) and March 31, 2025, respectively.

Organization and Offering Expenses

The Advisor and Sub-Advisor have agreed to advance organization and offering expenses associated with one or more of its offerings, including its initial private offering (including legal, accounting, and other expenses attributable to the organization, but excluding upfront selling commissions, dealer manager fees and shareholder servicing fees) and certain of the Company’s operating expenses that the Advisor and Sub-Advisor incur on behalf of the Company. The Company will reimburse the Advisor and Sub-Advisor for all such advanced expenses.

As of June 30, 2025 (unaudited) and March 31, 2025, the Advisor and its affiliates have incurred organization and offering expenses on the Company’s behalf of approximately $405,118 and $1,246, respectively. These organization and offering expenses are not recorded on the accompanying balance sheets because such costs are not the Company’s liability until the date on which operations commence. When recorded by the Company, organizational expenses and operating expenses will be expensed as incurred, and offering expenses will be charged to shareholders’ equity. Any amount due to the Advisor but not paid will be recognized as a liability on the balance sheet.

Income Taxes

The Company intends to make an election to be taxed as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes and generally will not be subject to U.S. federal corporate income taxes on its taxable income to the extent it distributes 90% of its taxable income to its shareholders. The Company also intends to operate its business in a manner intended to allow it to remain excluded from registration as an investment company under the Investment Company Act.

The Company has not yet filed its initial tax return.

3. Equity

As of January 15, 2025, the Company was authorized to issue 1,000,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), currently classified as Class T common stock, $0.001 par value per share (the “Class T shares”), Class D common stock, $0.001 par value per share (the “Class D shares”), Class I common stock, $0.001 par value per share (the “Class I shares”), Class A common stock, $0.001 par value per share (the “Class A shares”), Class FA common stock, $0.001 par value per share (the “Class FA shares”) and Class E common stock, $0.001 par value per share (the “Class E shares”).

4. Related Party Transactions

As of June 30, 2025 (unaudited) and March 31, 2025, the Advisor and an affiliate of the Sub-Advisor have purchased $200,000 of Class E shares.

5. Commitments and Contingencies

As of June 30, 2025 (unaudited) and March 31, 2025, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.

6. Subsequent Events

The Company evaluated events subsequent to March 31, 2025 through May 22, 2025, the date the financial statements were available to be issued. For the unaudited financial statement, the Company evaluated events subsequent to June 30, 2025 through July 16, 2025, the date on which the consolidated unaudited financial statements were available to be issued. Other than those items previously disclosed, no other events have occurred that require consideration as adjustments to, or disclosures in, the financial statements.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CNL STRATEGIC RESIDENTIAL CREDIT, INC.

By:	/s/ Chirag J. Bhavsar
CHIRAG J. BHAVSAR
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Tammy J. Tipton
TAMMY J. TIPTON
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: July 16, 2025